                                                   Filed Pursuant to Rule 424b2
                                                     Registration No. 333-30974

          Prospectus Supplement to Prospectus dated February 23, 2000.

                                 $1,500,000,000

                             (Delta Air Lines Logo)

                    Pass Through Certificates, Series 2000-1

                             ----------------------

     This prospectus supplement relates to new pass through certificates to be issued by four separate pass through trusts formed by Delta Air Lines, Inc. Each pass through certificate will represent an interest in a pass through trust. The proceeds from the sale of pass through certificates will be used by the trusts to acquire equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of pass through certificates of such trust. The pass through certificates do not represent interests in or obligations of Delta or any of its affiliates. The pass through certificates will not be listed on any national securities exchange.

     The equipment notes will be issued for each of 44 Boeing aircraft delivered new to Delta from January, 1999 through October, 2000. The equipment notes issued for each aircraft will be secured by a security interest in the related aircraft. Interest on the equipment notes will be payable semiannually on each May 18 and November 18, beginning May 18, 2001. Principal payments on the equipment notes held for the Class A-1 Certificates will be scheduled for payment on May 18 and November 18 in certain years, beginning on May 18, 2001 and ending on May 18, 2010. The entire principal of the equipment notes held for the Class A-2 and Class B Certificates will be scheduled for payment on November 18, 2010. The entire principal of the equipment notes held for the Class C Certificates will be scheduled for payment on November 18, 2005.

     The Class A-1 and Class A-2 Certificates will rank equally in right to distributions and rank senior in right to distributions to the other Certificates. The Class B Certificates will rank junior in right to distributions to the Class A-1 and Class A-2 Certificates and will rank senior in right to distributions to the Class C Certificates. The Class C Certificates will rank junior in right to distributions to the other Certificates.

     Westdeutsche Landesbank Girozentrale, New York Branch, will provide a separate liquidity facility for each class of pass through certificates. Each liquidity facility will be in an amount sufficient to make three semiannual interest distributions on the related class of pass through certificates.

INVESTING IN THE PASS THROUGH CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-12.

                                                                 FACE        INTEREST    FINAL EXPECTED     PRICE TO
PASS THROUGH CERTIFICATES                                       AMOUNT         RATE     DISTRIBUTION DATE   PUBLIC(1)
-------------------------                                   --------------   --------   -----------------   ---------
Class A-1.................................................  $  341,094,000    7.379%      May 18, 2010         100%
Class A-2.................................................     738,136,000    7.570     November 18, 2010      100
Class B...................................................     182,497,000    7.920     November 18, 2010      100
Class C...................................................     238,273,000    7.779     November 18, 2005      100

---------------
(1) Plus accrued interest, if any, from the date of issuance.

     The underwriters will purchase all of the pass through certificates if any are purchased. The aggregate proceeds from the sale of the pass through certificates will be $1,500,000,000. Delta will pay the underwriters a commission of $9,750,000. Delivery of the pass through certificates in book-entry form only will be made on or about November 16, 2000 against payment in immediately available funds.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               Joint Bookrunners

GOLDMAN, SACHS & CO.                                  MORGAN STANLEY DEAN WITTER

                              Joint Lead Managers

CHASE SECURITIES INC.                                       SALOMON SMITH BARNEY

                                  Co-Managers

BANC OF AMERICA SECURITIES LLC CREDIT LYONNAIS SECURITIES THE WILLIAMS CAPITAL GROUP, L.P.
BNY CAPITAL MARKETS, INC.   GUZMAN & COMPANY  TOKYO-MITSUBISHI INTERNATIONAL PLC

                 Prospectus Supplement dated November 7, 2000.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the pass through certificates that we are currently offering, and (b) the accompanying prospectus, which provides general information about our pass through certificates, some of which may not apply to the pass through certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

     We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The Index of Terms attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

     At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents below. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

     This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent Delta's expectations or beliefs concerning future events. When used in this prospectus supplement and the accompanying prospectus, the words "expects", "plans", "anticipates" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus supplement are based upon information available to us on the date of this prospectus supplement. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to the Form 10-K for the fiscal year ended June 30, 2000.

                             ----------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                            PAGE
                                            ----
PRESENTATION OF INFORMATION...............   S-i
PROSPECTUS SUPPLEMENT SUMMARY.............   S-1
EQUIPMENT NOTES AND THE AIRCRAFT..........   S-2
LOAN TO AIRCRAFT VALUE RATIOS.............   S-3
CASH FLOW STRUCTURE.......................   S-4
THE OFFERING..............................   S-5
SUMMARY FINANCIAL AND OPERATING DATA......  S-10
CONSOLIDATED RATIOS OF EARNINGS TO FIXED
  CHARGES.................................  S-11
RISK FACTORS..............................  S-12
  Appraisals and Realizable Value of
     Aircraft.............................  S-12
  Repossession............................  S-12
  Priority of Distributions;
     Subordination........................  S-12
  Control Over Collateral; Sale of
     Collateral...........................  S-13
  Ratings of the Certificates.............  S-13
  No Protection Against Highly Leveraged
     or Extraordinary Transactions........  S-14
  Limited Ability to Resell the
     Certificates.........................  S-14
THE COMPANY...............................  S-14
USE OF PROCEEDS...........................  S-14
DESCRIPTION OF THE CERTIFICATES...........  S-15
  General.................................  S-15
  Distribution of Payments on Equipment
     Notes................................  S-16
  Subordination...........................  S-18
  Pool Factors............................  S-18
  Reports to Certificateholders...........  S-19
  Indenture Events of Default and Certain
     Rights upon an Indenture Event of
     Default..............................  S-20
  Purchase Rights of Certificateholders...  S-22
  PTC Event of Default....................  S-22
  Merger, Consolidation and Transfer of
     Assets...............................  S-23
  Modification of the Pass Through Trust
     Agreements and Certain Other
     Agreements...........................  S-23
  Possible Issuance of Series D Equipment
     Notes................................  S-25
  Termination of the Trusts...............  S-26
  The Trustees............................  S-26
  Book-Entry Registration; Delivery and
     Form.................................  S-26

                                            PAGE
                                            ----
DESCRIPTION OF THE LIQUIDITY FACILITIES...  S-27
  General.................................  S-27
  Drawings................................  S-27
  Replacement of Liquidity Facilities.....  S-28
  Reimbursement of Drawings...............  S-30
     Interest Drawings and Final
       Drawings...........................  S-30
     Downgrade Drawings and Non-Extension
       Drawings...........................  S-31
  Liquidity Events of Default.............  S-31
  Liquidity Provider......................  S-32
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT...............................  S-32
  Intercreditor Rights....................  S-32
     General..............................  S-32
     Controlling Party....................  S-32
     Sale of Equipment Notes or
       Aircraft...........................  S-33
  Priority of Distributions...............  S-34
     Before a Triggering Event............  S-34
     After a Triggering Event.............  S-35
  Addition of Trustee for Class D
     Certificates.........................  S-37
  The Subordination Agent.................  S-38
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS..............................  S-38
  The Aircraft............................  S-38
  The Appraisals..........................  S-39
DESCRIPTION OF THE EQUIPMENT NOTES........  S-40
  General.................................  S-40
  Subordination...........................  S-40
  Principal and Interest Payments.........  S-41
  Redemption..............................  S-41
  Security................................  S-42
  Loan to Value Ratios of Equipment
     Notes................................  S-42
  Defeasance..............................  S-43
  Limitation of Liability.................  S-43
  Indenture Events of Default, Notice and
     Waiver...............................  S-43
  Remedies................................  S-44
  Modification of Indentures..............  S-46
  Indemnification.........................  S-46
  Certain Provisions of the Indentures....  S-46
     Maintenance and Operation............  S-46
     Registration, Leasing and
       Possession.........................  S-47
     Liens................................  S-48

                                            PAGE
                                            ----
     Insurance............................  S-48
     Events of Loss.......................  S-49
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...  S-50
  General.................................  S-51
  Sales of Certificates...................  S-52
  Effect of Subordination on Subordinated
     Certificate Owners...................  S-52
  Bond Premium............................  S-52
  Original Issue Discount.................  S-53
  Certain Federal Income Tax Consequences
     to Foreign Certificateholders........  S-53
  Backup Withholding......................  S-53
CERTAIN CONNECTICUT TAXES.................  S-54

                                            PAGE
                                            ----
CERTAIN ERISA CONSIDERATIONS..............  S-54
  General.................................  S-54
  Plan Assets Issues......................  S-55
  Prohibited Transaction Exemptions.......  S-55
  Special Considerations Applicable to
     Insurance Company General Accounts...  S-56
UNDERWRITING..............................  S-57
LEGAL OPINIONS............................  S-59
EXPERTS...................................  S-59
APPENDIX I: INDEX OF TERMS................   I-1
APPENDIX II: APPRAISAL LETTERS............  II-1
APPENDIX III: EQUIPMENT NOTE PRINCIPAL
  PAYMENTS................................  III-1
APPENDIX IV: LOAN TO VALUE RATIOS OF
  EQUIPMENT NOTES.........................  IV-1

                                   PROSPECTUS

                                            PAGE
                                            ----
About This Prospectus.....................     1
Delta Air Lines, Inc......................     1
General Outline...........................     1
Use of Proceeds...........................     2
Consolidated Ratios of Earnings to Fixed
  Charges.................................     3
Description of the Certificates...........     3
Description of the Equipment Notes........    17

                                            PAGE
                                            ----
Certain United States Federal Income Tax
  Consequences............................    24
ERISA Considerations......................    27
Plan of Distribution......................    27
Validity of the Certificates..............    28
Experts...................................    28
Where You Can Find More Information.......    29

                             ----------------------

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following is a summary and does not contain all of the information that may be important to you. You should read the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed by Delta with the Securities and Exchange Commission that are considered to be part of the prospectus. See "Where You Can Find More Information" in the prospectus. Unless otherwise indicated, "we", "us", "our" and similar terms, as well as references to "Delta", refer to Delta Air Lines, Inc.

                 SUMMARY OF TERMS OF PASS THROUGH CERTIFICATES

                               CLASS A-1           CLASS A-2            CLASS B             CLASS C
                             CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                           -----------------   -----------------   -----------------   -----------------
Aggregate face amount....    $341,094,000        $738,136,000        $182,497,000        $238,273,000
Ratings:
Moody's..................         Aa2                 Aa2                 Aa3                 A3
Standard & Poor's........         AAA                 AAA                 AA-                  A
Initial loan to Aircraft
  value ratio
  (cumulative)(1)........        47.0%               47.0%               54.9%               65.3%
Expected maximum loan to
  Aircraft value ratio
  (cumulative)...........        47.0%               47.0%               56.5%               68.2%
Expected principal
  distribution window (in
  years).................      0.5 - 9.5             10.0                10.0                 5.0
Initial average life (in
  years).................         5.2                10.0                10.0                 5.0
Regular Distribution
  Dates..................     May 18 and          May 18 and          May 18 and          May 18 and
                              November 18         November 18         November 18         November 18
Final expected Regular
  Distribution Date......    May 18, 2010      November 18, 2010   November 18, 2010   November 18, 2005
Final Legal Distribution
  Date...................  November 18, 2011     May 18, 2012        May 18, 2012        May 18, 2007
Minimum denomination.....       $1,000              $1,000              $1,000              $1,000
Section 1110
  protection.............         Yes                 Yes                 Yes                 Yes
Liquidity Facility
  coverage...............    3 semiannual        3 semiannual        3 semiannual        3 semiannual
                               interest            interest            interest            interest
                               payments            payments            payments            payments

---------------
(1) The initial aggregate appraised value of the Aircraft is $2,296,803,333. See "Loan To Aircraft Value Ratios" in this prospectus supplement summary for the method we used in calculating the loan to Aircraft value ratios.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The Trusts will hold secured Equipment Notes issued for each of 44 Boeing aircraft, consisting of 20 Boeing 737-832 aircraft, 18 Boeing 757-232 aircraft and 6 Boeing 767-332ER aircraft. All of the Aircraft have been delivered to and are being operated by Delta. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is information about the Aircraft and the Equipment Notes for those Aircraft.

                                           MANUFACTURER'S    REGISTRATION      DATE       APPRAISED BASE    PRINCIPAL AMOUNT OF
AIRCRAFT TYPE                              SERIAL NUMBER        NUMBER       DELIVERED       VALUE(1)         EQUIPMENT NOTES
-------------                              --------------    ------------    ---------    --------------    -------------------
Boeing 737-832...........................      29624         N376DA          01/14/99     $  39,520,000       $   25,891,947
Boeing 737-832...........................      29625         N377DA          05/10/99        40,180,000           26,067,464
Boeing 737-832...........................      30265         N378DA          08/13/99        40,680,000           26,671,768
Boeing 737-832...........................      30349         N379DA          08/23/99        40,680,000           26,672,699
Boeing 737-832...........................      30266         N380DA          09/20/99        40,850,000           26,786,679
Boeing 737-832...........................      30350         N381DN          09/13/99        40,850,000           26,786,028
Boeing 737-832...........................      30345         N382DA          10/12/99        41,010,000           26,893,646
Boeing 737-832...........................      30346         N383DN          10/19/99        41,010,000           26,894,297
Boeing 737-832...........................      30347         N384DA          11/22/99        41,180,000           27,008,851
Boeing 737-832...........................      30348         N385DN          11/19/99        41,180,000           27,008,573
Boeing 737-832...........................      30373         N386DA          12/20/99        41,340,000           27,116,391
Boeing 737-832...........................      30374         N387DA          01/14/00        41,510,000           27,230,129
Boeing 737-832...........................      30375         N388DA          02/01/00        41,600,000           27,290,744
Boeing 737-832...........................      30376         N389DA          04/15/00        41,770,000           27,138,566
Boeing 737-832...........................      30536         N390DA          04/28/00        41,770,000           27,140,056
Boeing 737-832...........................      30560         N391DA          05/08/00        41,860,000           27,199,680
Boeing 737-832...........................      30561         N392DA          05/30/00        41,860,000           27,202,196
Boeing 737-832...........................      30377         N393DA          06/30/00        41,940,000           27,257,604
Boeing 737-832...........................      30562         N394DA          06/29/00        41,940,000           27,257,490
Boeing 737-832...........................      30773         N395DN          07/17/00        42,600,000           27,318,032

Boeing 757-232...........................      29728         N696DL          01/27/99        51,816,667           33,949,837
Boeing 757-232...........................      30318         N697DL          08/01/99        52,740,000           34,577,434
Boeing 757-232...........................      29911         N698DL          08/31/99        52,816,667           34,631,205
Boeing 757-232...........................      29970         N699DL          09/13/99        52,950,000           34,720,200
Boeing 757-232...........................      30337         N6700           09/24/99        52,906,667           34,693,111
Boeing 757-232...........................      30187         N6701           10/07/99        53,150,000           34,854,245
Boeing 757-232...........................      30188         N6702           11/20/99        53,256,667           34,929,371
Boeing 757-232...........................      30234         N6703D          01/21/00        54,676,667           35,868,179
Boeing 757-232...........................      30396         N6704Z          04/04/00        55,216,667           35,873,388
Boeing 757-232...........................      30397         N6705Y          04/07/00        55,223,333           35,878,175
Boeing 757-232...........................      30422         N6706Q          05/03/00        55,296,667           35,929,765
Boeing 757-232...........................      30395         N6707A          05/31/00        55,320,000           35,949,008
Boeing 757-232...........................      30480         N6708D          07/20/00        55,823,333           36,283,670
Boeing 757-232...........................      30481         N6709           08/10/00        55,883,333           36,683,050
Boeing 757-232...........................      30482         N6710E          08/28/00        55,896,667           36,691,802
Boeing 757-232...........................      30483         N6711M          09/28/00        55,990,000           36,758,367
Boeing 757-232...........................      30484         N6712B          10/02/00        56,406,667           37,035,532
Boeing 757-232...........................      30777         N6713Y          10/31/00        56,406,667           37,037,334

Boeing 767-332ER.........................      29694         N1602           01/22/99        80,280,000           52,597,818
Boeing 767-332ER.........................      29695         N1603           02/05/99        80,620,000           52,823,063
Boeing 767-332ER.........................      30180         N1604R          04/28/99        81,150,000           52,644,617
Boeing 767-332ER.........................      30198         N1605           05/27/99        81,293,333           52,744,460
Boeing 767-332ER.........................      30199         N16065          06/10/99        81,403,333           52,818,897
Boeing 767-332ER.........................      30388         N1607B          04/21/00        84,950,000           55,194,630
        Total:...........................                                                 2,296,803,333        1,500,000,000

---------------
(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base value of such Aircraft as appraised by three independent appraisal and consulting firms. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See "Description of the Aircraft and the Appraisals -- The Appraisals". An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table provides loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the issuance date of the Certificates and each November 18 Regular Distribution Date. The table is not a forecast or prediction of expected or likely LTVs, but a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

     We compiled the following table on an aggregate basis. However, the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of default remedies would not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" and Appendix IV for LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                            ASSUMED                        OUTSTANDING BALANCE(2)                               LTV(3)
                           AGGREGATE      ---------------------------------------------------------   ---------------------------
                            AIRCRAFT       CLASS A-1      CLASS A-2       CLASS B        CLASS C       CLASS A-1      CLASS A-2
DATE                        VALUE(1)      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                     --------------   ------------   ------------   ------------   ------------   ------------   ------------
November 16, 2000......  $2,296,803,333   $341,094,000   $738,136,000   $182,497,000   $238,273,000       47.0%          47.0%
November 18, 2001......   2,225,910,043    307,779,873    738,136,000    182,497,000    238,273,000       47.0           47.0
November 18, 2002......   2,155,016,752    274,465,746    738,136,000    182,497,000    238,273,000       47.0           47.0
November 18, 2003......   2,084,123,462    241,151,620    738,136,000    182,497,000    238,273,000       47.0           47.0
November 18, 2004......   2,013,230,171    207,837,493    738,136,000    182,497,000    238,273,000       47.0           47.0
November 18, 2005......   1,942,336,881    173,845,512    738,136,000    182,497,000              0       47.0           47.0
November 18, 2006......   1,871,443,590    136,374,973    738,136,000    182,497,000              0       46.7           46.7
November 18, 2007......   1,800,550,299     96,404,237    738,136,000    182,497,000              0       46.3           46.3
November 18, 2008......   1,729,657,009     56,356,403    738,136,000    182,497,000              0       45.9           45.9
November 18, 2009......   1,658,763,718     16,308,570    738,136,000    182,497,000              0       45.5           45.5
November 18, 2010......               0              0              0              0              0         NA             NA

                                   LTV(3)
                         ---------------------------
                           CLASS B        CLASS C
DATE                     CERTIFICATES   CERTIFICATES
----                     ------------   ------------
November 16, 2000......      54.9%          65.3%
November 18, 2001......      55.2           65.9
November 18, 2002......      55.5           66.5
November 18, 2003......      55.7           67.2
November 18, 2004......      56.1           67.9
November 18, 2005......      56.3             NA
November 18, 2006......      56.5             NA
November 18, 2007......      56.5             NA
November 18, 2008......      56.5             NA
November 18, 2009......      56.5             NA
November 18, 2010......        NA             NA

---------------
(1) In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised base value of each Aircraft determined as described under "Equipment Notes and the Aircraft" declines by 3% annually from the date of delivery by the manufacturer of such Aircraft. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

(2) The "pool balance" for each Class of Certificates indicates, as of any date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) We obtained the LTVs for each Class of Certificates for each November 18 Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

                              CASH FLOW STRUCTURE

     This diagram illustrates the structure for the offering of the Certificates and cash flows.

                          (Cash Flow Structure Chart)

---------------
(1) Delta will issue Series A-1, Series A-2, Series B and Series C Equipment Notes in respect of each Aircraft. The Equipment Notes with respect to each Aircraft will be subject to a separate Indenture.

(2) Separate Liquidity Facilities will be available with respect to each Class of Certificates for up to three semiannual interest distributions on the Certificates of such Class.

                                  THE OFFERING

Trusts.....................
                          The Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust each will be formed pursuant to a separate trust supplement to a basic pass through trust agreement between Delta and State Street Bank and Trust Company of Connecticut, National Association, as Trustee under each Trust.

Certificates Offered.......
                          - Class A-1 Certificates

                          - Class A-2 Certificates

                          - Class B Certificates

                          - Class C Certificates

                          Each Class of Certificates will represent fractional undivided interests in the related Trust.

Use of Proceeds............
                          The proceeds from the sale of the Certificates of each Trust will be used to acquire the Equipment Notes to be held by such Trust. The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes for general corporate purposes including, among other possible uses, the repayment of all or a portion of certain indebtedness of Delta incurred in fiscal year 1999 pursuant to a $500 million credit agreement entered into between Delta and a group of banks.

Subordination Agent,
Trustee and Loan Trustee...
                          State Street Bank and Trust Company of Connecticut, National Association.

Liquidity Provider.........
                          Initially, Westdeutsche Landesbank Girozentrale, New York Branch.

Trust Property.............
                          The property of each Trust will include:

                          - Equipment Notes acquired by such Trust;

                          - All rights of such Trust under the Intercreditor
                            Agreement described below (including all monies receivable pursuant to such rights);

                          - All monies receivable under the Liquidity Facility
                            for such Trust; and

                          - Funds from time to time deposited with the Trustee
                            in accounts relating to such Trust.

Regular Distribution
Dates......................
                          May 18 and November 18 of each year, commencing on May 18, 2001.

Record Dates...............
                          The fifteenth day preceding the related Distribution Date.

Distributions..............
                          The Trustee will distribute all payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                          Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Subject to the subordination provisions applicable to the Certificates, payments of principal, Make-Whole Amount (if any) and interest made on the Equipment Notes resulting from any early redemption of such

                          Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Intercreditor Agreement....
                          The Trusts, the Liquidity Provider and the
                          Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement states how payments made on the Equipment Notes and the Liquidity Facilities will be distributed among the Trusts and the Liquidity Provider. The Intercreditor Agreement also sets forth agreements among the Trusts and the Liquidity Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination..............
                          Under the Intercreditor Agreement, after the Liquidity Provider is reimbursed (if necessary) and certain other fees and expenses are paid, distributions on the Certificates generally will be made in the following order:

                          - First, to the holders of the Class A-1 and Class A-2
                            Certificates;

                          - Second, to the holders of the Class B Certificates;
                            and

                          - Third, to the holders of the Class C Certificates.

                          However, if Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.

Control of Loan Trustee....
                          The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing under such Indenture, subject to certain conditions, the Controlling Party will direct the Loan Trustee in taking action under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                          The Controlling Party will be:

                          - The Class A-1 Trustee or Class A-2 Trustee,
                            whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

                          - Upon payment of Final Distributions to the holders
                            of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

                          - Upon payment of Final Distributions to the holders
                            of Class A-1 and Class A-2 Certificates, the Class B Trustee;

                          - Upon payment of Final Distributions to the holders
                            of Class B Certificates, the Class C Trustee; and

                          - Under certain circumstances, and notwithstanding the
                            foregoing, the Liquidity Provider with the greatest amount owed to it.

                          In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Delta, the Controlling Party may not, without the consent of each Trustee, sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums.

Right to Buy Other Classes
of Certificates............
                          If Delta is in bankruptcy or certain other specified events have occurred, Certificateholders will have the right to buy certain other Classes of Certificates on the following basis:

                          - If either the Class A-1 or Class A-2
                            Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented.

                          - The Class B Certificateholders will have the right
                            to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates.

                          - The Class C Certificateholders will have the right
                            to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates.

                          The purchase price in each case described above will be the outstanding principal balance of the applicable Class of Certificates plus accrued and undistributed interest.

Liquidity Facilities.......
                          Under the Liquidity Facility for each Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest distributions on the applicable Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates.

                          Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                          Upon each drawing under any Liquidity Facility to pay interest distributions on any of the Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the Certificates in right of payment.

Equipment Notes
  (a) Issuer...............
                          Under each Indenture, Delta will issue Series A-1, Series A-2, Series B and Series C Equipment Notes, which will be acquired, respectively, by the Class A-1, Class A-2, Class B and Class C Trusts.

  (b) Interest.............
                          The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest on the Equipment Notes will be payable on May 18 and November 18 of each year, commencing on May 18, 2001. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  (c) Principal............
                          Amortizing Notes. Principal payments on the Series A-1 Equipment Notes are scheduled to be received in specified amounts on May 18 and

                          November 18 in certain years, commencing on May 18, 2001 and ending on May 18, 2010.

                          Bullet Maturity Notes. The entire principal amounts of the Series A-2 and Series B Equipment Notes are scheduled to be paid on November 18, 2010. The entire principal amount of the Series C Equipment Notes is scheduled to be paid on November 18, 2005.

  (d) Redemption...........
                          Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by Delta under the related Indenture. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any Make-Whole Amount. See "Description of the Equipment Notes -- Redemption".

                          Optional Redemption. Delta may elect to redeem at any time all of the Equipment Notes issued with respect to an Aircraft prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus a Make-Whole Amount. See "Description of the Equipment Notes -- Redemption".

  (e) Security.............
                          The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

                          The Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Any excess proceeds from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft.

                          By virtue of the Intercreditor Agreement, the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions in respect of a more senior Class of Certificates.

                          There will be no cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the Aircraft securing Equipment Notes that are not in default.

  (f) Section 1110
      Protection...........
                          Cadwalader, Wickersham & Taft, special counsel to Delta, will provide an opinion to the Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available with respect to each of the Aircraft.

Certain Federal Income Tax
  Consequences.............
                          The Trusts themselves will not be subject to federal income tax. Each Certificate Owner should report on its federal income tax return its pro rata share of the income from the Equipment Notes and other property held by the relevant Trust, in accordance with such Certificate Owner's method of accounting. See "Certain Federal Income Tax Consequences".

Certain ERISA
  Considerations...........
                          Each person who acquires a Certificate will be deemed to have represented that either:

                          - no assets of an employee benefit plan or an
                            individual retirement account or of any trust established under such a plan or account have been used to purchase such Certificate; or

                          - the purchase and holding of such Certificate by such
                            person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions.

                          See "Certain ERISA Considerations".

Ratings of the
Certificates...............
                          It is a condition to the issuance of the Certificates that the Certificates be rated by Moody's and Standard & Poor's at not less than the ratings set forth below:

                                       CERTIFICATES                                  MOODY'S    STANDARD & POOR'S
                                       ------------                                  --------   -----------------
                                       Class A-1...................................    Aa2             AAA
                                       Class A-2...................................    Aa2             AAA
                                       Class B.....................................    Aa3             AA-
                                       Class C.....................................     A3               A

                          A rating is not a recommendation to purchase, hold or sell Certificates; and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors -- Ratings of the Certificates".

Threshold Rating
Requirements for the                   CERTIFICATES                                    MOODY'S  STANDARD & POOR'S
Liquidity Provider.                    ------------                                    -------  -----------------
                                       Class A-1.....................................    P-1          A-1+
                                       Class A-2.....................................    P-1          A-1+
                                       Class B.......................................    P-1          A-1+
                                       Class C.......................................    P-1           A-1

Liquidity Provider
Rating.....................
                          The Liquidity Provider meets the Threshold Rating requirement for each Class of Certificates.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following table presents summary consolidated financial data and certain operating data of Delta. We derived the annual historical financial data from our audited consolidated financial statements and the notes to those financial statements. Our audited consolidated financial statements are incorporated by reference in the prospectus accompanying this prospectus supplement. The consolidated financial data include the results of ASA Holdings, Inc. and Comair Holdings, Inc. since April 1, 1999 and November 22, 1999, respectively.

                                                                                                     THREE MONTHS
                                                                                                         ENDED
                                                            YEARS ENDED JUNE 30,                     SEPTEMBER 30,
                                            ----------------------------------------------------   -----------------
                                            1996(1)    1997(2)      1998       1999     2000(3)    1999(4)   2000(5)
                                            --------   --------   --------   --------   --------   -------   -------
                                                                                                      (UNAUDITED)
                                                              (IN MILLIONS, EXCEPT OPERATING DATA)
FINANCIAL DATA:
Operating revenues........................  $ 12,418   $ 13,517   $ 14,057   $ 14,597   $ 15,888   $ 3,829   $ 4,345
Operating expenses........................    11,953     11,986     12,363     12,727     14,600     3,493     3,835
Operating income..........................       465      1,531      1,694      1,870      1,288       336       510
Interest expense, net.....................      (243)      (174)      (148)      (153)      (305)      (53)      (93)
Miscellaneous income, net(6)..............        54         58        102        109      1,300       286       (25)
Income before income taxes................       276      1,415      1,648      1,826      2,283       569       392
Income tax (provision)....................      (120)      (561)      (647)      (725)      (914)     (225)     (159)
Net income (before cumulative effect of
  change in accounting principle, net of
  tax)....................................       156        854      1,001      1,101      1,369       344       233
Net income (after cumulative effect of
  change in accounting principle, net of
  tax)....................................       156        854      1,001      1,101      1,303       278       133
Total assets at period end................    12,226     12,741     14,603     16,750     20,566    17,417    21,805
Long-term debt and capital leases
  (excluding current maturities) at end of
  period..................................     2,175      1,797      1,782      1,952      4,525     2,455     4,602
OPERATING DATA:
Revenue passengers enplaned (thousands)...    91,341    101,147    104,148    106,902    116,595    28,519    31,131
Available seat miles (millions)(7)........   130,751    136,821    140,149    144,003    151,913    38,347    40,155
Revenue passenger miles (millions)(8).....    88,673     97,758    101,136    104,575    110,347    28,680    30,643
Operating revenue per available seat
  mile....................................      9.50c      9.88c     10.03c     10.14c     10.46c     9.99c    10.82c
Passenger mile yield(9)...................     13.19c     12.98c     13.03c     13.09c     13.48c    12.53c    13.22c
Operating cost per available seat mile....      9.14c      8.76c      8.82c      8.84c      9.61c     9.11c     9.55c
Passenger load factor(10).................      67.8%      71.4%      72.2%      72.6%      72.6%     74.8%     76.3%
Breakeven passenger load factor...........      65.1%      62.8%      62.9%      62.7%      66.4%     67.8%     66.7%

---------------
 (1) Includes $829 million in pretax restructuring and other nonrecurring charges.
 (2) Includes $52 million in pretax restructuring and other nonrecurring charges.
 (3) Includes pretax income of $574 million, net of nonrecurring items.
 (4) Includes $149 million in pretax, nonrecurring charges comprised of asset impairment losses and costs to streamline certain operations.
 (5) Includes pretax, unusual charges of $73 million, net.
 (6) Includes interest income and, for the quarter ended September 30, 1999, pretax gains of $252 million from the sale of our equity investment in Singapore Airlines and a portion of our equity investment in priceline.com. Also included, for the quarter ended September 30, 2000, are pretax charges of $66 million related to the adoption of Statement of Financial Accounting Standards No. 133, offset by a $16 million one-time gain related to our equity investment in WORLDSPAN, L.P.
 (7) "Available seat miles" is a measure of capacity which is calculated by multiplying the total number of seats available for transporting passengers by the total number of miles flown during a reporting period.
 (8) "Revenue passenger mile" means one revenue-paying passenger transported one mile.
 (9) "Passenger mile yield" means the amount of passenger revenue earned per revenue passenger mile during a reporting period.
(10) "Passenger load factor" is a measure of aircraft utilization which is calculated by dividing revenue passenger miles by available seat miles for a reporting period.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                     THREE MONTHS ENDED
        YEARS ENDED JUNE 30,            SEPTEMBER 30,
  --------------------------------   -------------------
  1996   1997   1998   1999   2000     1999       2000
  ----   ----   ----   ----   ----   --------   --------
                                         (UNAUDITED)
  1.43   3.05   3.41   3.45   3.35     3.75       2.45

     Earnings represent:

     - income before income taxes, excluding the cumulative effect of accounting changes;

     plus

     - fixed charges, excluding capitalized interest and interest offset on the Guaranteed Serial ESOP Notes of the Delta Family-Care Savings Plan, which are guaranteed by Delta.

     Fixed charges include:

     - interest whether expensed or capitalized, including gross interest on the Guaranteed Serial ESOP Notes;

     - amortization of debt issuance costs; and

     - one-half of rental expense, except for the years ended June 30, 1997 and 1996, where one-third of the rentals were included in fixed charges. Management of Delta believes this is representative of the interest factor in those periods.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this prospectus supplement and the accompanying prospectus.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals".

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including: market and economic conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; and whether the Aircraft are sold separately or as a block. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

REPOSSESSION

     There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we will be permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist when a lessee is the subject of a bankruptcy, insolvency or similar event.

     In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the related Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination". Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received on one or more junior series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates of more junior Classes. This is because the interest that Certificates of junior Classes are expected to receive may accrue at a higher rate than interest on the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     However, if Delta is in bankruptcy or other specified defaults have occurred but Delta is continuing to meet certain of its payment obligations and the applicable loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates. This could include distributions in respect of the principal paid at maturity of the Series C Equipment Notes held in the Class C Trust.

CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under the related Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the
Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default".

     The Controlling Party will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Event of Default may be very limited, and we cannot assure you as to whether they could be sold or the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us or any Trustee.

     In addition, the Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to an Aircraft in excess of the outstanding principal amount of the related Equipment Notes will not be available to cover shortfalls, if any, on the Equipment Notes related to any other Aircraft. See "Description of the Equipment Notes -- Remedies".

RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that the Class A-1 and Class A-2 Certificates be rated not lower than Aa2 by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with

Moody's, the "Rating Agencies"), the Class B Certificates be rated not lower than Aa3 by Moody's and AA-by Standard & Poor's and the Class C Certificates be rated not lower than A3 by Moody's and A by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates and does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Delta or the Liquidity Provider) so warrant.

     The rating of each Class of the Certificates is based primarily on the default risk of the Equipment Notes held for such Class, the availability of the Liquidity Facility for the benefit of holders of such Certificates, the collateral value provided by the Aircraft securing such Equipment Notes and the subordination provisions applicable to such Certificates. The foregoing ratings address the likelihood of timely payment of interest when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances (such as an Event of Loss to an Aircraft) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Legal Distribution Date. See "Description of the Certificates".

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates.

LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to this offering, there has been no public market for the Certificates. Neither Delta nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                  THE COMPANY

     Delta is a major air carrier that provides air transportation for passengers and freight throughout the United States and around the world. Based on calendar year 1999 data, Delta is the largest United States airline in terms of aircraft departures and passengers enplaned, and the third largest United States airline as measured by operating revenues and revenue passenger miles flown. In the transatlantic market, Delta offers the most daily flight departures, serves the largest number of nonstop routes and carries more passengers than any other United States airline. We operate hubs at Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's John F. Kennedy International Airport.

     Delta is incorporated under the laws of the State of Delaware. Delta's principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and Delta's telephone number is (404) 715-2600.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates of each Trust will be used to purchase the Equipment Notes to be held by such Trust. The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes for general corporate purposes including, among other possible uses, the repayment of all or a portion of the indebtedness incurred in fiscal year 1999 when Delta entered into a credit agreement with a group of banks pursuant to which Delta borrowed $500 million to finance a portion of the cost of Delta's acquisition of ASA Holdings, Inc. The loan bears interest at LIBOR or the prime rate, at Delta's election, plus a margin that is dependent on Delta's long-term debt ratings. The interest rate for the loan as of the date of this prospectus supplement is 7.6% per annum. The loan matures on March 22, 2001, and may be repaid at any time. As of the date of this prospectus supplement, $500 million is outstanding under this credit agreement.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary of particular terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the prospectus accompanying this prospectus supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the Securities and Exchange Commission (the "Commission").

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each pass through certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four Delta Air Lines 2000-1 Pass Through Trusts: the "Class A-1 Trust", the "Class A-2 Trust", the "Class B Trust" and the "Class C Trust", and, collectively, the "Trusts". The Trusts will be formed pursuant to an amended and restated pass through trust agreement between Delta and State Street Bank and Trust Company of Connecticut, National Association, as trustee, to be dated as of the date of initial issuance of the Certificates (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust is referred to herein, respectively, as the "Class A-1 Trustee", the "Class A-2 Trustee", the "Class B Trustee" and the "Class C Trustee", and collectively as the "Trustees". The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust are referred to herein, respectively, as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates" and the "Class C Certificates". The Class A-1 Trust will purchase all of the Series A-1 Equipment Notes, the Class A-2 Trust will purchase all of the Series A-2 Equipment Notes, the Class B Trust will purchase all of the Series B Equipment Notes, and the Class C Trust will purchase all of the Series C Equipment Notes. The holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates are referred to herein, respectively, as the "Class A-1 Certificateholders", the "Class A-2 Certificateholders", the "Class B Certificateholders" and the "Class C Certificateholders", and collectively as the "Certificateholders". The sum of the initial principal balances of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

     - subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

     - the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

     - all monies receivable under the Liquidity Facility for such Trust; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate.

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form". Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof. (Section 3.01)

DISTRIBUTION OF PAYMENTS ON EQUIPMENT NOTES

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement".

     Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this prospectus supplement, payable on May 18 and November 18 of each year, commencing on May 18, 2001. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates. Each Liquidity Facility will provide an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class, any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1 Equipment Notes are scheduled to be received by the Trustee in installments on May 18 and November 18 in certain years, commencing on May 18, 2001 and ending on May 18, 2010. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on November 18, 2010; the entire principal amount of the Series B Equipment Notes is scheduled for payment on November 18, 2010; and the entire principal amount of the Series C Equipment Notes is scheduled for payment on November 18, 2005.

     Scheduled payments of interest or principal on the Equipment Notes are referred to herein as "Scheduled Payments", and May 18 and November 18 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Legal Distribution Date" for the Class A-1 Certificates is November 18, 2011, for the Class A-2 Certificates is May 18, 2012, for the Class B Certificates is May 18, 2012 and for the Class C Certificates is May 18, 2007.

     Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (15 days prior to each Regular Distribution Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under, and as defined in, any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each a "Special Distribution Date"), as described below. Any such distribution will be subject to the Intercreditor Agreement.

     The Trustee of each Trust will mail a notice to the Certificateholders of such Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the

"Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

     If any Distribution Date is a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Atlanta, Georgia, or the city and state in which the Trustee or any Loan Trustee is located (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions".

POOL FACTORS

     The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or Make-Whole Amount thereon or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool Factor for each Trust will be
1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

     The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                            CLASS A-1 TRUST               CLASS A-2 TRUST                CLASS B TRUST
                       --------------------------   ---------------------------   ---------------------------
                         SCHEDULED      EXPECTED       SCHEDULED      EXPECTED       SCHEDULED      EXPECTED
                         PRINCIPAL        POOL         PRINCIPAL        POOL         PRINCIPAL        POOL
DATE                      PAYMENTS       FACTOR        PAYMENTS        FACTOR        PAYMENTS        FACTOR
----                   --------------   ---------   ---------------   ---------   ---------------   ---------
May 18, 2001.........  $13,566,491.40   0.9602265   $          0.00   1.0000000   $          0.00   1.0000000
November 18, 2001....   19,747,635.36   0.9023315              0.00   1.0000000              0.00   1.0000000
May 18, 2002.........   13,566,491.40   0.8625581              0.00   1.0000000              0.00   1.0000000
November 18, 2002....   19,747,635.36   0.8046631              0.00   1.0000000              0.00   1.0000000
May 18, 2003.........   13,566,491.40   0.7648896              0.00   1.0000000              0.00   1.0000000
November 18, 2003....   19,747,635.36   0.7069946              0.00   1.0000000              0.00   1.0000000
May 18, 2004.........   13,566,491.40   0.6672211              0.00   1.0000000              0.00   1.0000000
November 18, 2004....   19,747,635.36   0.6093261              0.00   1.0000000              0.00   1.0000000
May 18, 2005.........   13,566,491.40   0.5695527              0.00   1.0000000              0.00   1.0000000
November 18, 2005....   20,425,489.87   0.5096704              0.00   1.0000000              0.00   1.0000000
May 18, 2006.........   13,731,360.15   0.4694136              0.00   1.0000000              0.00   1.0000000
November 18, 2006....   23,739,178.67   0.3998164              0.00   1.0000000              0.00   1.0000000
May 18, 2007.........   16,231,557.69   0.3522296              0.00   1.0000000              0.00   1.0000000
November 18, 2007....   23,739,178.67   0.2826325              0.00   1.0000000              0.00   1.0000000
May 18, 2008.........   16,308,654.55   0.2348197              0.00   1.0000000              0.00   1.0000000
November 18, 2008....   23,739,178.67   0.1652225              0.00   1.0000000              0.00   1.0000000
May 18, 2009.........   16,308,654.55   0.1174097              0.00   1.0000000              0.00   1.0000000
November 18, 2009....   23,739,178.67   0.0478125              0.00   1.0000000              0.00   1.0000000
May 18, 2010.........   16,308,570.07   0.0000000              0.00   1.0000000              0.00   1.0000000
November 18, 2010....            0.00   0.0000000    738,136,000.00   0.0000000    182,497,000.00   0.0000000

                              CLASS C TRUST
                       ---------------------------
                          SCHEDULED      EXPECTED
                          PRINCIPAL        POOL
DATE                      PAYMENTS        FACTOR
----                   ---------------   ---------
May 18, 2001.........  $          0.00   1.0000000
November 18, 2001....             0.00   1.0000000
May 18, 2002.........             0.00   1.0000000
November 18, 2002....             0.00   1.0000000
May 18, 2003.........             0.00   1.0000000
November 18, 2003....             0.00   1.0000000
May 18, 2004.........             0.00   1.0000000
November 18, 2004....             0.00   1.0000000
May 18, 2005.........             0.00   1.0000000
November 18, 2005....   238,273,000.00   0.0000000
May 18, 2006.........             0.00   0.0000000
November 18, 2006....             0.00   0.0000000
May 18, 2007.........             0.00   0.0000000
November 18, 2007....             0.00   0.0000000
May 18, 2008.........             0.00   0.0000000
November 18, 2008....             0.00   0.0000000
May 18, 2009.........             0.00   0.0000000
November 18, 2009....             0.00   0.0000000
May 18, 2010.........             0.00   0.0000000
November 18, 2010....             0.00   0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption". Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders".

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (1) and (2) below):

        (1) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

        (2) the amount of such distribution allocable to interest; and

        (3) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     As long as the Certificates are registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution

Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Section 4.03(b))

     At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver". There are no cross-default or cross-acceleration provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance whether they could be sold or as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Liquidity Provider or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, give to the Certificateholders of such Trust notice, transmitted by mail, of such default, unless such default shall have been cured or waived; provided that, except in the case of default in a payment of principal, Make-Whole Amount, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

     Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same Class:

     - if either the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented;

     - the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates;

     - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates; and

     - if the Class D Certificates are issued, the Class D Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B and Class C Certificates.

     In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

     - the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class; or

     - interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

     A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions".

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Delta will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other person unless:

     - the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

     - the successor or transferee entity shall, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to an Aircraft, be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

     - the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Indentures and the Participation Agreements; and

     - Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting Delta and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:

     - evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of Delta's obligations under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - add to the covenants of Delta for the benefit of holders of such Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or of any regulatory body;

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to the extent necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement or Liquidity Facility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any

       Liquidity Facility as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

     - provide certain information to the Trustee as required in such Pass Through Trust Agreement;

     - add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

     - provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust; and

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

provided, however, that no such supplement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting Delta and the Trustee, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility or modifying the rights of the Certificateholders of such Trust, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facility;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement; or

     - cause such Trust to become an association taxable as a corporation for U.S. Federal income tax purposes.

     If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Note Holder or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

(Section 10.01; Intercreditor Agreement, Section 8.01(b))

     Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

(Section 10.01)

     For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

     Delta may elect to issue Series D Equipment Notes in connection with some or all of the Aircraft, which would be funded from sources other than this offering. Delta may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D Delta Air Lines 2000-1 Pass Through Trust (the "Class D Trust"). Delta will not issue any Series D Equipment Notes at any time prior to the consummation of this offering. Delta's ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes would not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the trustee under the Class D Trust (the "Class D Trustee") will become a party to the Intercreditor Agreement, and the Class D Certificates would be subordinated in right of distribution to the Class A-1, Class A-2, Class B and Class C Certificates. See "Description of the Intercreditor Agreement". In addition, after the occurrence and during the continuance of a Triggering Event, the Class D Certificateholders would have certain rights to purchase the Class A-1, Class A-2, Class B and Class C Certificates. See "-- Purchase Rights of Certificateholders". If Series D Equipment Notes are issued to any person or entity other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to the provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Event of Default, to direct the Loan Trustee in taking action under the applicable Indenture. (Intercreditor Agreement, Section 8.01(c))

TERMINATION OF THE TRUSTS

     The obligations of Delta and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The Trustee's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

     With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede, the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants"). See "Description of the Pass Through
Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references in this prospectus supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     Neither Delta nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual or customary procedures governing their obligations.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The liquidity provider for each Trust (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to such Trust. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Pool Balance of the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this prospectus supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for the Trusts may differ.

DRAWINGS

     The initial amount available under the Liquidity Facility for each Trust will be as follows:

                                                               AVAILABLE
TRUST                                                           AMOUNT
-----                                                         -----------
Class A-1...................................................  $37,893,819
Class A-2...................................................   84,125,770
Class B.....................................................   21,760,942
Class C.....................................................   27,905,859

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class or any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate for such Class or for more than three semiannual installments of interest or to pay principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.06)

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Liquidity Facility; provided, however, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)). Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04)

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Delta refuses to assume or agree to perform its obligations under the Indenture related to such Equipment Note and (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.01)

REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust issued by either Rating Agency (or if such Liquidity Provider does not have a short-term unsecured debt rating issued by a given Rating Agency, the long-term unsecured debt rating of such Liquidity Provider issued by such Rating Agency) is lower than the Threshold Rating applicable to such Trust, then the Liquidity Facility for such Class may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after the Liquidity Provider receives notice of the downgrading (or within 30 days after its receipt of such notice solely in the event of a downgrading of such Liquidity Provider's short-term unsecured debt rating by Standard & Poor's from A-1+ to A-1), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade

Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.06(c))

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

     "Threshold Rating" means (i) with respect to the Class A-1 Liquidity Provider, the Class A-2 Liquidity Provider and the Class B Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1 in the case of Standard & Poor's and (ii) in the case of any person who does not have a short-term unsecured debt rating from either or both such Rating Agencies, then in lieu of such short-term unsecured debt rating from such Rating Agency or Rating Agencies, with respect to the Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and the Class B Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and AA- in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and A in the case of Standard & Poor's.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the initial issuance date of the Certificates (counting from, and including, such issuance date);

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and

     - the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.06(d))

     Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time after 5 years (or earlier upon the occurrence of certain events) to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider determines not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility, which must be acceptable to Delta, to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If a Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.06(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25%).

     "LIBOR" means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Page 3750 of the Telerate Systems Incorporated screen service (or any successor thereto), or if such service is not available, Page LIBO of the Reuters Money Service Monitor System (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

  Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in a Cash Collateral Account will be treated as follows:

     - such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings", the Base Rate) plus 2.00% per annum.

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - the acceleration of all the Equipment Notes; or

     - certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will request promptly, and the Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under such Liquidity Facility; and

     - all amounts owing to the Liquidity Provider will become immediately due and payable.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor
Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01)

     Upon the circumstances described under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for each Trust will be Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York Branch. Westdeutsche Landesbank Girozentrale has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the Commission.

INTERCREDITOR RIGHTS

  General

     The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

  Controlling Party

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees of the Trusts in the Trust Property of which are Equipment Notes constituting, in the aggregate, the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.06)

     At any time after an Indenture Event of Default has occurred and is continuing under an Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.06) See "Description of the Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class of Certificates, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the greatest amount of Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06)

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "-- Sale of Equipment Notes or Aircraft and Description of the Equipment Notes -- Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

  Sale of Equipment Notes or Aircraft

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of Delta, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold without the consent of each

Trustee, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

     The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or
(iii) certain bankruptcy or insolvency events involving Delta.

  Before a Triggering Event

     So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

     - to each Liquidity Provider to the extent required to pay Liquidity Expenses;

     - to each Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

     - to each Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

     - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates; and

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

        (a) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

        (b) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)".

  After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

     - to the Subordination Agent and any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder or the Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to each Liquidity Provider to the extent required to pay Liquidity Expenses;

     - to each Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

     - to each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (ii) if applicable with respect to any particular Liquidity Facility (unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility), to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     - to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

     - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Final Distributions on the Class A-1 Certificates and the Class A-2 Certificates in full, except that if available funds are insufficient so to pay each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of such amount;

     - to the Class B Trustee to the extent required to pay Final Distributions on the Class B Certificates in full;

     - to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full; and

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

        (a) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

        (b) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (b) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the product of
(i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes multiplied by (ii) (a) in the case of Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class A-1 Certificates and the Class A-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates, and (b) in the case of the Class B and Class C Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A-1 Certificates and the Class A-2 Certificates 47.0%, for the Class B Certificates 56.5% and for the Class C Certificates 69.0%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest distributable on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Section 8.01(c)).

THE SUBORDINATION AGENT

     State Street Bank and Trust Company of Connecticut, National Association, initially will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103,
Attention: Corporate Trust Division.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta or the Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of 20 Boeing 737-832 aircraft, 18 Boeing 757-232 aircraft and 6 Boeing 767-332ER aircraft (collectively, the "Aircraft"), all of which have been delivered new to Delta by the manufacturer. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Boeing 737-832 is a single aisle commercial jet aircraft. Seating capacity is 154 seats in Delta's standard configuration and 156 seats in Delta's Shuttle configuration. The 737-832 is deployed on Delta's North American routes, as well as to points in the Caribbean, Central America and the northern rim of South America. The 737-832 is powered by two CFM56-7B26 jet engines manufactured by CFM International, Inc.

     The Boeing 757-232 is a single aisle commercial jet aircraft. Seating capacity in Delta's configuration is 186 seats. The 757-232 is deployed on Delta's North American routes, as well as to points in Central and South America and the Caribbean. The 757-232 is powered by two PW2037 jet engines manufactured by United Technologies Corporation.

     The Boeing 767-332ER is a twin aisle commercial jet aircraft. Seating capacities are 190 and 195 seats for Delta's transatlantic configuration, which applies to the Aircraft in this transaction. The 767-332ER is powered by two CF6-80C2B6F jet engines manufactured by General Electric Company.

THE APPRAISALS

     The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. ("AISI"), Avitas, Inc. ("AVITAS") and Morten Beyer & Agnew, Inc. ("MBA", and together with AISI and AVITAS, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

                                                            APPRAISERS' VALUATIONS
REGISTRATION       AIRCRAFT             DATE        ---------------------------------------     APPRAISED
   NUMBER            TYPE            DELIVERED         AISI         AVITAS          MBA       BASE VALUE(1)
------------   -----------------   --------------   -----------   -----------   -----------   --------------
N376DA          Boeing 737-832        01/14/99      $43,650,000   $38,500,000   $39,520,000   $   39,520,000
N377DA          Boeing 737-832        05/10/99       43,890,000    39,000,000    40,180,000       40,180,000
N378DA          Boeing 737-832        08/13/99       43,780,000    39,600,000    40,680,000       40,680,000
N379DA          Boeing 737-832        08/23/99       43,780,000    39,600,000    40,680,000       40,680,000
N380DA          Boeing 737-832        09/20/99       43,900,000    39,600,000    40,850,000       40,850,000
N381DN          Boeing 737-832        09/13/99       43,890,000    39,600,000    40,850,000       40,850,000
N382DA          Boeing 737-832        10/12/99       43,930,000    40,100,000    41,010,000       41,010,000
N383DN          Boeing 737-832        10/19/99       43,950,000    40,100,000    41,010,000       41,010,000
N384DA          Boeing 737-832        11/22/99       43,980,000    40,100,000    41,180,000       41,180,000
N385DN          Boeing 737-832        11/19/99       43,980,000    40,100,000    41,180,000       41,180,000
N386DA          Boeing 737-832        12/20/99       44,040,000    40,100,000    41,340,000       41,340,000
N387DA          Boeing 737-832        01/14/00       47,030,000    40,900,000    41,510,000       41,510,000
N388DA          Boeing 737-832        02/01/00       47,060,000    40,900,000    41,600,000       41,600,000
N389DA          Boeing 737-832        04/15/00       47,190,000    41,700,000    41,770,000       41,770,000
N390DA          Boeing 737-832        04/28/00       47,220,000    41,700,000    41,770,000       41,770,000
N391DA          Boeing 737-832        05/08/00       47,330,000    41,700,000    41,860,000       41,860,000
N392DA          Boeing 737-832        05/30/00       47,280,000    41,700,000    41,860,000       41,860,000
N393DA          Boeing 737-832        06/30/00       47,340,000    41,700,000    41,940,000       41,940,000
N394DA          Boeing 737-832        06/29/00       47,330,000    41,700,000    41,940,000       41,940,000
N395DN          Boeing 737-832        07/17/00       47,350,000    42,600,000    42,030,000       42,600,000
N696DL          Boeing 757-232        01/27/99       53,530,000    47,700,000    54,220,000       51,816,667
N697DL          Boeing 757-232        08/01/99       53,840,000    48,600,000    55,780,000       52,740,000
N698DL          Boeing 757-232        08/31/99       54,070,000    48,600,000    55,780,000       52,816,667
N699DL          Boeing 757-232        09/13/99       54,240,000    48,600,000    56,010,000       52,950,000
N6700           Boeing 757-232        09/24/99       54,110,000    48,600,000    56,010,000       52,906,667
N6701           Boeing 757-232        10/07/99       54,120,000    49,100,000    56,230,000       53,150,000
N6702           Boeing 757-232        11/20/99       54,220,000    49,100,000    56,450,000       53,256,667
N6703D          Boeing 757-232        01/21/00       57,030,000    50,100,000    56,900,000       54,676,667
N6704Z          Boeing 757-232        04/04/00       57,290,000    51,100,000    57,260,000       55,216,667
N6705Y          Boeing 757-232        04/07/00       57,310,000    51,100,000    57,260,000       55,223,333
N6706Q          Boeing 757-232        05/03/00       57,410,000    51,100,000    57,380,000       55,296,667
N6707A          Boeing 757-232        05/31/00       57,480,000    51,100,000    57,380,000       55,320,000
N6708D          Boeing 757-232        07/20/00       57,650,000    52,200,000    57,620,000       55,823,333
N6709           Boeing 757-232        08/10/00       57,720,000    52,200,000    57,730,000       55,883,333
N6710E          Boeing 757-232        08/28/00       57,760,000    52,200,000    57,730,000       55,896,667
N6711M          Boeing 757-232        09/28/00       57,920,000    52,200,000    57,850,000       55,990,000
N6712B          Boeing 757-232        10/02/00       57,950,000    53,300,000    57,970,000       56,406,667
N6713Y          Boeing 757-232        10/31/00       57,950,000    53,300,000    57,970,000       56,406,667
N1602          Boeing 767-332ER       01/22/99       87,510,000    73,900,000    80,280,000       80,280,000
N1603          Boeing 767-332ER       02/05/99       87,620,000    73,900,000    80,620,000       80,620,000
N1604R         Boeing 767-332ER       04/28/99       87,450,000    74,700,000    81,300,000       81,150,000
N1605          Boeing 767-332ER       05/27/99       87,540,000    74,700,000    81,640,000       81,293,333
N16065         Boeing 767-332ER       06/10/99       87,530,000    74,700,000    81,980,000       81,403,333
N1607B         Boeing 767-332ER       04/21/00       92,570,000    79,800,000    84,950,000       84,950,000
      Total:                                                                                   2,296,803,333

---------------
(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as determined by the Appraisers.

     According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals.

     The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer or any other seller. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes certain terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures and the Participation Agreements set forth in the Prospectus. The summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements, forms of each of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

GENERAL

     Pursuant to the terms of a Participation Agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trusts will purchase from Delta the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in four series with respect to each Aircraft: the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes" (collectively, the "Equipment Notes"). Delta may elect to issue an additional series with respect to some or all of the Aircraft (the "Series D Equipment Notes"), which would be funded from sources other than this offering. See "Description of the Certificates -- Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Aircraft will be issued under a separate indenture (each, an "Indenture") between Delta and State Street Bank and Trust Company of Connecticut, National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes will be direct, full recourse obligations of Delta.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series C and, if applicable, Series D Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and, if

       Series D Equipment Notes are issued with respect to such Aircraft, senior in right of payment to such Series D Equipment Notes; and

     - if Delta elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, Series A-2, Series B and Series C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on May 18 and November 18 of each year, commencing on May 18, 2001. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount (if any) and interest on such series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes, which interest rate will be equal to the rate per annum applicable to the Certificates issued by the Trust that will hold such series of Equipment Notes set forth on the cover page of this prospectus supplement plus 1.00%.

     Scheduled principal payments on the Series A-1 Equipment Notes will be made on May 18 and November 18 in certain years, commencing on May 18, 2001 and ending on May 18, 2010. The entire principal amounts of the Series A-2, Series B and Series C Equipment Notes are scheduled to be paid on November 18, 2010, November 18, 2010 and November 18, 2005, respectively. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued with respect to each Aircraft.

     If any due date for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be due on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Delta under the related Indenture, Delta is required to redeem the Equipment Notes issued with respect to such Aircraft, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount. Any amount paid by Delta in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date. (Indentures, Section 2.10)

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed in whole prior to maturity at any time at the option of Delta, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount for the applicable series of Equipment Notes. (Indentures, Section 2.11)

     Notice of redemption will be given to each holder of Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of optional redemption may be revoked not later than three days before the proposed redemption date. (Indentures, Sections 2.11 and 2.12)

     "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment bank selected by Delta), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

     For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. The "date of determination" of a Make-Whole Amount will be the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

     "Average Life Date" for any Equipment Note means the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" at the redemption date of such Equipment Note means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note, including the payment due on the maturity date of such Equipment Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the Aircraft, certain limited rights under the aircraft purchase agreement between Delta and Boeing, certain requisition and insurance proceeds with respect to such Aircraft, and all proceeds of the foregoing. (Indentures, Granting Clause)

     The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft. See "-- Remedies".

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the issuance date of the Certificates and each November 18 Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The tables in Appendix IV are based on the assumption that the appraised base value of the Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by 3% annually from the date of delivery by the manufacturer of such Aircraft. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

DEFEASANCE

     Under certain circumstances, Delta may legally release itself from any payment or other obligations on all, but not less than all, of the Equipment Notes issued under one or more Indentures if Delta puts in place the following arrangements for the benefit of the holders of such Equipment Notes (a "full defeasance"):

     - Delta must deposit in trust for the benefit of the holders of such Equipment Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) ("U.S. Government Obligations") that will generate enough money to pay when due the principal of and interest on the Equipment Notes; and

     - Delta must deliver to the relevant Loan Trustee a legal opinion stating that there has been a change in the federal tax law from such law as in effect on the date of this prospectus supplement or that there has been an IRS ruling, in either case that lets Delta make the above deposit without causing the holders of the Certificates to be taxed on their Certificates any differently than if Delta did not make the deposit and simply repaid the Equipment Notes itself.

     If Delta were to accomplish full defeasance, as described above, holders of the Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Holders of such Equipment Notes could not look to Delta for repayment if a shortfall in the payment of principal of or interest on such Equipment Notes occurred. In addition, the holders of such Equipment Notes would have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture and such lien would terminate. (Indentures, Section 10.01)

LIMITATION OF LIABILITY

     Except as otherwise provided in the Indentures, the Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     "Indenture Events of Default" under each Indenture will include:

     - the failure by Delta to pay any interest or principal or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note;

     - the failure by Delta to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after Delta receives written notice;

     - the failure by Delta to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of the Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

     - the failure by Delta to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after Delta receives written notice; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

     - any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness; and

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta. (Indentures, Section 4.01)

     There will not be any cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Make-Whole Amount, if any, or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each Note Holder. (Indentures, Section 4.05)

REMEDIES

     The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Indentures, Section 4.02(d))

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a))

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the Bankruptcy Code ("Section 1110") provides that, subject to the limitations specified therein, the right of a secured party with a security interest in "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110 provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief in reorganization proceedings and may not be exercised at all after such 60-day period (or such longer period consented to by the holder of a security interest and approved by the court), if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations under the security agreement and cures all defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that Cadwalader, Wickersham & Taft, special counsel to Delta, provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion is subject to certain qualifications and assumptions.

     The opinion of Cadwalader, Wickersham & Taft will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss". The opinion of Cadwalader, Wickersham & Taft also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

     In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior Classes.

     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the Note Holders to, among other things: (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes, or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any such holder; (iii) cure any ambiguity or correct any mistake; (iv) provide for compliance with applicable law; or (v) provide for the issuance of Series D Equipment Notes. (Indentures, Section 9.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Make-Whole Amount, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Amount, if any, or interest is due and payable, (ii) create any lien with respect to the Collateral (as defined in such Indenture) prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

INDEMNIFICATION

     Delta will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02)

     The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Event of Default or of a default arising from Delta's failure to pay overdue principal, interest or Make-Whole Amount, if any, under any Equipment Note), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

CERTAIN PROVISIONS OF THE INDENTURES

  Maintenance and Operation

     Under the terms of each Indenture, Delta will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair and overhaul the Aircraft so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, during permitted maintenance or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(c) and (e))

     Delta will agree not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft. (Indentures, Section 7.02(b))

     Delta must make all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the "FAA") or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered;

provided, however, that Delta (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the Aircraft. Delta (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Delta (or any lessee) deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. Delta (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

     Except as set forth above, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

  Registration, Leasing and Possession

     Although Delta has no current intention to do so, Delta will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) Delta also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, Delta will be permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Delta's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See "Risk Factors -- Repossession".

     In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

  Liens

     Delta is required to maintain each Aircraft free of any liens, other than the rights of Delta, the lien of the Indenture, and any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; and (v) any other lien as to which Delta has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee. (Indentures, Section 7.01)

  Insurance

     Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being the "Loan Amount"), will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-832), $12,000,000 (in the case of a Boeing 757-232) or $15,000,000 (in the case of a Boeing 767-332ER), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable
Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to Delta so long as an Indenture Event of Default does not exist. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06)

     In addition, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta's fleet on which Delta carries insurance. (Indentures, Section 7.06)

     Delta also is required to maintain or cause to be maintained war-risk insurance with respect to each Aircraft if and to the extent such insurance is maintained by Delta (or any lessee) with respect to other similar aircraft operated by Delta (or such lessee) on the same routes on which the Aircraft is operated. (Indentures, Section 7.06)

     Delta may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Delta carries insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06)

     In respect of each Aircraft, Delta is required to name the relevant Loan Trustee, the Subordination Agent, each Trustee and the Liquidity Provider as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any act or omission of Delta. (Indentures, Section 7.06)

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Depending upon Delta's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will either (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 7.05(a)) See "-- Redemption".

     If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available to the Loan Trustee with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. (Indentures, Section 7.05(a))

     If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon, the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the Indenture by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

     If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - the destruction of such property, damage to such property beyond repair or rendition of such property permanently unfit for normal use;

     - any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

     - any theft or disappearance of such property for a period exceeding 180 days;

     - the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee) for a period exceeding 12 consecutive months;

     - the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

     - any requisition of title, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a lessee) for a period in excess of 180 days;

     - as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years; and

     - with respect to any Engine, any divestiture of title to such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft. (Indentures, Annex A)

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Certificates to a Certificate Owner that purchases Certificates in the initial offering thereof at the offering price set forth herein and holds such Certificates as capital assets. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, banks, broker-dealers and insurance companies). Except for the discussion below under

"-- Certain Federal Income Tax Consequences to Foreign Certificateholders", this discussion is addressed to beneficial owners of Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) partnerships, trusts or estates treated, for federal income tax purposes, as domestic partnerships, trusts or estates ("U.S. Persons"). The statements of law and legal conclusions set forth herein are based upon the opinion of Cadwalader, Wickersham & Taft, special counsel to Delta. This discussion is based upon the tax laws of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. This discussion supplements the discussion in the Prospectus under the heading "Certain United States Federal Income Tax Consequences" and supersedes it to the extent it is inconsistent. Persons considering an investment in the Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates in light of their own particular circumstances. The Trusts, the Subordination Agent and the Loan Trustee are not indemnified for any federal income taxes or with certain exceptions other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners.

GENERAL

     The Trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations and, accordingly, will not themselves be subject to federal income taxation. Based upon an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts.

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier. A Certificate Owner's share of interest or original issue discount, if any, paid on the related Equipment Note will be taxable as ordinary income, and a Certificate Owner's share of any Make-Whole Amount paid on the related Equipment Note will be treated as capital gain. Any amounts received by a Trust from Interest Drawings under the relevant Liquidity Facility will be treated for United States federal income tax purposes as having the same characteristics as the payments they replace.

     Each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a Certificate Owner will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees and expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

SALES OF CERTIFICATES

     A Certificate Owner that sells a Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

EFFECT OF SUBORDINATION ON SUBORDINATED CERTIFICATE OWNERS

     If any Trust is subordinated with respect to other Trusts and incurs a shortfall in its receipts of principal or interest paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the Certificate Owners of Certificates in the subordinated Trust would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such principal and interest, (ii) paid over to the relevant senior class of Certificate Owners an amount equal to their share of the amount of the shortfall, and (iii) retained the right to reimbursement of such amount to the extent of future amounts payable to such subordinated Certificate Owners with respect to the shortfall.

     Under this analysis, (i) subordinated Certificate Owners incurring a shortfall would be required to include as current income any interest or other income of the corresponding subordinated Trust that was a component of such shortfall, even though such amount was in fact paid to the relevant senior class of Certificate Owners, (ii) a loss would be allowed to such subordinated Certificate Owners when their right to receive reimbursement of such shortfall became worthless (i.e., when it became clear that funds would not be available from any source to reimburse such shortfall), and (iii) reimbursement of such shortfall would not be taxable income to subordinated Certificate Owners because the amount of such shortfall was previously included in income. These results should not significantly affect the inclusion of income for subordinated Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income for subordinated Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta entitled to vote, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Delta, (iii) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business and (iv) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that holds the Certificate on behalf of the Non-U.S. Certificateholder certifies, under penalties of perjury, that such a certification and the Non-U.S. Certificateholder's name and address have been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes to the withholding agent the name and address of the Non-U.S. Certificateholder and a copy of the Non-U.S. Certificateholder's certification, provided that the U.S. Treasury Department has not published a determination that a certification from such financial institution may not be relied upon.

     Any capital gain realized by a Non-U.S. Certificateholder upon the sale or retirement of a Certificate or upon receipt of any Make-Whole Amount paid on an Equipment Note will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, retirement or receipt.

     Any interest or gain described in the two preceding paragraphs will be subject to regular United States federal income tax at graduated rates if it is effectively connected with the conduct of a United States trade or business by a Non-U.S. Certificateholder.

     Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income and other tax consequences to them of the purchase, ownership and disposition of the Certificates under U.S. federal, state and local, and any other relevant law, in light of their own particular circumstances.

BACKUP WITHHOLDING

     Payments made on Certificates, and proceeds from the sale of Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate

Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner. With respect to Non-U.S.
Certificateholders, payments made on a Certificate and proceeds from the sale of a Certificate owned by a Non-U.S. Certificateholder will generally not be subject to such backup withholding tax if such Non-U.S. Certificateholder provides the applicable statement as to its non-U.S. status or otherwise establishes an exemption.

     The Treasury Department has issued final Treasury Regulations governing withholding, backup withholding and information reporting requirements. These regulations do not significantly alter the substantive withholding and information reporting requirements discussed herein; they unify current certification procedures and forms and clarify reliance standards. These regulations will generally become effective for payments made after December 31, 2000.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised Delta that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The following discussion supplements the discussion in the Prospectus under the heading "ERISA Considerations" and supersedes it to the extent it is inconsistent.

GENERAL

     A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a "Similar Law") (in each case, a "Plan"), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

PLAN ASSETS ISSUES

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not significant within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of similar law unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

     In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta and its affiliates, the Underwriters, the Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     EACH PERSON WHO ACQUIRES OR ACCEPTS A CERTIFICATE OR AN INTEREST THEREIN WILL BE DEEMED BY SUCH ACQUISITION OR ACCEPTANCE TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE SUCH CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR AN INTEREST THEREIN BY SUCH PERSON ARE EXEMPT

FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the "General Account Regulations"). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Certificates by insurance company general accounts. The plan asset status of insurance company separate accounts is unaffected by
Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

     EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated November 7, 2000 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed with Delta to purchase the principal amount of Certificates indicated in the following table.

                                               PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                 AMOUNT         AMOUNT       AMOUNT OF      AMOUNT OF
                                              OF CLASS A-1   OF CLASS A-2     CLASS B        CLASS C
                UNDERWRITERS                  CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
                ------------                  ------------   ------------   ------------   ------------
Goldman, Sachs & Co.........................  $ 34,111,000   $ 73,816,000   $ 18,253,000   $ 23,829,000
Morgan Stanley & Co. Incorporated...........    34,111,000     73,816,000     18,252,000     23,828,000
Chase Securities Inc........................    34,109,000     73,813,000     18,249,000     23,827,000
Salomon Smith Barney Inc....................    34,109,000     73,813,000     18,249,000     23,827,000
Banc of America Securities LLC..............    34,109,000     73,813,000     18,249,000     23,827,000
Credit Lyonnais Securities (USA) Inc........    34,109,000     73,813,000     18,249,000     23,827,000
Tokyo-Mitsubishi International plc..........    34,109,000     73,813,000     18,249,000     23,827,000
The Williams Capital Group, L.P.............    34,109,000     73,813,000     18,249,000     23,827,000
BNY Capital Markets, Inc....................    34,109,000     73,813,000     18,249,000     23,827,000
Guzman & Company............................    34,109,000     73,813,000     18,249,000     23,827,000
                                              ------------   ------------   ------------   ------------
          Total.............................  $341,094,000   $738,136,000   $182,497,000   $238,273,000
                                              ============   ============   ============   ============

     Certificates sold by the Underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any certificates sold by the Underwriters to securities dealers may be sold at a discount from the offering price of up to 0.35% of the face amount of the Certificates. The securities dealers may resell any Certificates purchased from the Underwriters to certain other brokers or dealers at a discount from the offering price of up to 0.25% of the face amount of the Certificates. If all of the Certificates are not sold at the offering price, the Underwriters may change the offering price and the other selling terms.

     The Certificates are a new issue of securities with no established trading market. Delta has been advised by the Underwriters that the Underwriters intend to make a market in the Certificates but they are not obligated to do so and they may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

     From time to time, the Underwriters or their respective affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Delta and its affiliates.

     It is expected that delivery of the Certificates will be made against payment for the Certificates on or about the date specified in the second to the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the Certificates (such settlement cycle being referred to herein as "T+7"). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly purchasers who wish to trade Certificates on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Certificates initially will settle in T+7, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or the next three succeeding business days should consult their own advisor.

     Each Underwriter has represented and agreed that (1) it has not offered or sold and prior to the date six months after the date of issue of the Certificates will not offer or sell any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (2) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may lawfully be issued or passed on.

     The Certificates may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

     In connection with the offering, the Underwriters may purchase and sell Certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.

     The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the co-managers have repurchased Certificates sold by or for the account of the Underwriters in stabilizing or short covering transactions.

     These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Tokyo-Mitsubishi International plc is not registered as a broker-dealer under United States law and will not conduct any selling activity within the United States.

     Delta has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act. The Underwriters have agreed to reimburse certain fees and expenses of Delta in connection with the offering of approximately $1,125,000. Delta estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,085,000.

     Affiliates of Banc of America Securities LLC, BNY Capital Markets, Inc., Chase Securities Inc., Credit Lyonnais Securities and Salomon Smith Barney are lenders under that certain $500 million credit agreement entered into between Delta and a group of banks which may be repaid with the proceeds from the sale of the Certificates.

                                 LEGAL OPINIONS

     The validity of the Certificates is being passed upon for Delta by Cadwalader, Wickersham & Taft, New York, New York, special counsel to Delta, and for the Underwriters by Shearman & Sterling, New York, New York. The respective counsel for Delta and the Underwriters will rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Gregory L. Riggs, Vice President -- Deputy General Counsel of Delta, or Leslie P. Klemperer, Vice President -- Associate General Counsel of Delta, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement and each Trust Supplement by Delta. Shearman & Sterling has also acted on behalf of Westdeutsche Landesbank Girozentrale, acting through its New York Branch, as Liquidity Provider.

                                    EXPERTS

     The audited consolidated financial statements and schedules incorporated by reference in the Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for the sale of mileage credits as discussed in Note 18 to the audited consolidated financial statements.

     The references to AISI, AVITAS and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                   APPENDIX I

                                 INDEX OF TERMS

     The following is an index showing the page in this prospectus supplement where certain defined terms appear.

DEFINED TERM                                                  PAGE
------------                                                  ----
Adjusted Expected Distributions.............................  S-36
Aggregate LTV Collateral Amount.............................  S-37
Aircraft....................................................  S-38
AISI........................................................  S-39
Appraised Current Market Value..............................  S-37
Appraisers..................................................  S-39
Assumed Aircraft Value......................................  S-42
AVITAS......................................................  S-39
Average Life Date...........................................  S-42
Bankruptcy Code.............................................  S-23
Base Rate...................................................  S-31
Basic Agreement.............................................  S-15
Business Day................................................  S-18
Cash Collateral Account.....................................  S-29
Cede........................................................  S-19
Certificate Account.........................................  S-17
Certificate Owner...........................................  S-26
Certificateholders..........................................  S-15
Certificates................................................  S-15
citizen of the United States................................  S-23
Class A-1 Certificateholders................................  S-15
Class A-1 Certificates......................................  S-15
Class A-1 Trust.............................................  S-15
Class A-1 Trustee...........................................  S-15
Class A-2 Certificateholders................................  S-15
Class A-2 Certificates......................................  S-15
Class A-2 Trust.............................................  S-15
Class A-2 Trustee...........................................  S-15
Class B Certificateholders..................................  S-15
Class B Certificates........................................  S-15
Class B Trust...............................................  S-15
Class B Trustee.............................................  S-15
Class C Certificateholders..................................  S-15
Class C Certificates........................................  S-15
Class C Trust...............................................  S-15
Class C Trustee.............................................  S-15
Class D Certificates........................................  S-25
Class D Trust...............................................  S-25
Class D Trustee.............................................  S-25
Class Exemptions............................................  S-55
Commission..................................................  S-15
Controlling Party...........................................  S-33
Current Distribution Date...................................  S-34
date of determination.......................................  S-42

DEFINED TERM                                                  PAGE
------------                                                  ----
Distribution Date...........................................  S-17
Downgrade Drawing...........................................  S-28
Drawing.....................................................  S-30
DTC.........................................................  S-19
DTC Participants............................................  S-26
Equipment Notes.............................................  S-40
ERISA.......................................................  S-54
event of default............................................  S-21
Event of Loss...............................................  S-50
Expected Distributions......................................  S-34
FAA.........................................................  S-46
Final Distributions.........................................  S-33
Final Drawing...............................................  S-30
Final Legal Distribution Date...............................  S-17
financial institution.......................................  S-53 full defeasance.............................................  S-43
General Account Regulations.................................  S-56
H.15(519)...................................................  S-42
Indenture...................................................  S-40
Indenture Events of Default.................................  S-43
Indirect Participants.......................................  S-26
Intercreditor Agreement.....................................  S-32
Interest Drawings...........................................  S-27
LIBOR.......................................................  S-31
Liquidity Expenses..........................................  S-34
Liquidity Event of Default..................................  S-31
Liquidity Facility..........................................  S-27
Liquidity Obligations.......................................  S-34
Liquidity Provider..........................................  S-27
Loan Amount.................................................  S-48
Loan Trustee................................................  S-40
LTV Appraisal...............................................  S-37
LTV Collateral Amount.......................................  S-37
LTV Ratio...................................................  S-37
LTVs........................................................   S-3
Make-Whole Amount...........................................  S-42
Maximum Available Commitment................................  S-28
MBA.........................................................  S-39
Minimum Sale Price..........................................  S-34
Moody's.....................................................  S-13
most recent H.15(519).......................................  S-42
Non-Extension Drawing.......................................  S-30
Non-Performing Equipment Notes..............................  S-36
Non-U.S. Certificateholder..................................  S-53
Note Holder.................................................  S-21
Participation Agreement.....................................  S-40
Pass Through Trust Agreements...............................  S-15
Performing Equipment Note...................................  S-28
Permitted Investments.......................................  S-21
Plan........................................................  S-54

DEFINED TERM                                                  PAGE
------------                                                  ----
Plan Asset Regulation.......................................  S-55
Pool Balance................................................  S-18
Pool Factor.................................................  S-18
Prospectus..................................................  S-15
PTC Event of Default........................................  S-22
PTCE........................................................  S-55
Rating Agencies.............................................  S-14
Regular Distribution Dates..................................  S-17
Remaining Weighted Average Life.............................  S-42
Replacement Facility........................................  S-29
Required Amount.............................................  S-27
Scheduled Payments..........................................  S-17
Section 1110................................................  S-45
Section 1110 Period.........................................  S-28
Series A-1 Equipment Notes..................................  S-40
Series A-2 Equipment Notes..................................  S-40
Series B Equipment Notes....................................  S-40
Series C Equipment Notes....................................  S-40
Series D Equipment Notes....................................  S-40
Similar Law.................................................  S-54
Special Distribution Date...................................  S-17
Special Payment.............................................  S-17
Special Payments Account....................................  S-18
Standard & Poor's...........................................  S-13
Stated Interest Rates.......................................  S-27
Subordination Agent.........................................  S-32
Termination Notice..........................................  S-31
Threshold Rating............................................  S-29
Transportation Code.........................................  S-23
Treasury Yield..............................................  S-42
Triggering Event............................................  S-34
Trust Indenture Act.........................................  S-23
Trust Property..............................................  S-16
Trust Supplement............................................  S-15
Trustees....................................................  S-15
Trusts......................................................  S-15
U.S. Government Obligations.................................  S-43
U.S. Persons................................................  S-51
Underwriters................................................  S-57
Underwriting Agreement......................................  S-57

                                  APPENDIX II

                               APPRAISAL LETTERS

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]



                                MR. PAUL JACOBSON
                                     MANAGER
                                 DELTA AIR LINES
                        HARTSFIELD INTERNATIONAL AIRPORT
                                ATLANTA, GA 30320


                           ADJUSTED BASE VALUE OPINION
                     44 AIRCRAFT - DELTA EETC 2000-1 FLEET

                           AISI FILE NO.: A0S066BVO-A

                                 10 OCTOBER 2000

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]


10 October 2000

Mr. Paul Jacobson
Manager
DELTA AIR LINES
Hartsfield International Airport
Atlanta, GA  30320

Subject:    Adjusted Base Value Opinion - 44 Aircraft.
            AISI File number: A0S066BVO-A

Ref:        (a) Fax messages MSDW to AISI 05/06/10 October 2000

Dear Mr. Jacobson:

Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to Delta Air Lines (Delta) of the adjusted base values of the Fleet of 44 various Delta Aircraft as identified and defined in Table I and reference (a) data above (the 'Aircraft').

1.    METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'half-life base market value' and `half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


10 October 2000
AISI File No. A0S066BVO-A
Page - 2 -

normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by the client in the above referenced (a) data. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.    VALUATION

Adjustments from half life have been applied based on the assumed current maintenance status of the Aircraft as indicated by the hours and cycles usage as listed in the data supplied to AISI by the client in reference (a) above and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

10 October 2000
AISI File No. A0S066BVO-A
Page - 3 -

With regard to airframe and gear maintenance, the total hours/cycles of the airframe did not exceed the assumed TBO limits and therefore the total hours/cycles of the airframe were assumed to be the TSO. This is typical of newer aircraft.

With regard to the engines, the engines total cycles was assumed to be equal to the total cycles of the airframe and therefore the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. Again, this is typical of newer aircraft.

All hours and cycle information for airframe, C Check, D Check, engines and gear have been projected to the date of this report based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the October 2000 adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

                                    TABLE I

--------------------------------------------------------------------------------
Manufacturer's Delivery   Aircraft Serial     Aircraft      Adjusted Base Value
          Date                Number        Registration  October 2000 US Dollar
                                              Number
--------------------------------------------------------------------------------

                 B737-832, CFM56-7B24* ENGINES, 155,500LB MTOW
       Jan-99                29624             N376DA          $43,650,000
--------------------------------------------------------------------------------
       May-99                29625             N377DA          $43,890,000
--------------------------------------------------------------------------------
       Aug-99                30265             N378DA          $43,780,000
--------------------------------------------------------------------------------
       Aug-99                30349             N379DA          $43,780,000
--------------------------------------------------------------------------------
       Sep-99                30266             N380DA          $43,900,000
--------------------------------------------------------------------------------
       Sep-99                30350             N381DN          $43,890,000
--------------------------------------------------------------------------------
       Oct-99                30345             N382DA          $43,930,000
--------------------------------------------------------------------------------
       Oct-99                30346             N383DN          $43,950,000
--------------------------------------------------------------------------------
       Nov-99                30347             N384DA          $43,980,000
--------------------------------------------------------------------------------
       Nov-99                30348             N385DN          $43,980,000
--------------------------------------------------------------------------------
       Dec-99                30373             N386DA          $44,040,000
--------------------------------------------------------------------------------
       Jan-00                30374             N387DA          $47,030,000
--------------------------------------------------------------------------------
       Feb-00                30375             N388DA          $47,060,000
--------------------------------------------------------------------------------
       Apr-00                30376             N389DA          $47,190,000
--------------------------------------------------------------------------------
       Apr-00                30536             N390DA          $47,220,000
--------------------------------------------------------------------------------
       May-00                30560             N391DA          $47,330,000
--------------------------------------------------------------------------------
       May-00                30561             N392DA          $47,280,000
--------------------------------------------------------------------------------
       Jun-00                30377             N393DA          $47,340,000
--------------------------------------------------------------------------------
       Jun-00                30562             N394DA          $47,330,000
--------------------------------------------------------------------------------
       Jul-00                30773             N395DN          $47,350,000
--------------------------------------------------------------------------------

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


10 October 2000
AISI File No. A0S066BVO-A
Page - 4 -

                B757-232 NON ETOP, PW2037 ENGINES, 230,000LB MTOW

--------------------------------------------------------------------------------
       Jan-99                29728             N696DL          $53,530,000
--------------------------------------------------------------------------------
       Aug-99                30318             N697DL          $53,840,000
--------------------------------------------------------------------------------
       Aug-99                29911             N698DL          $54,070,000
--------------------------------------------------------------------------------
       Sep-99                29970             N699DL          $54,240,000
--------------------------------------------------------------------------------
       Sep-99                30337              N6700          $54,110,000
--------------------------------------------------------------------------------
       Oct-99                30187              N6701          $54,120,000
--------------------------------------------------------------------------------
       Nov-99                30188              N6702          $54,220,000
--------------------------------------------------------------------------------
       Jan-00                30234             N6703D          $57,030,000
--------------------------------------------------------------------------------
       Apr-00                30396             N6704Z          $57,290,000
--------------------------------------------------------------------------------
       Apr-00                30397             N6705Y          $57,310,000
--------------------------------------------------------------------------------
       May-00                30422             N6706Q          $57,410,000
--------------------------------------------------------------------------------
       May-00                30395             N6707A          $57,480,000
--------------------------------------------------------------------------------
       Jul-00                30480             N6708D          $57,650,000
--------------------------------------------------------------------------------
       Aug-00                30481              N6709          $57,720,000
--------------------------------------------------------------------------------
       Aug-00                30482             N6710E          $57,760,000
--------------------------------------------------------------------------------
       Sep-00                30483             N6711M          $57,920,000
--------------------------------------------------------------------------------
       Oct-00                30484             N6712B          $57,950,000
--------------------------------------------------------------------------------
       Oct-00                30777             N6713Y          $57,950,000
--------------------------------------------------------------------------------


                 B767-332ER, CF6-80C2B6F ENGINES, 407,000LB MTOW

--------------------------------------------------------------------------------
       Jan-99                29694              N1602          $87,510,000
--------------------------------------------------------------------------------
       Feb-99                29695              N1603          $87,620,000
--------------------------------------------------------------------------------
       Apr-99                30180             N1604R          $87,450,000
--------------------------------------------------------------------------------
       May-99                30198              N1605          $87,540,000
--------------------------------------------------------------------------------
       Jun-99                30199             N16065          $87,530,000
--------------------------------------------------------------------------------
       Apr-00                30388             N1607B          $92,570,000
--------------------------------------------------------------------------------


* Note - the B737-832 aircraft are listed with CFM56-7B24 engines. However, AISI has been informed the engines installed are actually CFM56-7B26 engines purchased with an operating limit to CFM56-7B24 status. With this limit, AISI has valued the aircraft as though they are powered by the CFM56-7B24 engine.

                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]


10 October 2000
AISI File No. A0S066BVO-A
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ John D. McNicol

John D. McNicol
Vice President
Appraisals & Forecasts

DELTA AIR LINES                                                 NOVEMBER 8, 2000

INTRODUCTION

AVITAS, Inc. has been retained by Delta Air Lines (the "Client") to provide its opinion as to the Base Values for 20 Boeing 737-832, 18 757-232 and 6 767-332ER aircraft. The subject aircraft are identified and their values are set forth in Figure 1 of this report.

The values presented in this report for new aircraft assume that the aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

In determining the values for used aircraft, AVITAS has not had the opportunity to recently inspect the subject aircraft nor review their related technical documentation. Consequently, unless otherwise stated, we use the following assumptions in our valuation for each aircraft:

-        the aircraft is in good physical condition
- it is in half-life, half-time condition with regard to the airframe, engines, landing gear and other critical components, unless new or nearly new
-        it is in passenger configuration
-        it is operated under the air transport regulations of a major nation
- the historical maintenance documentation has been properly controlled under internationally recognized standards
-        it is in compliance with all mandatory airworthiness directives
- its specifications and modification status are comparable to other aircraft of its type and age
- its utilization rate is similar to that of other aircraft of its type and age

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

[PHOTO]

WORLD HEADQUARTERS: 14520 Avion Pkwy, Chantilly, VA 20151 USA - Telephone: (703) 476-2300 Fax: (703) 860-5855 Email: avitas@dnv.com

AVITAS EUROPE: Palace House, 3 Cathedral St. London SE1 9DE - Telephone:
0171-716-6621 Fax: 0717-357-6873 Email: avitas@dnv.com

AVITAS ENGINEERING: 5040 N.W. 7th Street, #900 Miami, FL 33126 - Telephone:
(305) 476-9650 Fax: (305) 476-9915 Email: avitas@dnv.com

                          A DET NORSKE VERITAS COMPANY

DELTA AIR LINES                                                 NOVEMBER 8, 2000

DEFINITIONS

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

AIRCRAFT VALUE

AVITAS's opinion as to the values of the subject aircraft are presented below in millions of U.S. dollars.

With regard to new aircraft, AVITAS considers the Base Value and the Current Market Value to be the same. The Base Value of a new aircraft is the typical price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

        FIGURE 1


                                 DELTA AIR LINES

                AIRCRAFT DESCRIPTION & SUMMARY OF AIRCRAFT VALUES

                                 US$ IN MILLIONS

                                   SERIAL      REG.         DATE OF            ENGINE               MTOW            BASE
NO.     TYPE         MFR.          NUMBER     NUMBER       DELIVERY             TYPE                (LBS)           VALUE
==========================================================================================================================
 1     737-832      Boeing         29624      N376DA      1st Qtr. 1999       CFM56-7B24           155,500         $  38.5
 2     737-832      Boeing         29625      N377DA      2nd Qtr. 1999       CFM56-7B24           155,500            39.0
 3     737-832      Boeing         30265      N378DA      3rd Qtr. 1999       CFM56-7B24           155,500            39.6
 4     737-832      Boeing         30349      N379DA      3rd Qtr. 1999       CFM56-7B24           155,500            39.6
 5     737-832      Boeing         30266      N380DA      3rd Qtr. 1999       CFM56-7B24           155,500            39.6
 6     737-832      Boeing         30350      N381DN      3rd Qtr. 1999       CFM56-7B24           155,500            39.6
 7     737-832      Boeing         30345      N382DA      4th Qtr. 1999       CFM56-7B24           155,500            40.1
 8     737-832      Boeing         30346      N383DN      4th Qtr. 1999       CFM56-7B24           155,500            40.1
 9     737-832      Boeing         30347      N384DA      4th Qtr. 1999       CFM56-7B24           155,500            40.1
10     737-832      Boeing         30348      N385DN      4th Qtr. 1999       CFM56-7B24           155,500            40.1
11     737-832      Boeing         30373      N386DA      4th Qtr. 1999       CFM56-7B24           155,500            40.1
12     737-832      Boeing         30374      N387DA      1st Qtr. 2000       CFM56-7B24           155,500            40.9
13     737-832      Boeing         30375      N388DA      1st Qtr. 2000       CFM56-7B24           155,500            40.9
14     737-832      Boeing         30376      N389DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
15     737-832      Boeing         30536      N390DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
16     737-832      Boeing         30560      N391DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
17     737-832      Boeing         30561      N392DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
18     737-832      Boeing         30377      N393DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
19     737-832      Boeing         30562      N394DA      2nd Qtr. 2000       CFM56-7B24           155,500            41.7
20     737-832      Boeing         30773      N395DN      3rd Qtr. 2000       CFM56-7B24           155,500            42.6
21     757-232      Boeing         29728      N696DL      1st Qtr. 1999         PW2037             230,000            47.7
22     757-232      Boeing         30318      N697DL      3rd Qtr. 1999         PW2037             230,000            48.6
23     757-232      Boeing         29911      N698DL      3rd Qtr. 1999         PW2037             230,000            48.6
24     757-232      Boeing         29970      N699DL      3rd Qtr. 1999         PW2037             230,000            48.6
25     757-232      Boeing         30337      N6700       3rd Qtr. 1999         PW2037             230,000            48.6
26     757-232      Boeing         30187      N6701       4th Qtr. 1999         PW2037             230,000            49.1
27     757-232      Boeing         30188      N6702       4th Qtr. 1999         PW2037             230,000            49.1
28     757-232      Boeing         30234      N6703D      1st Qtr. 2000         PW2037             230,000            50.1
29     757-232      Boeing         30396      N6704Z      2nd Qtr. 2000         PW2037             230,000            51.1
30     757-232      Boeing         30397      N6705Y      2nd Qtr. 2000         PW2037             230,000            51.1
31     757-232      Boeing         30422      N6706Q      2nd Qtr. 2000         PW2037             230,000            51.1
32     757-232      Boeing         30395      N6707A      2nd Qtr. 2000         PW2037             230,000            51.1
33     757-232      Boeing         30480      N6708D      3rd Qtr. 2000         PW2037             230,000            52.2
34     757-232      Boeing         30481      N6709       3rd Qtr. 2000         PW2037             230,000            52.2
35     757-232      Boeing         30482      N6710E      3rd Qtr. 2000         PW2037             230,000            52.2
36     757-232      Boeing         30483      N6711M      3rd Qtr. 2000         PW2037             230,000            52.2
37     757-232      Boeing         30484      N6712B      4th Qtr. 2000         PW2037             230,000            53.3
38     757-232      Boeing         30777      N6713Y      4th Qtr. 2000         PW2037             230,000            53.3
39    767-332ER     Boeing         29694      N1602       1st Qtr. 1999       CF6-80C2B6F          407,000            73.9
40    767-332ER     Boeing         29695      N1603       1st Qtr. 1999       CF6-80C2B6F          407,000            73.9
41    767-332ER     Boeing         30180      N1604R      2nd Qtr. 1999       CF6-80C2B6F          407,000            74.7
42    767-332ER     Boeing         30198      N1605       2nd Qtr. 1999       CF6-80C2B6F          407,000            74.7
43    767-332ER     Boeing         30199      N16065      2nd Qtr. 1999       CF6-80C2B6F          407,000            74.7
44    767-332ER     Boeing         30388      N1607B      2nd Qtr. 2000       CF6-80C2B6F          407,000            79.8
==========================================================================================================================
                                              TOTAL                                                               $2,172.7
==========================================================================================================================

DELTA AIR LINES                                                 NOVEMBER 8, 2000

BACKGROUND - BOEING 737

Design of the Boeing short range 737 was announced in early 1965 with Lufthansa as the launch customer. As evidenced by the fleet statistics shown below, the 737 is an extremely popular aircraft family.

Figure 2

                               BOEING 737 FAMILY STATISTICS
                                    AS OF JULY 2000

   MODEL          AIRCRAFT IN SERVICE      OPERATORS         FIRM ORDERS
==============================================================================
737-100                           1                1
737-200                          31               19
737-200A                        781              131
737-300                        1088              109
737-400                         477               68
737-500                         384               39
737-600                          38                4                 35
737-700                         242               36                474
737-800                         306               39                373
737-900                           1                                  45
==============================================================================
GRAND TOTAL                   3,349              293                927
==============================================================================

Source:  BACK Information Services

The first version in this series was the 737-100, which accommodates as many as 100 passengers. Only 30 were produced. The 737-200 is a stretched version, which accommodates up to 130 passengers and is equipped with standard JT8D-9 powerplants. A 6-foot-4-inch plug was installed to increase capacity. The 737-200 Advanced model replaced the standard 737-200 in 1971. This aircraft incorporated many aerodynamic improvements and a high lift system, which greatly improved short field performance. Perhaps most significant of the upgrades was the availability of the higher thrust JT8D-15 engines which allowed the maximum takeoff weight to be increased to 115,000 pounds when the engine was introduced and ultimately to 128,100 pounds.

The Boeing 737-300, first delivered in late 1984, features a fuselage lengthened by about ten feet, fuel efficient CFM International CFM56-3 high bypass engines and various structural, aerodynamic and systems modifications. The CFM engines also make the -300 and subsequent models Stage 3/Chapter 3 noise compliant. Though the maximum seating capacity is 149 passengers in a single-class arrangement, the 737-300 typically seats 128 in a two-class configuration.

The 737-400 offers the same technology found in the -300 with the fuselage lengthened by an additional ten feet and strengthened outer wings and landing gear to allow for higher landing weights. The first

DELTA AIR LINES                                                 NOVEMBER 8, 2000

production model was rolled out of the factory in January 1988 and the first delivery was made to Piedmont Airlines that September.

The Boeing 737-500 is the successor to the 737-200 in terms of its size and passenger loads but utilizes the later technology CFM56 engines and EFIS-equipped cockpit. The 737-500 was first flown in June 1989. Typical seating is 108 passengers in a two-class configuration, though the aircraft can seat up to 132 passengers. The rather wide acceptance of the A320 in the early 1990s prompted Boeing to launch a new range of aircraft to replace the 737 family and compete with the A320's seat-mile economics. In response to customers' needs, the 737-600, 737-700 and 737-800 programs were launched. The goal was to improve economic performance and capability and to retain commonality with the existing 737 family. A new wing, new powerplant and other design enhancements were incorporated to boost the range to 2,925 nautical miles (U.S. transcontinental), and still retain as many parts as possible so that existing 737 operators would be able to economize on maintenance costs. To improve what was already highly regarded dispatch reliability, many of the modifications were designed to simplify maintenance tasks. Overall, the new aircraft have 8% lower fuel burn and estimated 15% lower maintenance charges than their predecessors.

The new supercritical wing has an increased chord and span providing a 15% improvement in lift to drag ratio over the old design. A high hull weight was needed to increase fuel capacity by 35%. To reduce the number of parts and man-hours needed for overhaul, newly designed slats and flaps were fitted to the wing.

The CFM56-7 powerplant is an improved version of the -5A series, and provides thrust rated between 18,000 pounds and 26,400 pounds which allows for a typical cruise speed of 0.82 Mach. In addition to an improved core, the -7 has a 61-inch diameter fan with wider chord fan blades which allow it to operate at lower turbine temperatures, thus slowing turbine deterioration. There is a fuel burn performance improvement over the -5A which powers the A320 and A319. The reliability of the CFM56-7 will certainly contribute to the reduction of maintenance costs.

The Next Generation 737 maintains flight-deck commonality with the current 737 family. This allows pilots with a current 737 type rating to gain a rating for the Next Generation 737s very quickly (possibly in as little as one day of training), and reduces costly simulator training. The Next Generation 737's instrumentation can be modified to display either 777 or 737-300/-400/-500 instrumentation. This reduces the amount of time it will take for pilots to get new ratings. These systems were introduced as a lower cost means of competing with the cross-crew qualification utilized by Airbus. Boeing elected not to introduce a fly-by-wire system, but instead designed the flight controls to minimize cross-training requirements.

On March 14, 1995, SAS became the launch customer for the 737-600, successor to the -500, with a firm order for 35 aircraft and options for 35 more. Deliveries commenced in the second half of 1998. Nine inches longer than the -500 and with the same passenger capacity, the aircraft has CFM56-7 engines and a new wing. The 737-600 has an increased takeoff weight of 124,000 pounds to 143,500 pounds compared


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to the 115,500 pounds to 133,500 pounds of the -500. Standard fuel capacity has been increased from 5,311 U.S. gallons to 7,150 U.S. gallons. As a result, the -600 has a range with 108 passengers of 3,200 nautical miles, 800 miles more than the -500.

In December 1993, Southwest Airlines gave Boeing the launch order for the Boeing 737-700 with 63 firm orders plus options. Deliveries of the 737-700 began in 1997. It shares many of the same qualities as its very successful predecessor, the 737-300. The 737-700 has the same seating capacity as the 737-300 (128 in a two-class configuration), but has an increase in range. The range increase is due to the greater fuel capacity and higher takeoff weight, which is 133,000 pounds to 153,000 pounds.

The Boeing 737-800 is a stretched version of the 737-400 capable of transporting up to 162 passengers in two-class configuration or 189 in a single class. The extra seating gives the -800 a reduction in seat-mile charges over the -400 for the same trip cost. The differences between the 737-800 and the A320 are far less pronounced than the other variants, thus tightening the competition. The seating of the 737-800 is greater than that of the A320 (189 vs 179 in a single class); however, it has a little less range. The aircraft, delivered to launch customer Hapag-Lloyd in April 1998, has a design range of approximately 2,900 nautical miles, making it most desirable in the European markets. The -800 has takeoff weight offerings from 155,500 pounds to 174,200 pounds. Boeing is offering winglets as an option and will make them available as a retrofit for present operators. South African Airways is the first customer who has ordered a 737-800 with winglets. First delivery is scheduled for 2001. A 737-800 equipped with the new winglets will be able to fly farther, burn 3% to 5% less fuel, or carry up to 6,000 pounds more payload according to the manufacturer.

In late 1997, Alaska Airlines launched the Boeing 737-900, which is a 737-800 stretched by nearly nine feet, with ten firm orders. The aircraft will have 18% more cargo volume and 9% more passenger cabin area than the 737-800. Deliveries are scheduled to begin in April 2001.

The Figure below summarizes the performance capabilities of the 737 series (excluding the -100, -200 and -200A).

FIGURE 3

               SEATING CAPACITY           MTOW (LBS)              RANGE (NM)
AIRCRAFT       ----------------     ---------------------     -------------------
MODEL          BASIC        MAX      BASIC          MAX       BASIC          MAX
-------        -----        ---     -------       -------     -----         -----
737-300        128          149     124,500       138,500     1,625         2,270
737-400        146          172     138,500       150,000     1,960         2,090
737-500        108          132     115,500       133,500     1,520         2,420
737-600        108          132     124,000       143,500     1,530         3,230
737-700        128          149     133,000       153,000     1,620         3,245
737-800        162          189     155,500       174,200     1,905         2,925
737-900        177          189     166,000       174,200     1,925         2,728

DELTA AIR LINES                                                 NOVEMBER 8, 2000

All CFM-powered 737s meet the noise abatement requirements outlined in U.S. FAR
Part 36, Stage 3, and ICAO Annex 16, Chapter 3. Earlier models of the Boeing 737 series do not meet these noise standards without modification.

CURRENT MARKET - BOEING 737-800

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 737-800 aircraft is firm. There are presently 306 aircraft in service worldwide among 39 airline operators and a backlog of 373 firm orders and 127 options. The transcontinental range and additional 16 seats over the 737-400 and 12 seats over an A320, makes the 737-800 popular with existing Boeing 737 operators and a tough competitor to the A320.


RECENT FLEET DEVELOPMENTS

In September 2000, Continental placed an order for five 737-800s for delivery in the second half of 2002. The carrier currently operates 16 777s and 52 737-800s. Also in September, Ryanair, who had placed an ordered for three 737-800s to be delivered mid-2002, has now ordered 28 (10 delivered) more. It intends to operate 44 737-200s/800s by the end of 2002.

In August 2000, American Airlines placed a firm order for three 737-800 airplanes. The order is part of an exercised option from a 1996 contract. Also in August, American Trans Air announced that it plans to purchase ten new 757-300s and 35 new 737-800s.

In June 2000, ILFC announced its order of 50 additional 737NG aircraft. The model types are not known at this time.

In May 2000, American Trans Air ordered 37 B737-800 Enhanced Performance aircraft (winglets and CFM56-7B27 engines).

In March 2000, Ryanair announced plans to acquire ten 737-800s after it raises GBP 77 million through a new share placing to support its expansion plans.

In February 2000, South African Airways said it will acquire 21 737-800 aircraft to support its regional and domestic route networks. The aircraft will come equipped with the optional winglets that provide 5% better fuel efficiency and increased performance.

In September 1999, Delta Air Lines announced orders for 18 additional 737-800 aircraft, as part of a plan to accelerate retirement of its 727 fleet.

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AVAILABILITY

As of August 2000, AVITAS is aware of three Boeing 737-800 aircraft being advertised as available for lease by Sterling European Airlines, China Airlines, Sunrock Aircraft Corporation.


RECENT TRANSACTIONS AND OPERATING LEASE RATES

The transactions and lease rates stated below have been publicly reported; however, AVITAS is aware of additional proprietary transactions and lease rates, which we use in formulating our value opinion but cannot disclose in this report.

In August 1999, it was reported that Transavia's average monthly lease rate for its 737-800s is $300,000. Lease terms are between five and seven years. AVITAS believes that monthly operating lease rates range from the upper $200s to low $300s depending on lease term, airline credit and size of order.


CURRENT OPERATOR BASE AND BACKLOG

As shown in the Figure below, as of July 2000, there were 306 737-800 aircraft in service among 39 operators and another 373 on firm order and 127 options for the type.

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FIGURE 4

                           BOEING 737-800 CURRENT FLEET & BACKLOG
                                     AS OF JULY 2000

OPERATOR                            IN SERVICE    FIRM ORDERS    OPTIONS      TOTAL
====================================================================================
DELTA AIR LINES                          24          107                       131
AMERICAN AIRLINES                        36           68                       104
CONTINENTAL AIRLINES                     44           11           34           89
TURK HAVA YOLLARI                        22            4           23           49
RYANAIR                                  10           15           20           45
GE CAPITAL AVIATION SERVICES INC.                     19           24           43
INTL LEASE FINANCE CORPORATION                        37                        37
HAPAG-LLOYD                              19            7                        26
TRANSAVIA AIRLINES                       10            2           12           24
AIR BERLIN                               13            7                        20
ISTANBUL AIRLINES                                     12            6           18
JET AIRWAYS                               8           10                        18
CHINA AIRLINES                           10            1            4           15
KLM ROYAL DUTCH AIRLINES                  6            6                        12
KOREAN AIR                                4            6            2           12
SCANDINAVIAN AIRLINES SYSTEM              5            7                        12
AIR EUROPA                               10                                     10
BOEING                                   10                                     10
GATX CAPITAL CORPORATION                              10                        10
VARIG                                                 10                        10
SOUTH AFRICAN AIRWAYS                     3            5                         8
AIR ALGERIE                               1            6                         7
AIR CHINA                                 7                                      7
GATX FLIGHTLEASE AIRCRAFT CO.                          7                         7
ROYAL AIR MAROC.                          5            2                         7
FUTURA INTERNATIONAL AIRWAYS              6                                      6
HAINAN AIRLINES                           5            1                         6
BRITANNIA AIRWAYS                         2                         2            4
EURALAIR INTERNATIONAL                    4                                      4
SABRE AIRWAYS                             4                                      4
STERLING EUROPEAN AIRLINES                4                                      4
SUNEXPRESS                                4                                      4
TAROM                                                  4                         4
BOULLIOUN AVIATION SERVICES INC.                       3                         3
BRITANNIA AB                              3                                      3
BWIA INTERNATIONAL                        3                                      3
CHINA SOUTHWEST AIRLINES                  3                                      3
EL AL                                     3                                      3
NOVAIR AIRLINES                           3                                      3
PEGASUS AIRLINES                          3                                      3
SUNROCK AIRCRAFT CORPORATION                           3                         3
AIR PACIFIC                               2                                      2
CYPRUS TURKISH AIRLINES                   2                                      2
LAUDA AIR                                 2                                      2
LOT POLISH AIRLINES                                    2                         2
NORTH AMERICAN AIRLINES                   2                                      2
SAHARA AIRLINES                           2                                      2
BLUE PANORAMA AIRLINES                    1                                      1
GATX 737-800 PARTNERS B.V.                             1                         1
TRAVEL SERVICE AIRLINES                   1                                      1
====================================================================================
GRAND TOTAL                             306          373          127          806
====================================================================================

Source:  BACK Information Services

DELTA AIR LINES                                                NOVEMBER 8, 2000

The Figure below shows the geographic distribution of the 737-800. North America has the greatest concentration of any region, accounting for about 55% of the aircraft in service and on firm order. Europe follows with approximately 31% of the 737-800 aircraft in service and on firm order. However, in terms of number of operators, Europe has the majority with 26, Asia and North America both have nine each.

FIGURE 5

                        737-800 GEOGRAPHIC DISTRIBUTION
                                AS OF JULY 2000

                      AFRICA/M.E.     ASIA/PACIFIC         EUROPE        L.AM./CARIB.      N. AMERICA

In Service                12               41               134                3               116
Firm Orders               13               21                74               10               255
Options                    -                6                63                -                58

Source:  BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

With regard to the 737-800's competition, the A320-200, which has been in service since 1988, has 832 aircraft in service and 517 firm orders. The A320 offers a maximum takeoff weight of 162,000 to 169,000 pounds versus the 737-800's 155,500 to 174,200 pounds and similar range capability; but the 737-800 can have as many as 12 more seats than the A320, depending on interior configuration. Although Airbus has had a great degree of recent success with the A320-200 and the aircraft remains a tough competitor to the 737-800, to meet specific operating needs, the 737-800 can be ordered with higher

DELTA AIR LINES                                                NOVEMBER 8, 2000

specifications than the A320. AVITAS believes the values for the 737-800 should remain firm despite intense competition in the foreseeable future.

BACKGROUND - BOEING 757

The Boeing 757 was initially developed as the short to medium-range version of Boeing's new family of advanced technology aircraft: the 757/767/777. Based on the Boeing 727 fuselage, the 757 offers improved performance as a result of new generation high bypass turbofan engines and a redesigned, high technology wing. The fuselage cross-section of the 757 is identical to that of the 707, 727 and
737. Boeing chose to remain with the identical fuselage design for several reasons, one of which was the known passenger appeal of earlier Boeing aircraft and another was to reduce developmental design costs.

As part of the family of Boeing's advanced technology aircraft, the 757 shares many features with its larger, widebody sibling, the 767. The flight deck and aircraft systems of the 757 and 767 are essentially identical and pilot qualifications are based on one common type rating. Many airlines that operate both the 757 and 767, such as United, have their pilots dual qualified on both aircraft. This has a significant effect on reducing training costs and offers scheduling flexibility.

The 757, over medium to long-range stage lengths, has excellent fuel efficiency and low maintenance and handling costs. The aircraft utilizes high technology honeycomb, graphite composites and laminates in all flight control surfaces as well as in many non-structural areas. A large portion of the 757's components and spares are interchangeable with the 767. This gives operators the advantage of reducing spares inventory and investment costs.

First flight for the 757-200 took place on February 19, 1982. Deliveries to the launch customers, Eastern Air Lines and British Airways, began in December 1982 and January 1983, respectively. Maximum gross takeoff weights range from 220,000 pounds to 255,000 pounds. The high gross weight version powered by the PW engines has a range of 3,900 nautical miles. Boeing currently offers two engine types each with two thrust options, the Rolls-Royce RB211-535E4 and -535E4B, and the Pratt & Whitney PW2037 and PW2040. All 757s are Stage 3/Chapter 3 noise compliant.

The 757 is available with ETOPS capability. This version has increased fire extinguishing capability, extra electrical/electronic cooling, backup hydraulic generating capacity and overwater equipment. Two other variants of the 757 are the 757-200PF, a dedicated freighter, and the 757-200 Combi, a mixed cargo/passenger version. The market for the freighter version is dominated by UPS with 75 of the 80 aircraft in service.

The Boeing 757-300 was launched in early 1996 with an order for 12 aircraft from the German charter airline Condor Flugdienst. The 757-300 is a stretched version of the -200 with 160 inches added in front of the wing and 120 inches added behind the wing. The 757-300 also has a new interior and the landing gear, high lift system and fuselage have been strengthened to accommodate the larger size and heavier weight. The 757-300 received type certification from the FAA and was also recommended for type validation by the JAA in January 1999. The first aircraft was delivered in March 1999 and seats 240

DELTA AIR LINES                                                 NOVEMBER 8, 2000

passengers in a mixed-class layout with a range of 3,500 nautical miles. The -300 has ETOPS capability and offers a 10% lower seat-mile cost than the -200.

CURRENT MARKET - BOEING 757-200

CURRENT MARKET

AVITAS believes that the market for the Boeing 757-200 series is currently stable with some recent large orders from major carriers. The aircraft has low availability, a broad operator base of 62 operators and a backlog of 82 firm orders. However, the type is facing increased competition from the A321, which presently has 166 aircraft in service among 40 operators and a firm backlog of 170 aircraft.

HISTORIC MARKET DEVELOPMENT

During its early production years, sales of the 757-200 were slow and heavily dependent on Pratt & Whitney-powered aircraft sold in large fleets to Northwest Airlines and Delta Air Lines. It appears that the 757-200 was perceived as being too large in the mid-1980s when the focus of aircraft acquisitions, particularly in the United States, was on smaller aircraft such as the 737-300 and the MD-80. The airline industry has grown into the 757-200 and it has become part of the core of many airline fleets. In addition, the 757-200 has proven to be an effective longer haul aircraft, with the ETOPS version being particularly suited to transatlantic operations. The 757 series is profitably deployed in both scheduled service and in high-density charter service.

RECENT FLEET DEVELOPMENTS

In July 2000, Northwest Airlines announced that it had reached agreements with Boeing to accelerate deliveries of five Boeing 757-200 aircraft from 2004 to 2001. The five 757 aircraft, powered by Pratt & Whitney PW2037 engines, will be delivered between June and October 2001.

In June 2000, start-up carrier National Airlines announced it would lease four 757-200 aircraft from GE Capital in 2001 and an additional four in 2002 adding to its current fleet of 15 aircraft.

In May 2000, Iberia ordered eight more 757-200s with RB211-535E4 engines for delivery in 2000. Also in May, American Trans Air ordered ten 757-300s with RB211-535E4C engines for delivery from 2001 to 2003. American Airlines ordered twenty 757-200 aircraft for delivery from 2001 through 2002. As part of the deal Boeing is taking back five MD-90s and five MD-87s eliminating these types from American's fleet.

In March 2000, China Xinjiang ordered three 757-200s to be delivered starting in May 2001. In December 1999, GATX ordered two additional 757-200 aircraft, bringing its total orders for 757-200 aircraft to ten. Delta Air Lines also ordered two more 757-200 aircraft from the manufacturer in December 1999. Also in December 1999, Turkmenistan Airlines ordered one 757-200 aircraft.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

In October 1999, it was announced that DHL International and Boeing will launch the freighter conversion program for the Boeing 757-200. The airline will acquire 44 RB211-535C powered 757-200 aircraft after Boeing converts them to freighters. Of the aircraft to be converted, 34 will be acquired from British Airways, who recently placed an order for 24 A318s. The first converted 757 aircraft will be delivered to DHL in the first quarter of 2001.

AVAILABILITY

As of August 2000, eight Boeing 757s were advertised as available for sale or lease from the following entities: Ansett Worldwide Aviation, Air 2000, Babcock & Brown Aircraft Management, CIT Aerospace, JMC, Condor, Lufthansa and IAMG. The number of available aircraft has ranged between 4 and 15 during the last year.

RECENT TRANSACTIONS & LEASE RATES

The transactions and lease rates stated below have been publicly reported, however AVITAS is aware of additional proprietary transactions and lease rates that are used to formulate a value opinion, which we cannot disclose in this report.

American Airlines, United Airlines and Mexicana have all taken delivery of new 757-200s during the last 12 months with a lessor's cost of $54 million per aircraft.

In late 1999, one 1987-built 757-200 sold for slightly more than $20 million. In early 1999, Arkia Israeli Airlines paid $33 million for one 1990-built 757-200ER equipped with RB211-535E4 engines from ILFC.

- AVITAS is aware of a 1989 vintage 757-200 with RB211-535E4 engines that leased in early 2000 for just over $400,000 per month.
- In August 1999, Aerovias de Mexico leased a 1992 vintage 757-200 aircraft for three years for $414,500 per month, plus maintenance reserves.
- TWA is reportedly paying $491,666 per month for 12 years for each of its ten new 757-200s.
- AVITAS is aware of a Sunrock Aircraft Corporation lease of a 1991 vintage 757-200 to Sunways Airlines for 31 months at $359,000 per month.
- Star Air Tours is subleasing a 1983 vintage aircraft with RB211-535C engines at $225,000 per month for five years.
- In late 1998, Mexicana leased two new 757-200s in a delivery-sale-leaseback transaction for a monthly rate of $450,000 per aircraft. Lease term is eight years. The carrier is also leasing a 1991 vintage 757-200 for $399,000 per month for three years.

ENGINE CHOICES

The greater number of Rolls operators should offer greater ease in remarketing Rolls-powered 757s than Pratt & Whitney-powered aircraft. AVITAS has not noted any discernible engine-related value differences with the exception of the aircraft that are powered by the older model RB211-535C engines.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

Forty aircraft are presently in service with only three owner/operators: LTE, Iberia, and British Airways. AVITAS believes that with such a small user base, and considering the expense to upgrade these engines to the more economical -535E4s, the current and future values of these aircraft are severely affected.

FIGURE 6
                          BOEING 757-200 CURRENT FLEET
                             BY ENGINE MANUFACTURER
                                AS OF JULY 2000

ENGINE MANUFACTURER    AIRCRAFT IN SERVICE         OPERATORS
=============================================================
PRATT & WHITNEY                        383                 18
ROLLS-ROYCE                            515                 44
=============================================================
TOTAL                                  898                 62
=============================================================

Source: BACK Information Services

CURRENT OPERATOR BASE AND BACKLOG

As of July 2000, there were 898 aircraft in service among 62 operators with Delta Air Lines, American Airlines and United Airlines being the largest operators of the type. Regarding future deliveries, as of July 2000, there were 82 Boeing 757-200s on order and options for 33 more. The largest operators and orderholders are displayed below.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

FIGURE 7

                LARGEST BOEING 757-200 OPERATORS & ORDERHOLDERS
                                AS OF JULY 2000

    OPERATOR                                 IN SERVICE                 ORDERS            TOTAL
===============================================================================================
AMERICAN AIRLINES                                102                      20                122
DELTA AIR LINES                                  111                       9                120
UNITED AIR LINES                                  98                       1                 99
UNITED PARCEL SERVICE                             75                                         75
NORTHWEST AIRLINES                                48                      25                 73
BRITISH AIRWAYS                                   53                                         53
CONTINENTAL AIRLINES                              41                                         41
US AIRWAYS                                        34                                         34
TRANS WORLD AIRLINES                              27                                         27
IBERIA                                            20                       6                 26
BRITANNIA AIRWAYS                                 19                                         19
CHINA SOUTHERN AIRLINES                           18                                         18
CONDOR                                            17                                         17
JMC AIRLINES                                      16                                         16
AMERICAN TRANS AIR                                13                       2                 15
NATIONAL AIRLINES                                 15                                         15
AIR 2000                                          13                                         13
AMERICA WEST AIRLINES                             13                                         13
CHINA SOUTHWEST AIRLINES                          12                                         12
LTU INTERNATIONAL AIRWAYS                         11                                         11
ALL OTHERS                                       142                      19                161
===============================================================================================
GRAND  TOTAL                                     898                      82                980
===============================================================================================

Source: BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

In terms of competition, the 757 enjoyed market dominance until the introduction of the A321 in 1994. With similar capacity (approximately 9-19 fewer seats than the 757), but less range, the A321 has begun to challenge the
757. However, the 757-200 enjoyed an 11-year head start in market development

DELTA AIR LINES                                                NOVEMBER 8, 2000

FIGURE 8

----------------------------------------------------------------------------------------------------------------
                                     BOEING 757-200 COMPETITIVE PROFILE
                                               AS OF JULY 2000
----------------------------------------------------------------------------------------------------------------
     AIRCRAFT TYPE             IN SERVICE        OPERATORS                RANGE (NM)              SEAT CAPACITY
----------------------------------------------------------------------------------------------------------------
 B757-200 non-ETOPS               898*               62*               2,700 w/194 pax               194-239
----------------------------------------------------------------------------------------------------------------
 B757-200 ETOPS                   898*               62*               3,900 w/194 pax               194-239
----------------------------------------------------------------------------------------------------------------
 B757-300                          15                 2                3,450 w/243 pax               243-289
----------------------------------------------------------------------------------------------------------------
 A321-100                          88                12                2,350 w/185 pax               185-220
----------------------------------------------------------------------------------------------------------------
 A321-200                          78                21                3,000 w/185 pax               185-220
----------------------------------------------------------------------------------------------------------------

* Data include both non-ETOPS and ETOPS aircraft

In terms of freighter operations, operators utilize aircraft types for a much longer life because of the lower level of utilization and therefore, many earlier generation jet transport aircraft are still in operation with these companies. This has affected the market for aircraft types such as the DC-8-70 series aircraft. The cost of acquiring replacement aircraft proves to be much less cost effective than retaining the older aircraft. This is because the best-fit replacement aircraft are generally new generation aircraft such as the 757-200PF. However, there have been a significant number of freight airlines that are beginning to add these new generation aircraft to their fleets. Airborne Express is converting 23 B767-200Fs acquired from ANA. UPS, which ordered 30 new A300-600 freighters in 1998, previously purchased the 757-200PF AND 767-300F.

AVITAS is of the opinion that many 757-passenger aircraft will be converted to freighters as the type ages. However, due to the 757's success as a passenger aircraft, until recently market values have not been low enough to absorb the conversion costs. The DHL transaction has provided the initial indication that the RB211-535C-powered aircraft values are becoming low enough to justify freighter conversion. AVITAS believes that over the next several years, the oldest of the type will drop into a value range that will justify conversion and the market base is expected to broaden considerably.

BACKGROUND - BOEING 767

In July 1978, Boeing announced its intention to launch the development of an advanced technology, short to medium-range, twin-aisle airliner. The new widebody was equipped with a two (optional three) crew cockpit and twin high bypass engines and was soon after designated the 767. A 216-seat mixed class passenger version with a range of 3,160 nautical miles, the 767-200 was selected as the basic model. The 767-200, powered by two Pratt & Whitney JT9D-7R4D engines, made its maiden flight in September 1981. The fifth production aircraft, with General Electric CF6-80A engines, first flew in February 1982.

Delivery of the first 767-200 with Pratt & Whitney engines was to United Airlines in August 1982, and the first General Electric powered aircraft to Delta Air Lines in December of the same year.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

An extended-range version, the Boeing 767-200ER, was first delivered in June 1984 to Ethiopian Airlines. The ER version features higher gross weights and increased fuel capacity and consequently greater range and utility. This version is capable of carrying 224 passengers in a standard two-class configuration or 181 passengers in a standard three-class configuration. The aircraft in a three-class configuration has a range of 6,655 nautical miles.

The -200EM variant applies to 767-200 non-ER aircraft, which have been upgraded with a maximum takeoff weight increase. The -200EM aircraft have no center wing fuel tanks. The extent to which any -200 can be modified depends on the specific aircraft's build specification and date of manufacture. The installation of the ETOPS equipment and some weight increases are possible with all 767-200s without major structural changes. However, increasing an aircraft's maximum takeoff weight may require replacement of the landing gear and structural changes at a cost of almost $3.0 million.

The 767-300 aircraft features a fuselage stretch of about 21 feet, various structural modifications and a maximum seating capacity of 325 passengers. In a more typical two-class configuration, this aircraft can carry 261 passengers up to 4,260 nautical miles.

The 767-300ER is an extended range variant of the basic 767-300 with higher gross weights. Development of the aircraft began in early 1985. This version embodies further structural modifications to allow maximum gross takeoff weights up to 412,000 pounds and a fuel capacity of 24,140 U.S. gallons. It was first delivered in February 1988. This variant is approved for ETOPS operations and carries 269 passengers in a standard two-class configuration or 218 passengers in a standard three-class configuration. The aircraft in a three-class configuration has a range of 6,150 nautical miles. The 767-300ER has established the greatest operator base and market penetration of the 767 family.

The 767-300F was launched as a specialized package freighter in January 1993 by United Parcel Service. UPS ordered 30 (plus 30 options) package freighters and Asiana ordered two freighters in November 1993. One was delivered in August 1996, and the delivery of the second one was canceled.

The modifications to the aircraft as freighter aircraft include a reinforced landing gear and internal wing structure. The main deck floor has been strengthened to accommodate 24 containers. The aircraft has no passenger windows and a (8 ft 9 in x 11 ft 1 3/4 in) forward freight door. Pilot type rating and many components are common to those of the Boeing 757 freighter. Although Rolls-Royce, Pratt & Whitney and General Electric offer engines for the 767-300F freighter aircraft, customers to date have chosen the General Electric CF6-80C2B7F engine to power their aircraft. The 767-300 is available in two freighter configurations, the package freighter and the freighter; both are based on the 767-300ER airframe. The main difference between the two configurations is found in the cargo handling system. The freighter has an environmental control system, which allows perishable goods and live animals to be transported, and powered handling systems on both the main and lower decks. The main deck features a ball-mat maneuvering area near the cargo door and rollers through the entire length of the cabin.

The 767-400ER, a stretched version of the 767-300ER, was launched in April 1997 for Delta Air Lines as a replacement for their L-1011s on domestic services. In addition to the 21 foot stretch, 11 feet forward

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DELTA AIR LINES                                                 NOVEMBER 8, 2000

of the wing and 10 feet aft of the wing, are numerous changes and enhancements to the aircraft. The wing includes an all new 7 foot raked wing tip and a strengthened wing box. The aircraft features an upgraded flight deck, new modernized 777-style interior and longer main landing gear with 777-type wheels, tires and brakes. Unlike the 767-300ER only PW and GE engines are offered as powerplants for this model. The upgrades and changes have reduced the commonality of this aircraft with its other family members. The aircraft can carry 304 passengers in a standard two-class configuration or 245 passengers in a standard three-class configuration. In a three-class configuration the aircraft has a range of 5,635 nautical miles. The first of these new derivatives rolled out of the factory in August 1999.

All versions of the Boeing 767 meet the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3.

CURRENT MARKET - BOEING 767-300ER

CURRENT MARKET
AVITAS is of the opinion that the current market for the Boeing 767-300ER is stable. The aircraft provides excellent operating economics through the use of twin high-bypass engines, two-pilot cockpit and the capability to operate efficiently over both medium and long-range sectors where capacity is not sufficient to operate very large aircraft such as the 747. With a large operator base, used 767-300ER aircraft in good condition are in demand and will likely stay on the market a reasonably short period of time despite a generally soft widebody market.

AVAILABILITY
As of August 2000, AVITAS is aware of eleven 767-300ER passenger aircraft advertised as available for sale or lease by Ansett Worldwide Aviation, AerFi/Indigo, CityBird, Babcock & Brown Aircraft Management, Air 2000, Sunrock Aircraft Corp., and Itochu AirLease Group. The availability for the type has ranged from nine to fourteen aircraft during the last twelve months.

RECENT TRANSACTIONS & LEASE RATES
The transactions and lease rates stated below have been publicly reported; however, AVITAS is aware of additional proprietary transactions and lease rates, which we cannot disclose in this report. There are some very recent indications that the lease rates are beginning to soften for aircraft in this size category.

- In July 1999, it was reported that Shanghai Airlines was financing a new 767-300 to be delivered in December 1999 for $77 million.

- In early 1999, LanChile bought an ex-Asiana 1998-built 767-300ERF for approximately $70 million. Due to the Asian economic situation, we believe this transaction represents some distress from the seller.

- AVITAS is aware of a 1988 vintage 767-300ER aircraft with high MTOW and CF6-80C2B7F engines that was purchased with a lease attached for approximately $48 million in August 1998.

DELTA AIR LINES                                                 NOVEMBER 8, 2000

- In May 1998, Ansett Worldwide Aviation and Wilmington Trust purchased a new 767-300ER from Nissho Iwai Corporation for $80 million.

- In mid-1999, Air Madagascar entered a lease for a new 767-300ER for $630,000 per month. The term is unknown. Varig is leasing two 1988 vintage 767-300ER for $635,000 per month per aircraft for five years.

CURRENT OPERATOR BASE AND BACKLOG
As of July 2000, there were 421 767-300ERs in service among 64 operators. There were 41 firm orders for the type. With the large number of operators for the 767-300ER fleet, a fluid secondary market is expected to develop. The Figure below depicts operators with five or more aircraft in service or on order.

DELTA AIR LINES                                                 NOVEMBER 8, 2000


Figure 9

------------------------------------------------------------------------------------------------------------
                    BOEING 767-300ER CURRENT FLEET & BACKLOG
                                AS OF JULY 2000
------------------------------------------------------------------------------------------------------------
        OPERATOR                             IN SERVICE        FIRM ORDERS       OPTIONS            TOTAL
------------------------------------------------------------------------------------------------------------
DELTA AIR LINES                                    58                                                 58
------------------------------------------------------------------------------------------------------------
AMERICAN AIRLINES                                  49                                                 49
------------------------------------------------------------------------------------------------------------
UNITED AIR LINES                                   34                   3                             37
------------------------------------------------------------------------------------------------------------
QANTAS                                             26                   4                             30
------------------------------------------------------------------------------------------------------------
BRITISH AIRWAYS                                    24                                                 24
------------------------------------------------------------------------------------------------------------
CANADIAN AIRLINES INTERNATIONAL                    19                                                 19
------------------------------------------------------------------------------------------------------------
GE CAPITAL AVIATION SERVICES INC.                                      17                             17
------------------------------------------------------------------------------------------------------------
AIR NEW ZEALAND                                     9                                4                13
------------------------------------------------------------------------------------------------------------
SCANDINAVIAN AIRLINES SYSTEM                       13                                                 13
------------------------------------------------------------------------------------------------------------
KLM ROYAL DUTCH AIRLINES                           12                                                 12
------------------------------------------------------------------------------------------------------------
LAN CHILE                                          11                                                 11
------------------------------------------------------------------------------------------------------------
ALITALIA                                           10                                                 10
------------------------------------------------------------------------------------------------------------
VARIG                                               6                   4                             10
------------------------------------------------------------------------------------------------------------
CONDOR                                              9                                                  9
------------------------------------------------------------------------------------------------------------
GULF AIR                                            9                                                  9
------------------------------------------------------------------------------------------------------------
TRANS WORLD AIRLINES                                9                                                  9
--------------------- --------------------------------------------------------------------------------------
AIR CANADA                                          6                                                  6
------------------------------------------------------------------------------------------------------------
ALL NIPPON AIRWAYS                                  6                                                  6
------------------------------------------------------------------------------------------------------------
BRITANNIA AIRWAYS                                   6                                                  6
------------------------------------------------------------------------------------------------------------
CHINA YUNNAN AIRLINES                               3                                3                 6
------------------------------------------------------------------------------------------------------------
INTL LEASE FINANCE CORPORATION                                          6                              6
------------------------------------------------------------------------------------------------------------
LOT POLISH AIRLINES                                 3                                3                 6
------------------------------------------------------------------------------------------------------------
LTU INTERNATIONAL AIRWAYS                           6                                                  6
------------------------------------------------------------------------------------------------------------
MARTINAIR HOLLAND                                   6                                                  6
------------------------------------------------------------------------------------------------------------
AIR FRANCE                                          5                                                  5
------------------------------------------------------------------------------------------------------------
ROYAL BRUNEI AIRLINES                               5                                                  5
------------------------------------------------------------------------------------------------------------
VIETNAM AIRLINES                                    5                                                  5
------------------------------------------------------------------------------------------------------------
All others                                         72                   6            4                82
------------------------------------------------------------------------------------------------------------
GRAND TOTAL                                       421                  40           14               475
------------------------------------------------------------------------------------------------------------

Source:  BACK Information Services

DELTA AIR LINES                                                 NOVEMBER 8, 2000


ENGINE DISTRIBUTION

There are only three operators, British Airways, Qantas and China Yunnan Airlines, with 767-300ER aircraft equipped with Rolls-Royce engines. With such a small operator base, we believe that it may be more difficult to re-market those aircraft, and consequently, the values may be affected.

FIGURE 10
                      BOEING 767-300/-300ER BY ENGINE TYPE
                                AS OF JULY 2000

ENGINE TYPE                              IN SERVICE          OPERATORS      FIRM ORDERS     ORDERHOLDERS
-----------                              ----------          ---------      -----------     ------------
CF6-80A2                                      24                 1
CF6-80C2B                                    325                67               27               10
JT9D-7R4D                                     13                 2
PW4000                                       163                37                6                4
RB211-524H                                    32                 3                4                3
Unknown                                       --                 1                4               --
                                             ---               ---               --               --
GRAND TOTAL                                  557               111               41               17

Source:  BACK Information Services

RECENT FLEET DEVELOPMENTS

In September 2000, Balair took delivery of its second Boeing 767-300ER aircraft. Both 767-300Es are being leased from Flightlease. The Swiss charter airliner has put two 757-200s and two 767-300ER aircraft into service this year.

In September 2000, it was reported that Continental will be taking delivery this year of 28 aircraft including four 767-400ERs and three 767-300ERs.

In June 2000, Kenya Airways announced its order of three 767-300ERs to replace its A310 fleet. Deliveries are expected to begin in June 2001.

In May 2000, LTU agreed to lease six new Airbus A330-200s from ILFC for ten years each. Included in the deal are the purchases by ILFC from LTU and leases back to the airline of an A330-300 and four Boeing 767-300ERs until the carrier has received all six new A330-200s in 2002. The multi-aircraft sale/leaseback deal strongly suggests that LTU has chosen the A330-200 to replace both the Boeing 767-300ER and the A330-300 in its fleet. Additionally, Kenya Airways announced it would acquire three 767-300ERs to replace its A310 fleet. Deliveries are expected to begin in June 2001.

In April 2000, Air France ordered eight A330-200s to replace the Boeing 767-300ERs and A310s in its fleet. First deliveries are scheduled for December 2001. Also in April, All Nippon Airways announced its intention to lease three Boeing 767-300ERs to start its new regional carrier.

DELTA AIR LINES                                                 NOVEMBER 8, 2000


In December 1999, GE Capital Aviation Services ordered 17 767-300ER aircraft (which can be substituted for 767-400ER) for delivery starting in the fourth quarter of 2000.

In December 1999, SAS ordered four A330-300 aircraft and six A340-300 aircraft to replace the airline's fleet of 767-300ERs on intercontinental routes. The new aircraft will be delivered between 2001 and 2004.

In June 1999, Delta Air Lines placed orders for six 767-300ER aircraft powered by CF6-80C2 engines as part of a larger order for Boeing aircraft. Deliveries of the 767-300ER aircraft will take place from December 1999 through April 2000.

In May 1999, SAirGroup announced it purchased four 767-300ER aircraft and took options for four more, as a step toward standardizing the fleets of charter airline affiliates around the type. Balair CTA, Sobelair, LTU and Air Europe are the airlines that will operate the new aircraft, the first of which is scheduled for delivery in March 2000. In April 1999, TWA announced it would lease three 767-300ER aircraft from GECAS.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The 767-300ER offers exceptional economics on long-range routes such as interior U.S. to interior Europe. With congestion at the major gateways, traffic patterns have dispersed over the past decade with secondary markets receiving non-stop service rather than funneling through the major gateways. This dispersion has been facilitated in large part by the 767-300ER, offering airlines a smaller aircraft with the range capability needed to serve these markets effectively.

The market dominance of the 767-300ER is being challenged. Airbus has launched the A330-200, a shortened fuselage variant of the A330-300 with a 6,400 nautical mile range and seating capacity for 253 passengers. The A330-200 currently holds 67 firm orders and 30 options.

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or

DELTA AIR LINES                                                 NOVEMBER 8, 2000


any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.


/s/ Douglas B. Kelly
----------------------------------
Douglas B. Kelly
Vice President - Asset Valuation
ISTAT Certified Appraiser

                      APPENDIX A - AVITAS VALUE DEFINITIONS

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

- MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

- ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

- DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

- FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.

                      APPENDIX A - AVITAS VALUE DEFINITIONS

- SECURITIZED VALUE or LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

- MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

                    APPENDIX B - AVITAS APPRAISAL METHODOLOGY

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

- BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

                              MORTEN BEYER & AGNEW

--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM




                            APPRAISAL OF 44 AIRCRAFT
                                  (2000-1 EETC)






                                  PREPARED FOR:

                                 Delta Air Lines




                                OCTOBER 31, 2000



     Washington, D.C.                  London                    Pacific Rim
    2107 Wilson Blvd.           Lahinch 62, Lashmere         3-16-16 Higashiooi
       Suite 750                      Copthorne                 Shinagawa-ku
Arlington, Virginia 22201            West Sussex               Tokyo 140-0011
     United States                  United Kingdom                  Japan
   Phone +703 276 3200          Phone +44 1342 716248      Phone +81 3 3763 6845
    Fax +703 276 3201            Fax +44 1342 718967

I.    INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW, INC. (MBA), has been retained by Delta Air Lines ("Delta") to determine the Current Base Value of (20) Boeing 737-800, (18) 757-200 and (6) 767-300ER aircraft in their present configuration as passenger aircraft. The aircraft are further identified in Section IV of this report.

In performing this valuation, MBA did not inspect the aircraft or the historical maintenance documentation, and we relied solely on information provided to us by Delta, and was not independently confirmed by MBA. Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio of aircraft is $2,339,060,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

III.       CURRENT MARKET CONDITIONS

[PHOTO]
N376DA


Boeing 737-800


Boeing began replacing the trio of B-737-300/-400/-500s with upgraded new generation versions beginning with the B-737-700 in 1997. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and with their most recent order of 94 with options for another 196 have secured the future of the program.

The fuselage of the new aircraft mirror that of the old (which were out-growths of the original - 100s and -200s). Upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general. The CFM56-7 is the exclusive engine for the 3rd generation. However, Boeing is losing market share to the more comfortable, wider A320 family, but has is, of recent, making strides to hold their position.

Prospects for the 3rd generation B-737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717, competing with its own B-737-600. Airbus is becoming more aggressive with its A318/319/320/321 high-tech series and winning an increasing share of orders. During 1998 Airbus had 437 narrowbody orders, Boeing had 516, including 28 MD-80/-90s. In 1999, Airbus overwhelmed Boeing with 408 narrowbody orders to Boeing's 106. Currently, the order book for the 737-800 stands at 394, with 316 in service with 41 operators.

The new generation aircraft are actually starting to compete with their older and larger sibling the Boeing 757. Airlines such as Aloha and Southwest are finding the flexibility and the range offered by the 737-700 to fit very well with their respective trans-pacific and trans-continental routes. Delta has replaced their 757's with 737-800 aircraft on their routes to Central America. While these aircraft are allowing for greater economics, the success will only be told by passenger preferences and tolerances for smaller cabins over longer journeys.

As the industry passes the peak of the current cycle, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers.

[PHOTO]
N697DL

Boeing 757-200

The B-757 was conceived in 1978 as the successor to the B-727. First deliveries took place in late 1982 as B-727 production was terminated. The aircraft was somewhat slow in penetrating the market, as it came on-line in the depression of the early 1980s, but has seen accelerating popularity in the late 1980s and 90s. The aircraft is offered in two engine configurations, Rolls Royce and Pratt & Whitney. The aircraft's popularity has increased as airlines have grown to appreciate its fuel economy and operating efficiency. As of September 1, 2000, the Rolls version had the greater market share, with 527 deliveries and 38 on order, compared with 390 deliveries and 36 orders/options for the P&W version. Both versions have achieved decent operator bases, with 42 airlines ordering the RR version and 16 the P&W. A cargo version known as the PF (package freighter) is also in production with 80 already produced and none on order. United Parcel Service was the major purchaser, ordering 35 P&W powered models, and then 40 more Rolls Royce powered configurations along with 41 options. All B-757-200PFs currently on order have already been delivered. There has also been one combi aircraft.

The B-757's capabilities have grown in the 18 years it has been produced, and it is currently available at much higher gross weights and in an ER (extended range) version used by several European carriers in transatlantic operations. In late 1995 and 1996 a total of three B-757s were lost in accidents, with crew reactions to emergency situations was considered to be the probable cause. In the prior 15 years only one had been lost in a hijacking situation in China.

The major competitor to the B-757 is not the smaller American twins, but rather the Airbus A319/320/321 series (particularly the A321, which is marginally smaller than the B-757). The Airbus narrowbody series has piled up an impressive order backlog, and is increasingly penetrating the U.S. market, as seen by USAir's recent order for up to 400--at the expense of the then-existing Boeing options. Current operating costs suggests that the A320 is up to 25 percent more efficient than the B-737s or MD-80s, and even equal to, or superior to, the B-757, but now Boeing's own B-737-800/-900s also challenge the B-757 from below.

In the final analysis, the B-757 is assured of a firm share of the aircraft market for many years to come in both passenger and cargo configuration. It has excellent environmental characteristics has not experienced technical difficulties, and also should meet Stage 4 noise levels.

ECONOMICS

The MBA Model shows the 757 to be one of the most efficient aircraft of any type, size, or age. Its combination of capacity, low fuel consumption and reasonable price all contribute to its outstanding economics. We expect that the B-757 will prove to be one of the strongest players in the residual value market for the next two decades.

[PHOTO]

N1602

Boeing 767-300ER


The twin-aisle semi-widebody B-767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, affecting payload and range. The initial model, the B-767-200, offered a MTOGW of 280,000 pounds, while the current 767-300ER is certified up to 412,000 pounds. Early development extended the range of the -200 as the ER model, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a landing place. But as experience was gained, the FAA and international authorities approved ETOPS (extended range twin-engine over water operations), and more direct routes became possible. The first production models of the larger 767-300 were delivered in 1986 in domestic configuration, soon to be followed by successively higher gross weight Extended Range (ER) models.

Orders for the -200 slowed to a trickle following the introduction of the -300, and it is probable that production of this model will be discontinued in the near future, despite Continental's recent order. Much of the success of the B-767 program is attributable to ETOPS operations, where these aircraft (and the A310) have replaced B-747s, DC-10s and L-1011s on many long flights. So far there have been no untoward incidents under the ETOPS programs. The 767 has an exemplary overall safety record, with only three flight accidents--one attributed to inadvertent thrust reverser deployment on a Lauda Air 767-300 over Bangkok, one Ethiopian -200 lost in a hijacking incident in the Comoro Islands in 1996, and the third was last year's Egypt Air accident off the coast of Nantucket, which is currently being blamed on pilot error.

Economics

The MBA Model indicates that it is hard to make money with the B-767. Satisfactory margins are achieved only by classifying the B-767 as a narrowbody in terms of seating capacity. By definition, MBA has assumed that only 67.5 percent of maximum certified seating is installed in a widebody, compared to 85 percent in a narrowbody. This is in accord with industry experience. By making this narrowbody assumption, we increased the available seating of the B-767-300 from 218 to 247.

In the long term, the relatively high seat mile costs of the B-767s will make them less desirable in the used market, and the demand for and price of these aircraft will decline further than that of more desirable types. Their residual values will also be impaired and they will move into the cargo market.

MBA has classified the aircraft as having seven-abreast seating. Interestingly, British tour operators utilize the aircraft in an eight-abreast configuration, thus increasing potential maximum seating from 290 seats in our model to 375 seats claimed by Boeing. With 375 seats, the B-767-300 becomes a potent economic competitor. However, until the industry shows more signs of utilizing this capability we will continue to use the conventional capacity.

IV.       VALUATION


In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows, for each aircraft:

         1. The aircraft is being delivered new or is in good overall condition if already in service.

         2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified, or new.

         3. The historical maintenance documentation has been maintained to acceptable international standards.

         4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

         5.       The aircraft is in a standard airline configuration.

         6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

         7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

         8.       Its utilization is comparable to industry averages.

         9.       There is no history of accident or incident damage.

         10. No accounting is made for lease obligations or terms of ownership.

DELTA AIR LINES 2000 - 1 EETC


                                                                                                                Values in ($000,000)

        SERIAL   REGISTRATION    ORIGINAL                          ENGINE        AVG. MONTHLY   AVG. MONTHLY    MTOW        CURRENT
        NUMBER      NUMBER       DELIVERY     ENGINE TYPE      SERIAL NUMBERS       CYCLES      FLIGHT HOURS   (LBS.)     BASE VALUE
        ------   ------------    --------     -----------      --------------    ------------   ------------   ------     ----------
BOEING 737-832
 1      29624      N376DA        14-Jan-99    CFM 56-7B24      875510, 874488         137            266       155,500      39.52
 2      29625      N377DA        10-May-99    CFM 56-7B24      875678, 874691         127            269       155,500      40.18
 3      30265      N378DA        13-Aug-99    CFM 56-7B24      874845, 874848         145            284       155,500      40.68
 4      30349      N379DA        23-Aug-99    CFM 56-7B24      875867, 874871         146            252       155,500      40.68
 5      30266      N380DA        20-Sep-99    CFM 56-7B24      875948, 874882         119            237       155,500      40.85
 6      30350      N381DN        13-Sep-99    CFM 56-7B24      875893, 874900         122            271       155,500      40.85
 7      30345      N382DA        12-Oct-99    CFM 56-7B24      874943, 874944         127            279       155,500      41.01
 8      30346      N383DN        19-Oct-99    CFM 56-7B24      874953, 874954         122            254       155,500      41.01
 9      30347      N384DA        22-Nov-99    CFM 56-7B24      874980, 876176         130            258       155,500      41.18
10      30348      N385DN        19-Nov-99    CFM 56-7B24      874981, 876122         129            269       155,500      41.18
11      30373      N386DA        20-Dec-99    CFM 56-7B24      876160, 876175         125            269       155,500      41.34
12      30374      N387DA        14-Jan-00    CFM 56-7B24      874868, 877188         130            280       155,500      41.51
13      30375      N388DA         1-Feb-00    CFM 56-7B24      876206, 876207         138            261       155,500      41.60
14      30376      N389DA        15-Apr-00    CFM 56-7B24      874896, 877366         126            206       155,500      41.77
15      30536      N390DA        28-Apr-00    CFM 56-7B24      876291, 876292         137            238       155,500      41.77
16      30560      N391DA         8-May-00    CFM 56-7B24      876332, 876330         133            253       155,500      41.86
17      30561      N392DA        30-May-00    CFM 56-7B24      876435, 876389         126            278       155,500      41.86
18      30377      N393DA        30-Jun-00    CFM 56-7B24      876426, 876429         127            258       155,500      41.94
19      30562      N394DA        29-Jun-00    CFM 56-7B24      876432, 877440         135            267       155,500      41.94
20      30773      N395DN        17-Jul-00    CFM 56-7B24      877473, 876469         149            109       155,500      42.03

BOEING 757-232
 1      29728      N696DL        27-Jan-99    P&W PW2037       P728704B, P727288B     140            283       230,000      54.22
 2      30318      N697DL         1-Aug-99    P&W PW2037       P728721B, P728722B     146            309       230,000      55.78
 3      29911      N698DL        31-Aug-99    P&W PW2037       P728727B, P728728B     128            284       230,000      55.78
 4      29970      N699DL        13-Sep-99    P&W PW2037       P728731B, P728732B     107            215       230,000      56.01
 5      30337      N6700         24-Sep-99    P&W PW2037       P728733B, P728734B     131            280       230,000      56.01
 6      30187      N6701          7-Oct-99    P&W PW2037       P728737B, P728738B     139            303       230,000      56.23
 7      30188      N6702         20-Nov-99    P&W PW2037       P728742B, P728744B     146            300       230,000      56.45
 8      30234      N6703D        21-Jan-00    P&W PW2037       P728751B, P728752B     137            293       230,000      56.90
 9      30396      N6704Z         4-Apr-00    P&W PW2037       P728753B, P728754B     143            333       230,000      57.26
10      30397      N6705Y         7-Apr-00    P&W PW2037       P728759B, P728760B     139            303       230,000      57.26
11      30422      N6706Q         3-May-00    P&W PW2037       P728761B, P728762B     135            305       230,000      57.38
12      30395      N6707A        31-May-00    P&W PW2037       P728763B, P728764B     151            295       230,000      57.38
13      30480      N6708D        20-Jul-00    P&W PW2037       P728766B, P728767B     143            314       230,000      57.62
14      30481      N6709         10-Aug-00    P&W PW2037       P728768B, P728769B     134            285       230,000      57.73
15      30482      N6710E        28-Aug-00    P&W PW2037       P728770B, P728771B     103            232       230,000      57.73
16      30483      N6711M        28-Sep-00    P&W PW2037       P728772B, P728773B      14             13       230,000      57.85
17      30484      N6712B        02-Oct-00    P&W PW2037              n/a             n/a            n/a       230,000      57.97
18      30777      N6713Y        31-Oct-00    P&W PW2037              n/a             n/a            n/a       230,000      57.97

BOEING 767-332ER
 1      29694      N1602         22-Jan-99    GE CF6-80C2B6F   704805, 704806          70            417       407,000      80.28
 2      29695      N1603          5-Feb-99    GE CF6-80C2B6F   704808, 704809          65            459       407,000      80.62
 3      30180      N1604R        28-Apr-99    GE CF6-80C2B6F   704865, 704866          69            439       407,000      81.30
 4      30198      N1605         27-May-99    GE CF6-80C2B6F   704883, 704884          67            394       407,000      81.64
 5      30199      N16065        10-Jun-99    GE CF6-80C2B6F   704887, 704888          75            433       407,000      81.98
 6      30388      N1607B        21-Apr-00    GE CF6-80C2B6F   704999, 706101          69            405       407,000      84.95

                                                                                                               TOTAL  $     2,339.06

V.       COVENANTS

This report has been prepared for the exclusive use of Delta and shall not be provided to other parties by MBA without the express consent of Delta.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Delta or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                          PREPARED BY:

                                          /s/  Bryson P. Monteleone
                                          -------------------------------------
                                          Bryson P. Monteleone
                                          Director of Operations



                                          REVIEWED BY:

                                          /s/  Morten S. Beyer
                                          -------------------------------------
                                          Morten S. Beyer, Appraiser Fellow
                                          Chairman and CEO
                                          ISTAT Certified Senior Appraiser

October 31, 2000
#00314

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                      III-1

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-1 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE                  N376DA        N377DA        N378DA        N379DA        N380DA        N381DN        N382DA
-----------------                -----------   -----------   -----------   -----------   -----------   -----------   -----------
May 18, 2001...................  $      0.00   $593,544.26   $      0.00   $      0.00   $      0.00   $      0.00   $      0.00
November 18, 2001..............   589,767.51          0.00    596,090.41    595,574.63    596,669.54    597,030.32    597,871.10
May 18, 2002...................         0.00    593,544.26          0.00          0.00          0.00          0.00          0.00
November 18, 2002..............   589,767.51          0.00    596,090.41    595,574.63    596,669.54    597,030.32    597,871.10
May 18, 2003...................         0.00    593,544.26          0.00          0.00          0.00          0.00          0.00
November 18, 2003..............   589,767.51          0.00    596,090.41    595,574.63    596,669.54    597,030.32    597,871.10
May 18, 2004...................         0.00    593,544.26          0.00          0.00          0.00          0.00          0.00
November 18, 2004..............   589,767.51          0.00    596,090.41    595,574.63    596,669.54    597,030.32    597,871.10
May 18, 2005...................         0.00    593,544.26          0.00          0.00          0.00          0.00          0.00
November 18, 2005..............   592,786.06          0.00    611,658.52    611,727.66    614,470.89    614,422.53    617,029.83
May 18, 2006...................         0.00    593,544.26          0.00          0.00          0.00          0.00          0.00
November 18, 2006..............   708,975.83          0.00    716,576.77    715,956.74    717,272.96    717,706.66    718,717.39
May 18, 2007...................         0.00    702,002.90          0.00          0.00          0.00          0.00          0.00
November 18, 2007..............   708,975.83          0.00    716,576.77    715,956.74    717,272.96    717,706.66    718,717.39
May 18, 2008...................         0.00    713,515.98          0.00          0.00          0.00          0.00          0.00
November 18, 2008..............   708,975.83          0.00    716,576.77    715,956.74    717,272.96    717,706.66    718,717.39
May 18, 2009...................         0.00    713,515.98          0.00          0.00          0.00          0.00          0.00
November 18, 2009..............   708,975.83          0.00    716,576.77    715,956.74    717,272.96    717,706.66    718,717.39
May 18, 2010...................         0.00    713,515.98          0.00          0.00          0.00          0.00          0.00

REGULAR
DISTRIBUTION DATE                  N383DN        N384DA        N385DN        N386DA
-----------------                -----------   -----------   -----------   -----------
May 18, 2001...................  $      0.00   $      0.00   $      0.00   $      0.00
November 18, 2001..............   597,510.72    598,287.48    598,441.64    599,171.49
May 18, 2002...................         0.00          0.00          0.00          0.00
November 18, 2002..............   597,510.72    598,287.48    598,441.64    599,171.49
May 18, 2003...................         0.00          0.00          0.00          0.00
November 18, 2003..............   597,510.72    598,287.48    598,441.64    599,171.49
May 18, 2004...................         0.00          0.00          0.00          0.00
November 18, 2004..............   597,510.72    598,287.48    598,441.64    599,171.49
May 18, 2005...................         0.00          0.00          0.00          0.00
November 18, 2005..............   617,078.14    619,864.02    619,843.35    622,465.52
May 18, 2006...................         0.00          0.00          0.00          0.00
November 18, 2006..............   718,284.16    719,217.93    719,403.25    720,280.62
May 18, 2007...................         0.00          0.00          0.00          0.00
November 18, 2007..............   718,284.16    719,217.93    719,403.25    720,280.62
May 18, 2008...................         0.00          0.00          0.00          0.00
November 18, 2008..............   718,284.16    719,217.93    719,403.25    720,280.62
May 18, 2009...................         0.00          0.00          0.00          0.00
November 18, 2009..............   718,284.16    719,217.93    719,403.25    720,280.62
May 18, 2010...................         0.00          0.00          0.00          0.00

REGULAR
DISTRIBUTION DATE                  N387DA        N388DA        N389DA        N390DA        N391DA        N392DA        N393DA
-----------------                -----------   -----------   -----------   -----------   -----------   -----------   -----------
May 18, 2001...................  $      0.00   $      0.00   $599,498.18   $598,837.82   $599,620.05   $598,505.32   $598,132.84
November 18, 2001..............   600,401.09    600,829.71          0.00          0.00          0.00          0.00          0.00
May 18, 2002...................         0.00          0.00    599,498.18    598,837.82    599,620.05    598,505.32    598,132.84
November 18, 2002..............   600,401.09    600,829.71          0.00          0.00          0.00          0.00          0.00
May 18, 2003...................         0.00          0.00    599,498.18    598,837.82    599,620.05    598,505.32    598,132.84
November 18, 2003..............   600,401.09    600,829.71          0.00          0.00          0.00          0.00          0.00
May 18, 2004...................         0.00          0.00    599,498.18    598,837.82    599,620.05    598,505.32    598,132.84
November 18, 2004..............   600,401.09    600,829.71          0.00          0.00          0.00          0.00          0.00
May 18, 2005...................         0.00          0.00    599,498.18    598,837.82    599,620.05    598,505.32    598,132.84
November 18, 2005..............   625,190.70    626,663.25          0.00          0.00          0.00          0.00          0.00
May 18, 2006...................         0.00          0.00    608,047.76    608,160.16    609,557.01    609,746.75    611,170.16
November 18, 2006..............   721,758.76    722,274.01          0.00          0.00          0.00          0.00          0.00
May 18, 2007...................         0.00          0.00    720,673.34    719,879.51    720,819.84    719,479.80    719,032.03
November 18, 2007..............   721,758.76    722,274.01          0.00          0.00          0.00          0.00          0.00
May 18, 2008...................         0.00          0.00    720,673.34    719,879.51    720,819.84    719,479.80    719,032.03
November 18, 2008..............   721,758.76    722,274.01          0.00          0.00          0.00          0.00          0.00
May 18, 2009...................         0.00          0.00    720,673.34    719,879.51    720,819.84    719,479.80    719,032.03
November 18, 2009..............   721,758.76    722,274.01          0.00          0.00          0.00          0.00          0.00
May 18, 2010...................         0.00          0.00    720,673.34    719,879.51    720,819.84    719,479.80    719,032.03

REGULAR
DISTRIBUTION DATE                  N394DA        N395DN        N696DL        N697DL
-----------------                -----------   -----------   -----------   -----------
May 18, 2001...................  $598,183.26   $598,558.71   $      0.00   $      0.00
November 18, 2001..............         0.00          0.00    772,388.34    773,611.44
May 18, 2002...................   598,183.26    598,558.71          0.00          0.00
November 18, 2002..............         0.00          0.00    772,388.34    773,611.44
May 18, 2003...................   598,183.26    598,558.71          0.00          0.00
November 18, 2003..............         0.00          0.00    772,388.34    773,611.44
May 18, 2004...................   598,183.26    598,558.71          0.00          0.00
November 18, 2004..............         0.00          0.00    772,388.34    773,611.44
May 18, 2005...................   598,183.26    598,558.71          0.00          0.00
November 18, 2005..............         0.00          0.00    777,350.43    792,883.15
May 18, 2006...................   611,161.57    612,627.67          0.00          0.00
November 18, 2006..............         0.00          0.00    928,509.38    929,979.71
May 18, 2007...................   719,092.64    719,543.98          0.00          0.00
November 18, 2007..............         0.00          0.00    928,509.38    929,979.71
May 18, 2008...................   719,092.64    719,543.98          0.00          0.00
November 18, 2008..............         0.00          0.00    928,509.38    929,979.71
May 18, 2009...................   719,092.64    719,543.98          0.00          0.00
November 18, 2009..............         0.00          0.00    928,509.38    929,979.71
May 18, 2010...................   719,092.64    719,543.98          0.00          0.00

                                      III-2

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-1 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE              N698DL        N699DL         N6700         N6701         N6702         N6703D          N6704Z
-----------------            -----------   -----------   -----------   -----------   -----------   -------------   -------------
May 18, 2001...............  $      0.00   $      0.00   $      0.00   $      0.00   $      0.00   $        0.00   $  793,229.75
November 18, 2001..........   772,793.15    773,874.06    772,506.73    775,190.07    773,877.36      790,370.95            0.00
May 18, 2002...............         0.00          0.00          0.00          0.00          0.00            0.00      793,229.75
November 18, 2002..........   772,793.15    773,874.06    772,506.73    775,190.07    773,877.36      790,370.95            0.00
May 18, 2003...............         0.00          0.00          0.00          0.00          0.00            0.00      793,229.75
November 18, 2003..........   772,793.15    773,874.06    772,506.73    775,190.07    773,877.36      790,370.95            0.00
May 18, 2004...............         0.00          0.00          0.00          0.00          0.00            0.00      793,229.75
November 18, 2004..........   772,793.15    773,874.06    772,506.73    775,190.07    773,877.36      790,370.95            0.00
May 18, 2005...............         0.00          0.00          0.00          0.00          0.00            0.00      793,229.75
November 18, 2005..........   794,296.17    796,417.95    795,864.56    799,641.54    801,630.84      823,559.99            0.00
May 18, 2006...............         0.00          0.00          0.00          0.00          0.00            0.00      803,665.50
November 18, 2006..........   928,996.02    930,295.41    928,651.71    931,877.42    930,299.38      950,126.78            0.00
May 18, 2007...............         0.00          0.00          0.00          0.00          0.00            0.00      953,563.42
November 18, 2007..........   928,996.02    930,295.41    928,651.71    931,877.42    930,299.38      950,126.78            0.00
May 18, 2008...............         0.00          0.00          0.00          0.00          0.00            0.00      953,563.42
November 18, 2008..........   928,996.02    930,295.41    928,651.71    931,877.42    930,299.38      950,126.78            0.00
May 18, 2009...............         0.00          0.00          0.00          0.00          0.00            0.00      953,563.42
November 18, 2009..........   928,996.02    930,295.41    928,651.71    931,877.42    930,299.38      950,126.78            0.00
May 18, 2010...............         0.00          0.00          0.00          0.00          0.00            0.00      953,563.42

REGULAR
DISTRIBUTION DATE               N6705Y          N6706Q          N6707A          N6708D
-----------------            -------------   -------------   -------------   -------------
May 18, 2001...............  $  793,123.50   $  792,427.88   $  790,953.52   $  794,791.99
November 18, 2001..........           0.00            0.00            0.00            0.00
May 18, 2002...............     793,123.50      792,427.88      790,953.52      794,791.99
November 18, 2002..........           0.00            0.00            0.00            0.00
May 18, 2003...............     793,123.50      792,427.88      790,953.52      794,791.99
November 18, 2003..........           0.00            0.00            0.00            0.00
May 18, 2004...............     793,123.50      792,427.88      790,953.52      794,791.99
November 18, 2004..........           0.00            0.00            0.00            0.00
May 18, 2005...............     793,123.50      792,427.88      790,953.52      794,791.99
November 18, 2005..........           0.00            0.00            0.00            0.00
May 18, 2006...............     803,796.92      805,161.99      805,809.61      813,712.92
November 18, 2006..........           0.00            0.00            0.00            0.00
May 18, 2007...............     953,435.70      952,599.47      950,827.11      955,441.43
November 18, 2007..........           0.00            0.00            0.00            0.00
May 18, 2008...............     953,435.70      952,599.47      950,827.11      955,441.43
November 18, 2008..........           0.00            0.00            0.00            0.00
May 18, 2009...............     953,435.70      952,599.47      950,827.11      955,441.43
November 18, 2009..........           0.00            0.00            0.00            0.00
May 18, 2010...............     953,435.70      952,599.47      950,827.11      955,441.43

REGULAR
DISTRIBUTION DATE               N6709        N6710E        N6711M        N6712B        N6713Y          N1602           N1603
-----------------            -----------   -----------   -----------   -----------   -----------   -------------   -------------
May 18, 2001...............  $      0.00   $      0.00   $      0.00   $      0.00   $      0.00   $        0.00   $        0.00
November 18, 2001..........   794,910.47    795,100.13    793,492.59    797,393.93    796,395.86    1,197,195.13    1,200,889.51
May 18, 2002...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2002..........   794,910.47    795,100.13    793,492.59    797,393.93    796,395.86    1,197,195.13    1,200,889.51
May 18, 2003...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2003..........   794,910.47    795,100.13    793,492.59    797,393.93    796,395.86    1,197,195.13    1,200,889.51
May 18, 2004...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2004..........   794,910.47    795,100.13    793,492.59    797,393.93    796,395.86    1,197,195.13    1,200,889.51
May 18, 2005...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2005..........   843,464.84    843,666.08    845,468.23    852,028.61    852,162.40    1,204,284.91    1,209,569.70
May 18, 2006...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2006..........   955,583.86    955,811.85    953,879.39    958,569.30    957,369.49    1,439,181.39    1,443,622.50
May 18, 2007...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2007..........   955,583.86    955,811.85    953,879.39    958,569.30    957,369.49    1,439,181.39    1,443,622.50
May 18, 2008...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2008..........   955,583.86    955,811.85    953,879.39    958,569.30    957,369.49    1,439,181.39    1,443,622.50
May 18, 2009...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00
November 18, 2009..........   955,583.86    955,811.85    953,879.39    958,569.30    957,369.49    1,439,181.39    1,443,622.50
May 18, 2010...............         0.00          0.00          0.00          0.00          0.00            0.00            0.00

REGULAR
DISTRIBUTION DATE               N1604R           N1605          N16065          N1607B
-----------------            -------------   -------------   -------------   -------------
May 18, 2001...............  $1,200,015.73   $1,199,096.16   $1,199,359.46   $1,218,612.97
November 18, 2001..........           0.00            0.00            0.00            0.00
May 18, 2002...............   1,200,015.73    1,199,096.16    1,199,359.46    1,218,612.97
November 18, 2002..........           0.00            0.00            0.00            0.00
May 18, 2003...............   1,200,015.73    1,199,096.16    1,199,359.46    1,218,612.97
November 18, 2003..........           0.00            0.00            0.00            0.00
May 18, 2004...............   1,200,015.73    1,199,096.16    1,199,359.46    1,218,612.97
November 18, 2004..........           0.00            0.00            0.00            0.00
May 18, 2005...............   1,200,015.73    1,199,096.16    1,199,359.46    1,218,612.97
November 18, 2005..........           0.00            0.00            0.00            0.00
May 18, 2006...............   1,200,015.73    1,199,096.16    1,199,359.46    1,236,726.52
November 18, 2006..........           0.00            0.00            0.00            0.00
May 18, 2007...............   1,417,848.37    1,420,255.69    1,422,134.10    1,464,928.36
November 18, 2007..........           0.00            0.00            0.00            0.00
May 18, 2008...............   1,442,572.10    1,441,466.66    1,441,783.18    1,464,928.36
November 18, 2008..........           0.00            0.00            0.00            0.00
May 18, 2009...............   1,442,572.10    1,441,466.66    1,441,783.18    1,464,928.36
November 18, 2009..........           0.00            0.00            0.00            0.00
May 18, 2010...............   1,442,572.10    1,441,466.66    1,441,783.18    1,464,843.88

                                      III-3

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-2 EQUIPMENT NOTES

             REGULAR
        DISTRIBUTION DATE             N376DA          N377DA          N378DA          N379DA          N380DA          N381DN
        -----------------          -------------   -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2010................  12,786,640.58   12,480,783.58   13,257,272.74   13,261,746.88   13,329,259.08   13,326,129.55

             REGULAR
        DISTRIBUTION DATE             N382DA          N383DN          N384DA          N385DN          N386DA
        -----------------          -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2010................  13,391,316.21   13,394,442.32   13,464,714.34   13,463,377.10   13,529,526.01

             REGULAR
        DISTRIBUTION DATE             N387DA          N388DA          N389DA          N390DA          N391DA          N392DA
        -----------------          -------------   -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2010................  13,595,869.87   13,632,921.90   13,143,668.00   13,150,032.67   13,183,263.37   13,194,007.41

             REGULAR
        DISTRIBUTION DATE             N393DA          N394DA          N395DN          N696DL          N697DL
        -----------------          -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2010................  13,233,837.53   13,233,351.57   13,270,502.89   16,772,892.03   17,180,552.22

                                      III-4

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                           SERIES A-2 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE                     N698DL          N699DL           N6700           N6701           N6702          N6703D
-----------------                  -------------   -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2010................  17,222,380.47   17,273,404.16   17,265,635.02   17,352,588.48   17,412,295.52   17,912,482.40

REGULAR
DISTRIBUTION DATE                     N6704Z          N6705Y          N6706Q          N6707A          N6708D
-----------------                  -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2010................  17,367,765.38   17,371,809.42   17,411,734.03   17,436,514.33   17,627,528.06

REGULAR
DISTRIBUTION DATE                      N6709          N6710E          N6711M          N6712B          N6713Y           N1602
-----------------                  -------------   -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00            0.00
November 18, 2010................  18,419,724.53   18,424,119.33   18,480,343.88   18,635,251.77   18,643,909.52   25,981,809.01

REGULAR
DISTRIBUTION DATE                      N1603          N1604R           N1605          N16065          N1607B
-----------------                  -------------   -------------   -------------   -------------   -------------
May 18, 2001.....................  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
November 18, 2001................           0.00            0.00            0.00            0.00            0.00
May 18, 2002.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2002................           0.00            0.00            0.00            0.00            0.00
May 18, 2003.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2003................           0.00            0.00            0.00            0.00            0.00
May 18, 2004.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2004................           0.00            0.00            0.00            0.00            0.00
May 18, 2005.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2005................           0.00            0.00            0.00            0.00            0.00
May 18, 2006.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2006................           0.00            0.00            0.00            0.00            0.00
May 18, 2007.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2007................           0.00            0.00            0.00            0.00            0.00
May 18, 2008.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2008................           0.00            0.00            0.00            0.00            0.00
May 18, 2009.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2009................           0.00            0.00            0.00            0.00            0.00
May 18, 2010.....................           0.00            0.00            0.00            0.00            0.00
November 18, 2010................  26,103,782.23   25,194,840.93   25,268,634.08   25,315,926.30   26,737,413.30

                                      III-5

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES B EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE                N376DA         N377DA         N378DA         N379DA         N380DA         N381DN
-----------------             ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2006................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2006...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2007................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2007...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2008................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2008...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2009................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2009...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2010................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2010...........  3,161,376.92   3,085,756.65   3,277,736.31   3,278,842.50   3,295,534.25   3,294,760.51

REGULAR
DISTRIBUTION DATE                N382DA         N383DN         N384DA         N385DN         N386DA
-----------------             ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00
November 18, 2005...........          0.00           0.00           0.00           0.00           0.00
May 18, 2006................          0.00           0.00           0.00           0.00           0.00
November 18, 2006...........          0.00           0.00           0.00           0.00           0.00
May 18, 2007................          0.00           0.00           0.00           0.00           0.00
November 18, 2007...........          0.00           0.00           0.00           0.00           0.00
May 18, 2008................          0.00           0.00           0.00           0.00           0.00
November 18, 2008...........          0.00           0.00           0.00           0.00           0.00
May 18, 2009................          0.00           0.00           0.00           0.00           0.00
November 18, 2009...........          0.00           0.00           0.00           0.00           0.00
May 18, 2010................          0.00           0.00           0.00           0.00           0.00
November 18, 2010...........  3,310,877.30   3,311,650.20   3,329,024.30   3,328,693.68   3,345,048.37

REGULAR
DISTRIBUTION DATE                N387DA         N388DA         N389DA         N390DA         N391DA         N392DA
-----------------             ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2006................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2006...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2007................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2007...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2008................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2008...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2009................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2009...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2010................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2010...........  3,361,451.27   3,370,612.04   3,249,648.60   3,251,222.21   3,259,438.18   3,262,094.55

REGULAR
DISTRIBUTION DATE                N393DA         N394DA         N395DN         N696DL         N697DL
-----------------             ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00
November 18, 2005...........          0.00           0.00           0.00           0.00           0.00
May 18, 2006................          0.00           0.00           0.00           0.00           0.00
November 18, 2006...........          0.00           0.00           0.00           0.00           0.00
May 18, 2007................          0.00           0.00           0.00           0.00           0.00
November 18, 2007...........          0.00           0.00           0.00           0.00           0.00
May 18, 2008................          0.00           0.00           0.00           0.00           0.00
November 18, 2008...........          0.00           0.00           0.00           0.00           0.00
May 18, 2009................          0.00           0.00           0.00           0.00           0.00
November 18, 2009...........          0.00           0.00           0.00           0.00           0.00
May 18, 2010................          0.00           0.00           0.00           0.00           0.00
November 18, 2010...........  3,271,942.17   3,271,822.02   3,281,007.34   4,146,940.19   4,247,730.35

                                      III-6

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES B EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE               N698DL         N699DL         N6700          N6701          N6702          N6703D         N6704Z
-----------------            ------------   ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2006...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2006..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2007...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2007..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2008...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2008..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2009...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2009..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2010...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2010..........  4,258,071.99   4,270,687.12   4,268,766.27   4,290,264.70   4,305,026.71   4,428,693.22   4,294,017.05

REGULAR
DISTRIBUTION DATE               N6705Y         N6706Q         N6707A         N6708D
-----------------            ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00
November 18, 2005..........          0.00           0.00           0.00           0.00
May 18, 2006...............          0.00           0.00           0.00           0.00
November 18, 2006..........          0.00           0.00           0.00           0.00
May 18, 2007...............          0.00           0.00           0.00           0.00
November 18, 2007..........          0.00           0.00           0.00           0.00
May 18, 2008...............          0.00           0.00           0.00           0.00
November 18, 2008..........          0.00           0.00           0.00           0.00
May 18, 2009...............          0.00           0.00           0.00           0.00
November 18, 2009..........          0.00           0.00           0.00           0.00
May 18, 2010...............          0.00           0.00           0.00           0.00
November 18, 2010..........  4,295,016.90   4,304,887.88   4,311,014.58   4,358,240.93

REGULAR
DISTRIBUTION DATE               N6709          N6710E         N6711M         N6712B         N6713Y         N1602          N1603
-----------------            ------------   ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2006...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2006..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2007...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2007..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2008...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2008..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2009...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2009..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2010...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2010..........  4,554,104.08   4,555,190.65   4,569,091.64   4,607,391.16   4,609,531.71   6,423,758.52   6,453,915.25

REGULAR
DISTRIBUTION DATE               N1604R         N1605          N16065         N1607B
-----------------            ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00
November 18, 2005..........          0.00           0.00           0.00           0.00
May 18, 2006...............          0.00           0.00           0.00           0.00
November 18, 2006..........          0.00           0.00           0.00           0.00
May 18, 2007...............          0.00           0.00           0.00           0.00
November 18, 2007..........          0.00           0.00           0.00           0.00
May 18, 2008...............          0.00           0.00           0.00           0.00
November 18, 2008..........          0.00           0.00           0.00           0.00
May 18, 2009...............          0.00           0.00           0.00           0.00
November 18, 2009..........          0.00           0.00           0.00           0.00
May 18, 2010...............          0.00           0.00           0.00           0.00
November 18, 2010..........  6,229,188.04   6,247,432.71   6,259,125.27   6,610,373.71

                                      III-7

                                  APPENDIX III
                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE                N376DA         N377DA         N378DA         N379DA         N380DA         N381DN
-----------------             ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005...........  4,156,170.27   4,097,107.41   4,274,431.71   4,274,256.56   4,291,645.12   4,291,767.64

REGULAR
DISTRIBUTION DATE                N382DA         N383DN         N384DA         N385DN         N386DA
-----------------             ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00
November 18, 2005...........  4,308,068.92   4,307,946.54   4,325,227.06   4,325,279.41   4,341,543.02

REGULAR
DISTRIBUTION DATE                N387DA         N388DA         N389DA         N390DA         N391DA         N392DA
-----------------             ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005...........  4,358,977.32   4,368,131.74   4,257,017.87   4,256,934.26   4,266,042.16   4,265,901.02

REGULAR
DISTRIBUTION DATE                N393DA         N394DA         N395DN         N696DL         N697DL
-----------------             ------------   ------------   ------------   ------------   ------------
May 18, 2001................  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001...........          0.00           0.00           0.00           0.00           0.00
May 18, 2002................          0.00           0.00           0.00           0.00           0.00
November 18, 2002...........          0.00           0.00           0.00           0.00           0.00
May 18, 2003................          0.00           0.00           0.00           0.00           0.00
November 18, 2003...........          0.00           0.00           0.00           0.00           0.00
May 18, 2004................          0.00           0.00           0.00           0.00           0.00
November 18, 2004...........          0.00           0.00           0.00           0.00           0.00
May 18, 2005................          0.00           0.00           0.00           0.00           0.00
November 18, 2005...........  4,273,861.74   4,273,868.13   4,282,924.53   5,449,063.87   5,541,903.51

                                      III-8

                                  APPENDIX III
                       EQUIPMENT NOTE PRINCIPAL PAYMENTS
                            SERIES C EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE               N698DL         N699DL         N6700          N6701          N6702          N6703D         N6704Z
-----------------            ------------   ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005..........  5,549,299.84   5,563,013.37   5,558,211.45   5,583,479.97   5,593,711.37   5,741,452.25   5,627,537.73

REGULAR
DISTRIBUTION DATE               N6705Y         N6706Q         N6707A         N6708D
-----------------            ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00
November 18, 2005..........  5,628,191.60   5,635,444.08   5,637,593.04   5,688,461.95

REGULAR
DISTRIBUTION DATE               N6709          N6710E         N6711M         N6712B         N6713Y         N1602          N1603
-----------------            ------------   ------------   ------------   ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00           0.00           0.00           0.00
November 18, 2005..........  5,863,779.34   5,865,178.39   5,873,975.02   5,917,007.58   5,916,668.64   8,442,459.84   8,477,747.89

REGULAR
DISTRIBUTION DATE               N1604R         N1605          N16065         N1607B
-----------------            ------------   ------------   ------------   ------------
May 18, 2001...............  $       0.00   $       0.00   $       0.00   $       0.00
November 18, 2001..........          0.00           0.00           0.00           0.00
May 18, 2002...............          0.00           0.00           0.00           0.00
November 18, 2002..........          0.00           0.00           0.00           0.00
May 18, 2003...............          0.00           0.00           0.00           0.00
November 18, 2003..........          0.00           0.00           0.00           0.00
May 18, 2004...............          0.00           0.00           0.00           0.00
November 18, 2004..........          0.00           0.00           0.00           0.00
May 18, 2005...............          0.00           0.00           0.00           0.00
November 18, 2005..........  8,274,929.38   8,289,160.40   8,300,204.58   8,657,422.48

                                      III-9

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                N376DA                                              N377DA
                           ------------------------------------------------    ------------------------------------------------
                             EQUIPMENT NOTE        ASSUMED                       EQUIPMENT NOTE        ASSUMED
                              OUTSTANDING         AIRCRAFT        LOAN TO         OUTSTANDING         AIRCRAFT        LOAN TO
                                BALANCE             VALUE        AIRCRAFT           BALANCE             VALUE        AIRCRAFT
                             (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO      (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO
                           ------------------   -------------   -----------    ------------------   -------------   -----------
November 16, 2000........        $25.89            $39.52          65.5%             $26.07            $40.18           64.9%
November 18, 2001........         25.30             38.27          66.1               25.47             38.92           65.5
November 18, 2002........         24.71             37.01          66.8               24.88             37.65           66.1
November 18, 2003........         24.12             35.76          67.5               24.29             36.39           66.7
November 18, 2004........         23.53             34.50          68.2               23.69             35.13           67.4
November 18, 2005........         18.78             33.25          56.5               19.00             33.87           56.1
November 18, 2006........         18.07             31.99          56.5               18.41             32.60           56.5
November 18, 2007........         17.37             30.74          56.5               17.71             31.34           56.5
November 18, 2008........         16.66             29.48          56.5               16.99             30.08           56.5
November 18, 2009........         15.95             28.23          56.5               16.28             28.81           56.5
November 18, 2010........          0.00              0.00            NA                0.00              0.00             NA

                                                N378DA                                              N379DA
                           ------------------------------------------------    ------------------------------------------------
                             EQUIPMENT NOTE        ASSUMED                       EQUIPMENT NOTE        ASSUMED
                              OUTSTANDING         AIRCRAFT        LOAN TO         OUTSTANDING         AIRCRAFT        LOAN TO
                                BALANCE             VALUE        AIRCRAFT           BALANCE             VALUE        AIRCRAFT
                             (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO      (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO
                           ------------------   -------------   -----------    ------------------   -------------   -----------
November 16, 2000........        $26.67            $40.68          65.6%             $26.67            $40.68           65.6%
November 18, 2001........         26.08             39.41          66.2               26.08             39.41           66.2
November 18, 2002........         25.48             38.14          66.8               25.48             38.15           66.8
November 18, 2003........         24.88             36.88          67.5               24.89             36.88           67.5
November 18, 2004........         24.29             35.61          68.2               24.29             35.61           68.2
November 18, 2005........         19.40             34.34          56.5               19.40             34.34           56.5
November 18, 2006........         18.68             33.07          56.5               18.69             33.08           56.5
November 18, 2007........         17.97             31.80          56.5               17.97             31.81           56.5
November 18, 2008........         17.25             30.53          56.5               17.26             30.54           56.5
November 18, 2009........         16.54             29.27          56.5               16.54             29.28           56.5
November 18, 2010........          0.00              0.00            NA                0.00              0.00             NA

                                                N380DA                                              N381DN
                           ------------------------------------------------    ------------------------------------------------
                             EQUIPMENT NOTE        ASSUMED                       EQUIPMENT NOTE        ASSUMED
                              OUTSTANDING         AIRCRAFT        LOAN TO         OUTSTANDING         AIRCRAFT        LOAN TO
                                BALANCE             VALUE        AIRCRAFT           BALANCE             VALUE        AIRCRAFT
                             (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO      (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO
                           ------------------   -------------   -----------    ------------------   -------------   -----------
November 16, 2000........        $26.79            $40.85          65.6%             $26.79            $40.85           65.6%
November 18, 2001........         26.19             39.58          66.2               26.19             39.58           66.2
November 18, 2002........         25.59             38.31          66.8               25.59             38.31           66.8
November 18, 2003........         25.00             37.04          67.5               24.99             37.04           67.5
November 18, 2004........         24.40             35.77          68.2               24.40             35.77           68.2
November 18, 2005........         19.49             34.50          56.5               19.49             34.50           56.5
November 18, 2006........         18.78             33.23          56.5               18.77             33.23           56.5
November 18, 2007........         18.06             31.96          56.5               18.06             31.96           56.5
November 18, 2008........         17.34             30.69          56.5               17.34             30.69           56.5
November 18, 2009........         16.62             29.42          56.5               16.62             29.42           56.5
November 18, 2010........          0.00              0.00            NA                0.00              0.00             NA

                                                N382DA                                              N383DN
                           ------------------------------------------------    ------------------------------------------------
                             EQUIPMENT NOTE        ASSUMED                       EQUIPMENT NOTE        ASSUMED
                              OUTSTANDING         AIRCRAFT        LOAN TO         OUTSTANDING         AIRCRAFT        LOAN TO
                                BALANCE             VALUE        AIRCRAFT           BALANCE             VALUE        AIRCRAFT
                             (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO      (IN MILLIONS)      (IN MILLIONS)   VALUE RATIO
                           ------------------   -------------   -----------    ------------------   -------------   -----------
November 16, 2000........        $26.89            $41.01          65.6%             $26.89            $41.01           65.6%
November 18, 2001........         26.30             39.74          66.2               26.30             39.74           66.2
November 18, 2002........         25.70             38.47          66.8               25.70             38.47           66.8
November 18, 2003........         25.10             37.19          67.5               25.10             37.20           67.5
November 18, 2004........         24.50             35.92          68.2               24.50             35.92           68.2
November 18, 2005........         19.58             34.65          56.5               19.58             34.65           56.5
November 18, 2006........         18.86             33.38          56.5               18.86             33.38           56.5
November 18, 2007........         18.14             32.11          56.5               18.14             32.11           56.5
November 18, 2008........         17.42             30.83          56.5               17.42             30.84           56.5
November 18, 2009........         16.70             29.56          56.5               16.71             29.57           56.5
November 18, 2010........          0.00              0.00            NA                0.00              0.00             NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                       N384DA                                         N385DN
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.01          $41.18          65.6%          $27.01          $41.18           65.6%
November 18, 2001.................       26.41           39.91          66.2            26.41           39.91           66.2
November 18, 2002.................       25.81           38.63          66.8            25.81           38.63           66.8
November 18, 2003.................       25.21           37.36          67.5            25.21           37.36           67.5
November 18, 2004.................       24.62           36.09          68.2            24.61           36.09           68.2
November 18, 2005.................       19.67           34.82          56.5            19.67           34.81           56.5
November 18, 2006.................       18.95           33.54          56.5            18.95           33.54           56.5
November 18, 2007.................       18.23           32.27          56.5            18.23           32.27           56.5
November 18, 2008.................       17.51           31.00          56.5            17.51           30.99           56.5
November 18, 2009.................       16.79           29.72          56.5            16.79           29.72           56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00             NA

                                                       N386DA                                         N387DA
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.12          $41.34          65.6%          $27.23          $41.51           65.6%
November 18, 2001.................       26.52           40.07          66.2            26.63           40.23           66.2
November 18, 2002.................       25.92           38.79          66.8            26.03           38.96           66.8
November 18, 2003.................       25.32           37.52          67.5            25.43           37.68           67.5
November 18, 2004.................       24.72           36.24          68.2            24.83           36.40           68.2
November 18, 2005.................       19.76           34.97          56.5            19.84           35.12           56.5
November 18, 2006.................       19.04           33.69          56.5            19.12           33.85           56.5
November 18, 2007.................       18.32           32.42          56.5            18.40           32.57           56.5
November 18, 2008.................       17.59           31.14          56.5            17.68           31.29           56.5
November 18, 2009.................       16.87           29.87          56.5            16.96           30.01           56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00             NA

                                                       N388DA                                         N389DA
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.29          $41.60          65.6%          $27.14          $41.77           65.0%
November 18, 2001.................       26.69           40.32          66.2            26.54           40.49           65.5
November 18, 2002.................       26.09           39.04          66.8            25.94           39.22           66.1
November 18, 2003.................       25.49           37.76          67.5            25.34           37.94           66.8
November 18, 2004.................       24.89           36.49          68.2            24.74           36.67           67.5
November 18, 2005.................       19.89           35.21          56.5            19.88           35.39           56.2
November 18, 2006.................       19.17           33.93          56.5            19.28           34.12           56.5
November 18, 2007.................       18.45           32.65          56.5            18.56           32.84           56.5
November 18, 2008.................       17.73           31.37          56.5            17.83           31.57           56.5
November 18, 2009.................       17.00           30.09          56.5            17.11           30.29           56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00             NA

                                                       N390DA                                         N391DA
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.14          $41.77          65.0%          $27.20          $41.86           65.0%
November 18, 2001.................       26.54           40.50          65.5            26.60           40.58           65.5
November 18, 2002.................       25.94           39.22          66.1            26.00           39.31           66.1
November 18, 2003.................       25.34           37.95          66.8            25.40           38.03           66.8
November 18, 2004.................       24.74           36.67          67.5            24.80           36.76           67.5
November 18, 2005.................       19.89           35.40          56.2            19.94           35.48           56.2
November 18, 2006.................       19.28           34.13          56.5            19.33           34.21           56.5
November 18, 2007.................       18.56           32.85          56.5            18.61           32.93           56.5
November 18, 2008.................       17.84           31.58          56.5            17.88           31.65           56.5
November 18, 2009.................       17.12           30.30          56.5            17.16           30.38           56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00             NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                       N392DA                                         N393DA
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.20          $41.86          65.0%          $27.26          $41.94          65.0%
November 18, 2001.................       26.60           40.59          65.5            26.66           40.67          65.6
November 18, 2002.................       26.01           39.31          66.1            26.06           39.39          66.2
November 18, 2003.................       25.41           38.04          66.8            25.46           38.12          66.8
November 18, 2004.................       24.81           36.77          67.5            24.87           36.85          67.5
November 18, 2005.................       19.94           35.49          56.2            19.99           35.58          56.2
November 18, 2006.................       19.33           34.22          56.5            19.38           34.30          56.5
November 18, 2007.................       18.61           32.95          56.5            18.66           33.03          56.5
November 18, 2008.................       17.90           31.67          56.5            17.94           31.76          56.5
November 18, 2009.................       17.18           30.40          56.5            17.22           30.49          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N394DA                                         N395DN
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $27.26          $41.94          65.0%          $27.32          $42.60          64.1%
November 18, 2001.................       26.66           40.67          65.6            26.72           41.31          64.7
November 18, 2002.................       26.06           39.39          66.2            26.12           40.02          65.3
November 18, 2003.................       25.46           38.12          66.8            25.52           38.73          65.9
November 18, 2004.................       24.86           36.85          67.5            24.92           37.44          66.6
November 18, 2005.................       19.99           35.58          56.2            20.04           36.15          55.4
November 18, 2006.................       19.38           34.30          56.5            19.43           34.86          55.7
November 18, 2007.................       18.66           33.03          56.5            18.71           33.56          55.7
November 18, 2008.................       17.94           31.76          56.5            17.99           32.27          55.7
November 18, 2009.................       17.22           30.49          56.5            17.27           30.98          55.7
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N696DL                                         N697DL
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $33.95          $51.82          65.5%          $34.58          $52.74          65.6%
November 18, 2001.................       33.18           50.17          66.1            33.80           51.09          66.2
November 18, 2002.................       32.41           48.53          66.8            33.03           49.45          66.8
November 18, 2003.................       31.63           46.89          67.5            32.26           47.80          67.5
November 18, 2004.................       30.86           45.24          68.2            31.48           46.16          68.2
November 18, 2005.................       24.63           43.60          56.5            25.15           44.51          56.5
November 18, 2006.................       23.71           41.96          56.5            24.22           42.86          56.5
November 18, 2007.................       22.78           40.31          56.5            23.29           41.22          56.5
November 18, 2008.................       21.85           38.67          56.5            22.36           39.57          56.5
November 18, 2009.................       20.92           37.03          56.5            21.43           37.93          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N698DL                                         N699DL
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $34.63          $52.82          65.6%          $34.72          $52.95          65.6%
November 18, 2001.................       33.86           51.17          66.2            33.95           51.30          66.2
November 18, 2002.................       33.09           49.53          66.8            33.17           49.66          66.8
November 18, 2003.................       32.31           47.88          67.5            32.40           48.01          67.5
November 18, 2004.................       31.54           46.24          68.2            31.62           46.36          68.2
November 18, 2005.................       25.20           44.60          56.5            25.27           44.72          56.5
November 18, 2006.................       24.27           42.95          56.5            24.33           43.07          56.5
November 18, 2007.................       23.34           41.31          56.5            23.40           41.42          56.5
November 18, 2008.................       22.41           39.66          56.5            22.47           39.78          56.5
November 18, 2009.................       21.48           38.02          56.5            21.54           38.13          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                       N6700                                          N6701
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $34.69          $52.91          65.6%          $34.85          $53.15          65.6%
November 18, 2001.................       33.92           51.26          66.2            34.08           51.50          66.2
November 18, 2002.................       33.15           49.62          66.8            33.30           49.85          66.8
November 18, 2003.................       32.38           47.98          67.5            32.53           48.20          67.5
November 18, 2004.................       31.60           46.33          68.2            31.75           46.55          68.2
November 18, 2005.................       25.25           44.69          56.5            25.37           44.90          56.5
November 18, 2006.................       24.32           43.04          56.5            24.44           43.25          56.5
November 18, 2007.................       23.39           41.40          56.5            23.51           41.60          56.5
November 18, 2008.................       22.46           39.76          56.5            22.57           39.96          56.5
November 18, 2009.................       21.53           38.11          56.5            21.64           38.31          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N6702                                          N6703D
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $34.93          $53.26          65.6%          $35.87          $54.68          65.6%
November 18, 2001.................       34.16           51.61          66.2            35.08           53.00          66.2
November 18, 2002.................       33.38           49.96          66.8            34.29           51.31          66.8
November 18, 2003.................       32.61           48.32          67.5            33.50           49.63          67.5
November 18, 2004.................       31.83           46.67          68.2            32.71           47.95          68.2
November 18, 2005.................       25.44           45.02          56.5            26.14           46.27          56.5
November 18, 2006.................       24.51           43.38          56.5            25.19           44.59          56.5
November 18, 2007.................       23.58           41.73          56.5            24.24           42.91          56.5
November 18, 2008.................       22.65           40.08          56.5            23.29           41.22          56.5
November 18, 2009.................       21.72           38.44          56.5            22.34           39.54          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N6704Z                                         N6705Y
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $35.87          $55.22          65.0%          $35.88          $55.22          65.0%
November 18, 2001.................       35.08           53.53          65.5            35.09           53.54          65.5
November 18, 2002.................       34.29           51.84          66.1            34.29           51.85          66.1
November 18, 2003.................       33.49           50.15          66.8            33.50           50.16          66.8
November 18, 2004.................       32.70           48.47          67.5            32.71           48.47          67.5
November 18, 2005.................       26.28           46.78          56.2            26.28           46.79          56.2
November 18, 2006.................       25.48           45.09          56.5            25.48           45.10          56.5
November 18, 2007.................       24.52           43.40          56.5            24.53           43.41          56.5
November 18, 2008.................       23.57           41.71          56.5            23.57           41.72          56.5
November 18, 2009.................       22.62           40.03          56.5            22.62           40.04          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N6706Q                                         N6707A
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $35.93          $55.30          65.0%          $35.95          $55.32          65.0%
November 18, 2001.................       35.14           53.61          65.5            35.16           53.64          65.5
November 18, 2002.................       34.34           51.92          66.1            34.37           51.95          66.1
November 18, 2003.................       33.55           50.24          66.8            33.58           50.27          66.8
November 18, 2004.................       32.76           48.55          67.5            32.79           48.59          67.5
November 18, 2005.................       26.33           46.87          56.2            26.36           46.91          56.2
November 18, 2006.................       25.53           45.18          56.5            25.55           45.22          56.5
November 18, 2007.................       24.57           43.49          56.5            24.60           43.54          56.5
November 18, 2008.................       23.62           41.81          56.5            23.65           41.86          56.5
November 18, 2009.................       22.67           40.12          56.5            22.70           40.17          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                       N6708D                                         N6709
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $36.28          $55.82          65.0%          $36.68          $55.88          65.6%
November 18, 2001.................       35.49           54.13          65.6            35.89           54.19          66.2
November 18, 2002.................       34.69           52.44          66.2            35.09           52.50          66.8
November 18, 2003.................       33.90           50.75          66.8            34.30           50.81          67.5
November 18, 2004.................       33.10           49.06          67.5            33.50           49.12          68.2
November 18, 2005.................       26.62           47.37          56.2            26.80           47.43          56.5
November 18, 2006.................       25.81           45.68          56.5            25.84           45.74          56.5
November 18, 2007.................       24.85           43.99          56.5            24.88           44.05          56.5
November 18, 2008.................       23.90           42.29          56.5            23.93           42.36          56.5
November 18, 2009.................       22.94           40.60          56.5            22.97           40.67          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N6710E                                         N6711M
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $36.69          $55.90          65.6%          $36.76          $55.99          65.7%
November 18, 2001.................       35.90           54.21          66.2            35.96           54.30          66.2
November 18, 2002.................       35.10           52.52          66.8            35.17           52.62          66.8
November 18, 2003.................       34.31           50.83          67.5            34.38           50.93          67.5
November 18, 2004.................       33.51           49.15          68.2            33.58           49.24          68.2
November 18, 2005.................       26.80           47.46          56.5            26.86           47.56          56.5
November 18, 2006.................       25.85           45.77          56.5            25.91           45.87          56.5
November 18, 2007.................       24.89           44.08          56.5            24.96           44.18          56.5
November 18, 2008.................       23.94           42.39          56.5            24.00           42.50          56.5
November 18, 2009.................       22.98           40.71          56.5            23.05           40.81          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N6712B                                         N6713Y
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $37.04          $56.41          65.7%          $37.04          $56.41          65.7%
November 18, 2001.................       36.24           54.71          66.2            36.24           54.71          66.2
November 18, 2002.................       35.44           53.01          66.9            35.44           53.02          66.9
November 18, 2003.................       34.64           51.31          67.5            34.65           51.32          67.5
November 18, 2004.................       33.85           49.61          68.2            33.85           49.63          68.2
November 18, 2005.................       27.08           47.91          56.5            27.08           47.93          56.5
November 18, 2006.................       26.12           46.22          56.5            26.13           46.24          56.5
November 18, 2007.................       25.16           44.52          56.5            25.17           44.55          56.5
November 18, 2008.................       24.20           42.82          56.5            24.21           42.85          56.5
November 18, 2009.................       23.24           41.12          56.5            23.25           41.16          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                                       N1602                                          N1603
                                    --------------------------------------------   --------------------------------------------
                                    EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                     OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                       BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                    (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                    --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000.................      $52.60          $80.28          65.5%          $52.82          $80.62          65.5%
November 18, 2001.................       51.40           77.73          66.1            51.62           78.06          66.1
November 18, 2002.................       50.20           75.19          66.8            50.42           75.51          66.8
November 18, 2003.................       49.01           72.64          67.5            49.22           72.95          67.5
November 18, 2004.................       47.81           70.09          68.2            48.02           70.40          68.2
November 18, 2005.................       38.16           67.54          56.5            38.33           67.84          56.5
November 18, 2006.................       36.72           65.00          56.5            36.89           65.29          56.5
November 18, 2007.................       35.28           62.45          56.5            35.44           62.73          56.5
November 18, 2008.................       33.84           59.90          56.5            34.00           60.18          56.5
November 18, 2009.................       32.41           57.35          56.5            32.56           57.62          56.5
November 18, 2010.................        0.00            0.00            NA             0.00            0.00            NA

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                                      N1604R                                         N1605
                                   --------------------------------------------   --------------------------------------------
                                   EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                    OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                      BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                   --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000................      $52.64          $81.15          64.9%          $52.74          $81.29          64.9%
November 18, 2001................       51.44           78.60          65.5            51.55           78.74          65.5
November 18, 2002................       50.24           76.04          66.1            50.35           76.19          66.1
November 18, 2003................       49.04           73.49          66.7            49.15           73.64          66.7
November 18, 2004................       47.84           70.94          67.4            47.95           71.09          67.4
November 18, 2005................       38.37           68.38          56.1            38.46           68.54          56.1
November 18, 2006................       37.17           65.83          56.5            37.26           65.99          56.5
November 18, 2007................       35.75           63.28          56.5            35.84           63.43          56.5
November 18, 2008................       34.31           60.72          56.5            34.40           60.88          56.5
November 18, 2009................       32.87           58.17          56.5            32.96           58.33          56.5
November 18, 2010................        0.00            0.00            NA             0.00            0.00            NA

                                                      N16065                                         N1607B
                                   --------------------------------------------   --------------------------------------------
                                   EQUIPMENT NOTE      ASSUMED                    EQUIPMENT NOTE      ASSUMED
                                    OUTSTANDING       AIRCRAFT        LOAN TO      OUTSTANDING       AIRCRAFT        LOAN TO
                                      BALANCE           VALUE        AIRCRAFT        BALANCE           VALUE        AIRCRAFT
                                   (IN MILLIONS)    IN MILLIONS)    VALUE RATIO   (IN MILLIONS)    (IN MILLIONS)   VALUE RATIO
                                   --------------   -------------   -----------   --------------   -------------   -----------
November 16, 2000................      $52.82          $81.40          64.9%          $55.19          $84.95          65.0%
November 18, 2001................       51.62           78.85          65.5            53.98           82.36          65.5
November 18, 2002................       50.42           76.30          66.1            52.76           79.76          66.1
November 18, 2003................       49.22           73.75          66.7            51.54           77.17          66.8
November 18, 2004................       48.02           71.20          67.4            50.32           74.58          67.5
November 18, 2005................       38.52           68.64          56.1            40.44           71.99          56.2
November 18, 2006................       37.32           66.09          56.5            39.21           69.39          56.5
November 18, 2007................       35.90           63.54          56.5            37.74           66.80          56.5
November 18, 2008................       34.46           60.99          56.5            36.28           64.21          56.5
November 18, 2009................       33.02           58.44          56.5            34.81           61.61          56.5
November 18, 2010................        0.00            0.00            NA             0.00            0.00            NA

PROSPECTUS

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES

                           -------------------------

     This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by Delta Air Lines, Inc.

THE CERTIFICATES:

- Will be issued in one or more series with distribution rates and distribution dates specified in the prospectus supplement;

- Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Delta;

- May have one or more forms of liquidity enhancement; and

- Will be issued in registered form and may be issued in accordance with a book-entry system.

The aggregate public offering price of the Certificates will not exceed $1,746,381,000.

EACH PASS THROUGH TRUST:

- Will issue one or more series of Certificates;

- Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and

- Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

- Will be issued in series;

- Will be issued either in connection with sale/leaseback transactions relating to aircraft leased to us ("Leased Aircraft"), or to finance or refinance all or a portion of the cost of aircraft owned by us ("Owned Aircraft") or to raise funds for general corporate purposes;

- If issued in connection with Leased Aircraft, will not be our obligations and will not be guaranteed by us, but amounts due from us under the relevant lease will be sufficient to make all payments required under those Equipment Notes; and

- Will be secured by the aircraft specified in the prospectus supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this prospectus and a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is February 23, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            PROSPECTUS
About This Prospectus.......................................    1
Delta Air Lines, Inc........................................    1
General Outline.............................................    1
Use of Proceeds.............................................    2
Consolidated Ratios of Earnings to Fixed Charges............    3
Description of the Certificates.............................    3
Description of the Equipment Notes..........................   17
Certain United States Federal Income Tax Consequences.......   24
ERISA Considerations........................................   27
Plan of Distribution........................................   27
Validity of the Certificates................................   28
Experts.....................................................   28
Where You Can Find More Information.........................   29

                           -------------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Delta has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Delta is offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Delta filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, the Certificates described in this prospectus may be sold in one or more offerings up to a total dollar amount of $1,746,381,000. This prospectus provides you with a general description of the Certificates that may be offered.

     Each time Certificates are sold, Delta will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 29.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             DELTA AIR LINES, INC.

     Delta is a major airline engaged in domestic and foreign air transportation. We provide scheduled air transportation over a network of routes throughout the United States and between the United States and various foreign countries.

     We operate hubs in Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon. Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Delta is incorporated under the laws of the State of Delaware.

                                GENERAL OUTLINE

     The Certificates are securities that evidence an ownership interest in a pass through trust (a "Trust"). The holders of the Certificates issued by a Trust will be the beneficiaries of that Trust. The beneficial interest in a Trust represented by a Certificate will be a percentage interest in the property of that Trust. The beneficial interest will be equal to the original face amount of that Certificate divided by the original face amount of all the Certificates issued by that Trust. Each Certificate will represent a beneficial interest only in the property of the Trust that issued that Certificate. Multiple series of Certificates may be issued. If more than one series of Certificates is issued, each series of Certificates will be issued by a separate Trust.

     The property that will be held by each Trust will include equipment notes ("Equipment Notes") secured by either Leased Aircraft or Owned Aircraft. Payments on principal and interest on the Equipment Notes owned by a Trust will be passed through to holders of the Certificates issued by that Trust in accordance with the terms of the Basic Agreement (as defined below) for that Trust.

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") in anticipation of offerings of Certificates. In connection with issuance of a particular series of Certificates, we will enter into a separate Trust Supplement (a "Trust Supplement"). The Trust Supplement with respect to a particular series of Certificates will form a separate Trust for that series, and will name the trustee for that Trust (the "Trustee"). Action taken by the Trustee with respect to any series of Certificates will be taken on behalf of the Trust it represents.

     The Trustee will enter into one or more purchase or refunding agreements (each, a "Note Purchase Agreement") in connection with each series of Certificates. Under a Note Purchase Agreement, the Trustee will agree to purchase one or more Equipment Notes to be issued under a trust indenture (an "Indenture"). Each Equipment Note will relate to one or more Aircraft, as described in the applicable prospectus supplement.

     The Equipment Notes in each Trust will have identical interest rates, which in each case will be equal to the rate applicable to the Certificates issued by that Trust. Also, the Equipment Notes in each Trust will have identical priority of payment (in each case, relative to any other Equipment Notes issued under the same Indenture). The maturity dates of the Equipment Notes in each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by that Trust.

     The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which the Equipment Notes are held. These distributions may be subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates (which could, if applicable, limit or delay your receipt of distributions).

LEASED AIRCRAFT

     Each series of Equipment Notes issued in connection with a Leased Aircraft (the "Leased Aircraft Notes") will be issued by a trustee (an "Owner Trustee") under an Indenture (a "Leased Aircraft Indenture") between an Owner Trustee and a loan trustee (a "Loan Trustee"). The Owner Trustee and the Loan Trustee with respect to each series of Leased Aircraft Notes will be specified in the related prospectus supplement.

     The Owner Trustee will not be acting in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant(s) will have provided or will provide, from sources other than the Leased Aircraft Notes, a portion of the equipment cost of the related Leased Aircraft. No Owner Participant will be personally liable for any amount payable under the related Leased Aircraft Indenture or the related Leased Aircraft Notes.

     Each Leased Aircraft will be leased by the related Owner Trustee to us pursuant to a separate lease agreement (a "Lease").

OWNED AIRCRAFT

     Equipment Notes that are not Leased Aircraft Notes are "Owned Aircraft Notes". Each series of Owned Aircraft Notes will be issued under an Indenture (an "Owned Aircraft Indenture") between a Loan Trustee and us.

                                USE OF PROCEEDS

     The Trustee will use the proceeds of the Certificates for the purchase of one or more Equipment Notes. The Equipment Notes will be issued:

     - To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of Leased Aircraft;

     - To finance the purchase of Owned Aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of Owned Aircraft; and

     - To provide us with proceeds available for general corporate purposes.

General corporate purposes of Delta may include, among other possible uses, the repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

     To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of those Certificates, the relevant proceeds will be held for the benefit of those Certificateholders. If those proceeds are not used to purchase Equipment Notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable Certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes" on pages 15-16 for a description of the procedure for delayed purchase of Equipment Notes.

     The prospectus supplement with respect to any series of Certificates will provide additional details with respect to the use of proceeds of those Certificates, and with respect to the use of proceeds of any Equipment Notes to be purchased by the Trust.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                    SIX MONTHS
                                      ENDED
      YEARS ENDED JUNE 30,         DECEMBER 31,
--------------------------------   ------------
1995   1996   1997   1998   1999   1998   1999
----   ----   ----   ----   ----   ----   -----
1.69   1.43   3.05   3.41   3.45   3.04   3.67

     Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes; plus

     - Fixed charges, excluding capitalized interest and interest offset on the Guaranteed Serial ESOP Notes of the Delta Family-Care Savings Plan, which are guaranteed by Delta.

     Fixed charges include:

     - Interest, whether expensed or capitalized, including gross interest on the Guaranteed Serial ESOP Notes;

     - Amortization of debt issuance costs; and

     - One-half of rental expense, except for the years ended June 30, 1995, 1996 and 1997, where one-third of the rentals were included in fixed charges. Management of Delta believes this is representative of the interest factor in those periods.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering under this prospectus and accompanying prospectus supplement, one or more separate Trusts will be formed and one or more series of Certificates will be issued. Each series of Certificates will be issued pursuant to the Basic Agreement and a Trust Supplement between the Trustee and us. The statements made under this caption are summaries of detailed provisions of the Basic Agreement.

     We have filed a copy of the Basic Agreement with the Securities and Exchange Commission ("SEC") as an exhibit to the registration statement. In addition, we will file with the SEC forms of each of the agreements listed below and discussed in this prospectus or the accompanying prospectus supplement:

     - Trust Supplement

     - Note Purchase Agreement

     - Indenture

     - Lease

     - Trust Agreement

     - Participation Agreement, and

     - Liquidity Facility Assignment

You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 29 for information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     The Certificates offered pursuant to this prospectus will be limited to $1,746,381,000 aggregate public offering price.

     The prospectus supplement accompanying this prospectus contains a glossary. You should refer to the glossary for definitions of the material terms used with respect to the series of Certificates being offered. To the extent that any provision in the accompanying prospectus supplement is inconsistent with this summary, the prospectus supplement will control.

GENERAL

WHAT THE CERTIFICATES REPRESENT

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the related Trust Supplement. All payments and distributions will be made only from the property of the related Trust (the "Trust Property"). The Trust Property will include:

     - The Equipment Notes held in that Trust;

     - All monies at any time paid, due and to become due on those Equipment Notes (subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates);

     - Funds from time to time deposited with the Trustee in accounts of the Trust; and

     - If specified in the prospectus supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The Certificates will be issued in minimum denominations of $1,000 or an integral multiple of that amount. One Certificate of each series, however, may be issued in a different denomination.

WHAT THE CERTIFICATES DO NOT REPRESENT

     The Certificates do not represent an interest in or an obligation of us, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any of their affiliates. By accepting a Certificate, you agree to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

ISSUANCE OF EQUIPMENT NOTES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust. One Trust may hold Equipment Notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (which will constitute a "Class" of Equipment Notes) may be held in the same Trust.

PASS THROUGH OF INTEREST PAID ON EQUIPMENT NOTES

     Interest paid on the Equipment Notes will be passed through to Certificateholders of each Trust. The rate of payment to Certificateholders will be the same rate per annum payable on the Equipment Notes held by that Trust. This rate will be set forth for each Trust on the cover page of the applicable prospectus supplement, and may be affected by any cross-subordination provisions described in the prospectus supplement for a series of Certificates.

DESCRIPTION OF INFORMATION CONTAINED IN PROSPECTUS SUPPLEMENTS

     You should consult the related prospectus supplement for a description of the specific series of Certificates. The information in the related prospectus supplement will include the following:

     - Specific designation and title of the Certificates;

     - Aggregate principal amount of each series of Certificates;

     - Regular Distribution Dates and Special Distribution Dates applicable to those Certificates;

     - Distribution rates on those Certificates;

     - Ranking of the Certificates in terms of priority of payment;

     - Subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts;

     - Currency or currencies (including currency units) in which the Certificates may be denominated;

     - Specific form of the Certificates, including whether or not the Certificates are to be issued in accordance with a book-entry system;

     - Any related lease or financing arrangements;

     - Any listing on a national securities exchange;

     - Description of the Equipment Notes to be purchased by the Trust, including:

       -- the period or periods within which, the price or prices at which, and the terms and conditions upon which the Equipment Notes may or must be redeemed or defeased in whole or in part, by us or, with respect to Leased Aircraft Notes, the Owner Trustee,

       -- the interest rate and payment dates of the Equipment Notes,

       -- the payment priority of the Equipment Notes in relation to any other
          Equipment Notes issued in relation to the same Aircraft,

       -- any additional related security or liquidity enhancements, and

       -- any intercreditor or other rights or limitations between the holders of Equipment Notes which have different priorities but relate to the same Aircraft;

     - Description of the related Aircraft;

     - Description of the related Note Purchase Agreement and related Indentures, including:

       -- a description of the events of default under the related Indentures,

       -- the remedies exercisable upon the occurrence of events of default, and

       -- any limitations on the exercise of those remedies with respect to the related Equipment Notes;

     - If the Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including:

       -- the names of the related Owner Trustees,

       -- a description of the events of default under the Leases, the remedies exercisable upon the occurrence of the described events of default and any limitations on the exercise of those remedies with respect to the Leased Aircraft Notes,

       -- a description of the events of loss with respect to the related Leased
          Aircraft and any right we may have to replace Leased Aircraft, and

       -- any rights of the Owner Trustee or Owner Participant to cure our failures to pay rent under the related Lease;

     - Description of the terms of any underwriting arrangement, including:

       -- the names of any underwriters or agents,

       -- the amounts to be purchased by underwriters or agents, and

       -- the compensation of underwriters or agents;

     - The extent, if any, to which the provisions of the operative documents applicable to the Equipment Notes may be amended by the parties to those Equipment Notes and whether the consent of the holders or the consent of the holders of a specified percentage of aggregate principal amount of the Equipment Notes is necessary for amendment; and

     - Any other special terms pertaining to the relevant Certificates.

BOOK-ENTRY REGISTRATION

GENERAL

     The applicable prospectus supplement for each series of Certificates will state whether those Certificates will be subject to the following provisions and the provisions under the caption "Definitive Certificates" on page 8.

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, CEDE & Co. ("Cede"). No person acquiring an interest in Certificates (a "Certificate Owner") will be entitled to receive a certificate representing their interest in those Certificates until, if ever, a Definitive Certificate, as described under "Definitive Certificates" on page 8 is issued.

     Unless and until Definitive Certificates are issued, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants. All references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC AND DTC PARTICIPANTS

     DTC is:

     - A limited purpose trust company organized under the laws of the State of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include:

     - Securities brokers and dealers

     - Banks

     - Trust companies

     - Clearing corporations

     Indirect access to the DTC system also is available to Indirect Participants that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly. Indirect Participants may include:

     - Banks

     - Brokers

     - Dealers

     - Trust companies

PROCEDURE FOR TRANSFERS AND PAYMENTS

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC, DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward those payments in same-day funds to DTC Participants who are credited with ownership of the Certificates. The amounts forwarded to DTC Participants will be proportionate to the principal amount of each DTC Participant's respective holdings of beneficial interests in the Certificates. Subsequently, DTC Participants will forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the Certificate Owners will be the responsibility of the appropriate DTC Participants.

     Unless and until, if ever, the Definitive Certificates are issued, the only "Certificateholder" will be Cede. Certificate Owners will not be recognized by the Trustee as Certificateholders, as the term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among the DTC Participants for whom it is acting with respect to the Certificates. DTC also is required to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. Similarly, the DTC Participants and Indirect Participants, with which Certificate Owners have accounts for their Certificates, are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its Certificates, may be limited due to the lack of a physical certificate for those Certificates.

     DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more of the DTC Participants to whose accounts the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a particular percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to the undivided interests of DTC Participants who hold those undivided interests.

     Neither Delta nor the Trustee will have any liability for:

     - Any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; or

     - For maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

     - Delta advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and Delta is unable to locate a qualified successor;

     - Delta, at its option, elects to terminate the book-entry system through DTC; or

     - After the occurrence of particular events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating at least a majority in interest in the applicable Trust advise the Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any of these events, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     If and when Definitive Certificates are issued to owners, distributions of principal, premium, if any, and interest with respect to Certificates will be made in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements. The Trustee will make these distributions directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of the Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

GENERAL

     Payments of principal, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to the Certificateholders of the applicable Trust on the dates specified in the applicable prospectus supplement, except in certain cases. Any cross-subordination provisions set forth in the prospectus supplement for a series of Certificates may affect these payments. Also, payments may be affected when some or all of the relevant Equipment Notes are in default as described in the applicable prospectus supplement.

SCHEDULED PAYMENTS

     Scheduled payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the Regular Distribution Dates specified in the applicable prospectus supplement ("Scheduled Payments"). Each Certificateholder of each Trust will be entitled to receive a proportional share of any distribution of Scheduled Payments of principal and interest made on the Equipment Notes held in that Trust, subject to any cross-subordination provisions set forth in the prospectus supplement for that series of Certificates.

SPECIAL PAYMENTS

     Special payments ("Special Payments") include all payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter. Special Payments would include payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust.

     Special Payments received by the Trustee relating to one or more Aircraft will be distributed on the "Special Distribution Date" determined by the method described in the applicable prospectus supplement. The applicable prospectus supplement may, however, specify that payments received by the Trustee following default in relation to the Equipment Notes on a Regular Distribution Date as a result of a drawing under any Liquidity Facility provided for the benefit of the specified Certificateholders will be distributed on the Regular Distribution Date to those Certificateholders. The Trustee will mail notice of any anticipated Special Distribution Date to the Certificateholders of record of the applicable Trust.

POOL FACTORS

     Certificateholders will receive periodic statements of the Pool Balance and Pool Factor with respect to the relevant Trust. Those statements will provide information with respect to the remaining principal portion of the Certificates issued by that Trust. The "Pool Balance" indicates, as of any given date, the original aggregate face amount of the Certificates of a Trust less the aggregate amount of all payments made in relation to those Certificates. The aggregate amount of all payments will not include, however, payments of interest or premium or reimbursements of any costs and expenses connected to payments of interest or premium.

     The "Pool Factor" for each Trust as of any date is the Pool Balance for that Trust divided by the aggregate original face amount of Certificates of that Trust (rounded to the seventh decimal place).

     The Pool Factor for a Trust will initially be 1.0000000 and will decline as a result of reductions in the Pool Balance of that Trust. The amount of a Certificateholder's proportional share of the Pool Balance of a Trust will be the original denomination of the holder's Certificate of that Trust multiplied by the Pool Factor for that Trust.

     The Pool Factor and the Pool Balance for each Trust will be computed and mailed to the Certificateholders on a Regular Distribution Date or Special Distribution Date. Each computation will give effect to (1) the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and (2) the distribution of principal to be made on that date.

     In the event of an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below) or a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust (if the applicable payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust affected will be recomputed, after giving appropriate effect to that event. Notice of the recomputation will be mailed to the Certificateholders of that Trust.

REPORTS TO CERTIFICATEHOLDERS

     Together with each distribution of a Scheduled Payment or a Special Payment, the Trustee will send to the Certificateholders a statement giving effect to that distribution and setting forth the following information:

     - The amount of distribution allocable to principal and the amount allocable to premium per $1,000 aggregate principal amount of Certificate for that Trust, if any;

     - The amount of distribution allocable to interest, per $1,000 aggregate principal amount of Certificate for that Trust; and

     - The Pool Balance and the Pool Factor for that Trust.

     If the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on that date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each of these DTC Participants the described statement and will make available additional copies as requested by them for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare a report for each Certificateholder of each Trust at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the Trust for that calendar year. In the event a person was a Certificateholder during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. The report will also contain other items readily available to the Trustee and which a Certificateholder reasonably requests as necessary for the purpose of that Certificateholder's preparation of its federal income tax return. The report and other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to those DTC Participants. The report will then be available for forwarding by DTC Participants to Certificate Owners.

     At the time, if any, Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of that Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote, give consents or waivers or otherwise exercise rights as the holder of those Equipment Notes. The Basic Agreement and Trust Supplement relating to each Trust will set forth:

     - The circumstances under which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - The circumstances in which the Trustee will seek instructions from the Certificateholders of the Trust before taking action as the holder of Equipment Notes; and

     - If applicable, the percentage of Certificateholders required to direct the Trustee to take any action.

     The Trustee's rights will be subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement. If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by that Trustee and specified in that prospectus supplement, be exercisable by another person specified in that prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection. The prospectus supplement will specify the events of default under the Basic Agreement ("Events of Default") and under the related Indentures ("Indenture Defaults"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a

Liquidity Facility, the Indenture Defaults or Events of Default also may include events of default under that Liquidity Facility.

     Unless otherwise provided in a prospectus supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture.

     As described below under "Cross-Subordination Issues" on page 15, a prospectus supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If cross-subordination provisions are provided, payments made pursuant to an Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust holding the most senior Equipment Notes issued under other Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Some Certificates or Equipment Notes may be entitled to the benefits of a Liquidity Facility. A drawing under a Liquidity Facility for the purpose of making a payment of interest because Delta failed to make a corresponding payment will not cure an Indenture Default or any Lease Default related to that failure by Delta.

     The prospectus supplement related to a series of Certificates will describe the circumstances under which the Trustee of a Trust may vote some or all of the Equipment Notes held in that Trust. The prospectus supplement also will set forth the percentage of Certificateholders of the Trust entitled to direct the Trustee to take any action with respect to the Equipment Notes of that Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders of any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in that Trust to accelerate those Equipment Notes or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under the applicable Indenture and Trust to the aggregate principal amount of all Equipment Notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, those provisions may affect the ability of the Certificateholders of any one Trust to accelerate the Equipment Notes or to direct the exercise of remedies by the Loan Trustee depending, in part, upon the Class of Equipment Notes held in that Trust.

     If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts. The Certificateholders of each Trust may, therefore, have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any Trust, the Trustee for that Trust might, for the same reason, be faced with a potential conflict of interest upon an Indenture Default. In the event this sort of conflict of interest occurs, the Trustee has indicated that it would resign as Trustee of one or all of the related Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell all or part of the Equipment Notes held in the related Trust. A "Special Payments Account" will be established by the Trustee for the benefit of the Certificateholders of the applicable Trust, and any proceeds received by the Trustee upon any such sale will be deposited into that Special Payments Account and distributed to the Certificateholders of the applicable Trust on a Special Distribution Date.

     The market for Equipment Notes in default may be very limited, and the Trustee may not be able to sell such Equipment Notes for a reasonable price. Furthermore, if the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any Equipment Notes in default for less than their outstanding principal amount, the Certificateholders of that Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable prospectus supplement, neither the Trustee nor the Certificateholders of that Trust could take any action with respect to any remaining Equipment Notes held in that Trust, so long as no related Indenture Defaults exist.

     The Trustee will deposit in the Special Payments Account for a Trust, and will distribute to the Certificateholders of that Trust on a Special Distribution Date, any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days of a Regular Distribution Date, distributed to the Trustee of that Trust under any Indenture on account of the Equipment Notes held in that Trust. In addition, a prospectus supplement may provide that the applicable Owner Trustee may, under specified circumstances, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture. If any Equipment Notes are so redeemed or purchased, the price paid by the Owner Trustee to the Trustee of any Trust for those Equipment Notes will be deposited in the Special Payments Account for that Trust and will be distributed to the Certificateholders of that Trust on a Special Distribution Date.

     The Trustee will invest and reinvest, to the extent practicable, any funds held by the Trustee in the Special Payments Account for the related Trust, pending the distribution of those funds on a Special Distribution Date. Those investments would be made in "Permitted Investments" specified in the related prospectus supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below in this paragraph) in respect of that Trust, give to the Certificateholders of that Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to that Trust known to it. The Trustee may withhold that notice, however, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in that Trust, if the Trustee in good faith determines that the withholding of notice is in the interests of those Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust, except that in determining whether any Indenture Default has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to demand reasonable security or indemnity by the Certificateholders of that Trust before proceeding to exercise any right or power under the Basic Agreement at the request of those Certificateholders.

     The prospectus supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default related to that Trust and its consequences. The prospectus supplement for a series of Certificates also will specify the percentage of Certificateholders, and whether that percentage includes Certificateholders of any other Trust holding Equipment Notes issued under related Indentures, entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default. A waiver by the relevant Certificateholders of, or instruction

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

by the relevant Certificateholders to the Trustee to waive, any past Indenture Default will annul any direction previously given.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - The surviving, successor or transferee person will:

       -- be organized and validly existing under the laws of the United States or any of its states or the District of Columbia,

       -- be a "citizen of the United States", as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code") (see "Equipment Notes -- Security -- Special Rights of Lessors, Conditional Vendors and Holders of Security Interests Under the Bankruptcy Code" on pages 19-20 for the definition of "citizen of the United States") holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and

       -- expressly assume all of our obligations contained in the Basic
          Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, in relation to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and

      - Delta will have delivered a certificate and an opinion or opinions of counsel indicating that the relevant transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

SUPPLEMENTAL AGREEMENTS ENTERED WITHOUT CONSENT

     The Basic Agreement contains provisions permitting us, together with the Trustee of each Trust, to enter into a supplemental trust agreement without the consent of the Certificateholders of that Trust to, among other things:

     - Provide for the formation of that Trust and the issuance of a series of Certificates;

     - Evidence the succession of another corporation to Delta and the assumption by that corporation of our obligations under the Basic Agreement and the applicable Trust Supplement;

     - Add to our covenants for the benefit of the Certificate, or to surrender any of our rights or powers under the Basic Agreement;

     - Cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions necessary to address related matters or questions that arise, provided that doing so does not materially adversely affect the interests of the Certificateholders;

     - Cure any ambiguity or correct any mistake or to give effect or provide for replacement liquidity facilities, if applicable to the relevant Certificates;

     - Comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body;

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

     - Modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the Basic Agreement, including any supplemental agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement any other provisions expressly permitted by the Trust Indenture Act, with some certain exceptions;

     - Provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the related Trusts by more than one Trustee; and

     - Make any other amendments or modifications to the Basic Agreement, provided the amendments or modifications will only apply to Certificates issued after the relevant amendment.

     No supplemental trust agreement entered into under any of these provisions, however, will be permitted if it adversely affects the status of any Trust as a grantor trust for U.S. federal income tax purposes.

SUPPLEMENTAL AGREEMENTS ENTERED WITH CONSENT

     The Basic Agreement also contains provisions permitting us, together with the Trustee of each Trust, and with the consent of the Certificateholders of that Trust evidencing fractional undivided interests aggregating not less than a majority in interest of that Trust, to execute a supplemental trust agreement that adds any provisions to or changes or eliminates any of the provisions of the Basic Agreement (to the extent relating to that Trust) or the applicable Trust Supplement, or modifies the rights of the Certificateholders. No such supplemental trust agreement may, however, without the consent of each Certificateholder to be affected:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the applicable Trust or distributions related to any Certificate, or change the date or place of any payment related to any Certificate, or make distributions payable in coin or currency other than that provided for in the Certificates, or impair the right of any Certificateholder of the Trust to institute suit for the enforcement of any applicable payment when due;

     - Permit the disposition of any Equipment Note held in the Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, as the consent of the Certificateholders of that Trust is required for any related supplemental trust agreement or for any waiver provided for in the Basic Agreement or applicable Trust Supplement;

     - Modify any of the provisions relating to the rights of the relevant Certificateholders with regards to the waiver of events of default or supplemental agreements, with some limited exceptions;

     - Alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of that Trust; or

     - Adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes

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

held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to those Equipment Notes, including any Lease related to Leased Aircraft Notes, or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust, and one Trust may hold Equipment Notes issued under several Indentures. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same Class may be held in a Trust. If Equipment Notes of different Classes are held in the same Trust, payments made on account of a subordinate class of Certificates issued under a prospectus supplement may, under circumstances described in that prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust holding senior Equipment Notes issued under a Related Indenture. The prospectus supplement relating to an issuance of Certificates will describe any applicable "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to:

     - Grant waivers of defaults under any related Indenture;

     - Consent to the amendment or modification of any related Indenture; or

     - Direct the exercise of remedial actions under any related Indenture.

     Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described under "Liquidity Facility" on page 16.

TERMINATION OF THE TRUSTS

     Our obligations and the obligations of the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of that Trust of:

     - All amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement; and

     - The disposition of all property held in that Trust.

     Before termination, the Trustee will send notice of the termination of that Trust to each Certificateholder of record. That notice will specify the amount of the proposed final payment and the proposed date for the distribution of the final payment for that Trust.

     The final distribution to any Certificateholder of a terminating Trust will be made only upon surrender of that Certificateholder's Certificates at the office or agency of the Trustee specified in the applicable notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of those Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, the Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable prospectus supplement. If such a delay occurs, any proceeds from the sale of Certificates which are not used to purchase Equipment Notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of those Equipment Notes. The arrangements with respect to the payment of interest on funds being held will be described in the applicable prospectus supplement. If the proceeds are not used to purchase the Equipment Notes by the relevant date specified in the applicable prospectus supplement, they will be returned to the holders of the applicable Certificates.

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

LIQUIDITY FACILITY

     The related prospectus supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement.

     A Liquidity Facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement that will increase the likelihood that the Certificateholders will receive timely payments of interest on the Certificates. While a Liquidity Facility is designed to increase the likelihood of timely payments of interest, it is not a guarantee of the timely or ultimate payment of principal. Unless otherwise provided in the related prospectus supplement, the provider of the relevant Liquidity Facility will have a senior claim upon the assets of the related Trust. See "Description of the Equipment Notes -- Liquidity Facility" on page 23 for a description of how the Equipment Notes may be similarly supported by a Liquidity Facility.

THE TRUSTEE

REPRESENTATIONS, LIABILITIES, OBLIGATIONS AND POWERS

     Unless otherwise provided in the prospectus supplement for any series of Certificates, the Trustee for each series of Certificates will be The Bank of New York. The Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, any Trust Supplement, any Equipment Notes or any other operative document.

     The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith under the direction of the holders of a majority in principal amount of outstanding Certificates of that series. If provided by the prospectus supplement, the Trustee will not have any obligation to exercise any of its rights or powers under the Basic Agreement at the request of any Certificateholders, unless they have offered to the Trustee indemnity satisfactory to it.

     The Basic Agreement provides that the Trustee (in its individual or fiduciary capacity) may acquire and hold Certificates and, subject to some conditions, may otherwise deal with us and with any Owner Trustee with the same rights it would have if it were not the Trustee.

RESIGNATION AND REMOVAL

     The Trustee may resign from its position as Trustee of any or all of the Trusts at any time. If the Trustee resigns, we will appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee for any Trust or becomes incapable of acting as Trustee or becomes insolvent, we may remove that Trustee. Also, any Certificateholder holding Certificates of that Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of an ineligible, incapable, or insolvent Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that different trustees could be appointed to act as successor trustees for each Trust. All references in this prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of a resignation or removal.

FEE, EXPENSES AND INDEMNIFICATION

     The Basic Agreement provides that we will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

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

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries of detailed provisions of the Indentures and Equipment Notes. For more complete and detailed information, you should consult the entire prospectus and the applicable prospectus supplement. Statements that do not distinguish between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures refer to any Equipment Notes and any Indenture. Additionally, we will file with the SEC forms of the Indenture and Equipment Notes. You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 29 for more information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     To the extent that any provision in the accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

GENERAL

     Equipment Notes will be issued under a Leased Aircraft Indenture or an Owned Aircraft Indenture.

     - A Leased Aircraft Indenture will be between an Owner Trustee and a Loan Trustee, and will be entered into in connection with a leveraged lease arrangement relating to Leased Aircraft. The Owner Trust administered by the Owner Trustee will be the owner of the Leased Aircraft. An Owner Participant will be the beneficiary of the Owner Trust. Leased Aircraft Notes issued under a Leased Aircraft will be nonrecourse obligations of the Owner Trust. Leased Aircraft Notes will not be our obligations or the obligations of the applicable Owner Participant, and will not be enforceable against us or such Owner Participant. Leased Aircraft Notes will be secured by the Leased Aircraft described in the applicable prospectus supplement and by certain rights of the applicable Owner Trust under the related Lease.

     - An Owned Aircraft Indenture will be between us and a Loan Trustee. Owned Aircraft Notes issued under an Owned Aircraft Indenture will be our direct obligations. Owned Aircraft Notes will be secured by Aircraft owned by us and described in the applicable prospectus supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that Trust. Likewise, principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that Trust.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. If the Equipment Notes can be redeemed or purchased prior to their stated maturity, the prospectus supplement will describe the premium, if any, applicable upon redemption or purchase, and any other terms applying to the redemption or purchase of the Equipment Notes.

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

SECURITY

LEASED AIRCRAFT NOTES

     The Leased Aircraft Notes will be secured by:

     - An assignment by the related Owner Trustee to the related Loan Trustee of that Owner Trustee's rights under the Lease or Leases relating to the Leased Aircraft, including the right to receive payments of rent under the related Lease; and

     - A mortgage granted to the Loan Trustee in the applicable Leased Aircraft, subject to our rights under the applicable Lease.

     Under the terms of each Lease, our obligations with respect to the Leased Aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things (and at our own expense), to cause the Leased Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

     With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things:

     - Rights of that Owner Trustee and the related Owner Participant relating to indemnification from us for certain matters;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity and to the related Owner Participant under liability insurance maintained by us as directed by that Lease or by that Owner Trustee or related Owner Participant;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity or to the related Owner Participant under certain casualty insurance maintained by that Owner Trustee or related Owner Participant pursuant to that Lease; and

     - Any rights of the related Owner Participant or that Owner Trustee to enforce payment of these amounts and their respective rights to the related proceeds of the foregoing.

OWNED AIRCRAFT NOTES

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of our right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, we will be obligated, among other things (and at our own expense), to cause the Owned Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

INSURANCE COVERAGE

     The prospectus supplement will describe the insurance coverage required for the relevant Aircraft.

RECOGNITION OF THE LOAN TRUSTEE'S SECURITY INTEREST

     We will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, relating to each Aircraft under the Transportation Code. The recording of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that the security interest will also be recognized, with some exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, with some conditions and at our own expense, to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by us or under

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

lease, sublease or interchange arrangements in countries that are not parties to the Convention.

     The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which that security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if that Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized. Consequently, the Equipment Notes issued in relation to any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, any other Lease. Unless and until an Indenture Default relating to a Leased Aircraft occurs and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

INVESTMENT AND REINVESTMENT OF RELATED FUNDS

     The Loan Trustee will invest and reinvest funds, if any, relating to any Aircraft and held by that Loan Trustee, pending distribution of those funds. Investments will be described in the applicable Indenture. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment:

     - In the case of a Leased Aircraft Indenture, if a Lease Event of Default exists under the applicable Lease; or

     - In the case of an Owned Aircraft Indenture, if an Indenture Default exists or a payment default or bankruptcy default exists under that Indenture.

     The net amount of any loss resulting from any of the investments made at our direction will be paid by us.

SPECIAL RIGHTS OF LESSORS, CONDITIONAL VENDORS AND HOLDERS OF SECURITY INTERESTS UNDER THE BANKRUPTCY CODE

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of that equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - The automatic stay provision of the U.S. Bankruptcy Code, which enjoins repossessions by creditors for the duration of the reorganization period;

     - The provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases; or

     - Any power of the bankruptcy court to enjoin a repossession.

     Section 1110 relief would not be available, however, if the following two conditions are satisfied: (1) within 60 days after the date of the order for relief under the U.S. Bankruptcy Code, or such longer period consented to by the lessor, conditional vendor or holder of a security interest, the trustee in reorganization agrees to perform the debtor's obligations that become due on or after that date; and (2) all defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, or from any failure of the debtor to pay penalty rates based on a failure to perform non-monetary obligations are cured before the later of the expiration of that

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

60-day period and the date that is 30 days after the date of default.

     Accordingly, the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of default would not be exercisable for 60 days following the date of the order for relief (unless specifically permitted by the bankruptcy court). Furthermore, if the conditions specified above are satisfied within the applicable period, it is unclear whether Section 1110 affords any relief at all with respect to the exercise of any right to take possession based on an event of default occurring after that period.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States holding an "air carrier operating certificate" issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo.

     A "spare part" is defined in Section 40102 of Title 49 of the U.S. Code as an accessory, appurtenance, or part of an aircraft (except an aircraft engine or propeller), aircraft engine (except a propeller), propeller, or appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller, or appliance.

     A "citizen of the United States" is defined in Section 40102 of Title 49 of the U.S. Code as:

     - An individual who is a citizen of the United States;

     - A partnership each of whose partners is an individual who is a citizen of the United States; or

     - A corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

     In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, unless otherwise described in the applicable prospectus supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel designated by us provide its opinion to that Trustee that:

     - If that Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for that Aircraft, and the Loan Trustee, as assignee of that Owner Trustee's rights under the applicable Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising that Aircraft; or

     - If that Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising that Owned Aircraft, in each case so long as we continue to be a "citizen of the United States" holding an "air carrier operating certificate" for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

The opinion of outside counsel will not address the possible replacement of an Aircraft after an event of loss in the future. Events of loss and any right we have to replace Aircraft will be described in the applicable prospectus supplement.

OTHER RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes for one or more Aircraft, as described in the applicable prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes for the same Aircraft. The terms of

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

any subordination will be described in that prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

PAYMENTS

     The Owner Trustee will lease each Leased Aircraft to us for a term commencing on the date that Aircraft is delivered to the Owner Trustee. The term will expire on a date after the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. Some payments, such as basic rent, under each related Lease will be payable by us. Also, the related Owner Trustee under the applicable Indenture will assign our payments to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the Owner Trustee on the Leased Aircraft Notes issued under the related Indenture.

     In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to the applicable Lease, will be paid over to the applicable Owner Trustee. Our obligation to pay rent and to cause other payments to be made under each Lease will be our general obligations.

LIMITATION OF LIABILITY

     The Leased Aircraft Notes will not be our obligations and will not be guaranteed by us, except in some specified circumstances involving our purchase of a Leased Aircraft and our assumption of some specified obligations, including the obligation to make payments on the related Leased Aircraft Notes. None of the Owner Trustees, the Owner Participants or the Loan Trustees will be personally liable to any holder of the Leased Aircraft Notes for amounts payable under those Leased Aircraft Notes, or, except as provided in the related Indentures in the case of the Owner Trustees and the Loan Trustees, for any liability under those Indentures.

     Except in the circumstances mentioned, all amounts payable under any Leased Aircraft Notes, other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant, will be made only from:

     - The assets subject to the lien of the applicable Indenture with respect to the related Aircraft or the income and proceeds received by the related Loan Trustee from the applicable Indenture, including rent payable by us under the related Lease; and

     - If provided in the related prospectus supplement, the applicable Liquidity Facility.

     Except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any Indenture or Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under the related Leased Aircraft Notes to the related Loan Trustee or to any holder of those Leased Aircraft Notes.

     Our obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be our general obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, each Indenture provides that the obligations under the applicable Indenture of the related Loan Trustee and the related Owner Trustee, in relation to any Leased Aircraft Notes, or our obligations, with respect to any Owned Aircraft Notes, will be deemed to have been discharged and paid in full on the
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

91st day after the date of irrevocable deposit with the related Loan Trustee.

     The deposit must consist of:

     - Money; or

     - Obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest on those obligations and complying with their terms, will provide money in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the:

       -- principal of,

       -- premium, if any, and

       -- interest on all Equipment Notes issued under and in compliance with the terms of the applicable Indenture.

Discharge may occur only if, among other things:

     - No event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture has occurred and is continuing on the date of irrevocable deposit; and

     - We have delivered an opinion of counsel to the effect that holders of the Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

Deposit as described will not be deemed to discharge certain obligations, including the obligations:

     - To register the transfer or exchange of Equipment Notes;

     - To replace stolen, lost, destroyed or mutilated Equipment Notes; and

     - To maintain paying agencies and hold money for payment in Trust.

     Upon defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on its maturity date or deposit with the applicable Loan Trustee of money sufficient to satisfy those amounts no earlier than one year prior to the related Indenture's maturity, the holders of the related Equipment Notes will have no beneficial interest in or other rights related to the Aircraft or other assets subject to the lien of the Indenture. Consequently, the lien will terminate.

OUR ASSUMPTION OF OBLIGATIONS

     In relation to Leased Aircraft and unless otherwise specified in the applicable prospectus supplement, upon our exercise of any purchase options we may have under the related Lease prior to the end of the term of that Lease, we may assume on a full recourse basis all of the obligations of the Owner Trustee, other than its obligations in its individual capacity under the Indenture with respect to that Aircraft, including the obligations to make payments on the related Leased Aircraft Notes.

     If we assume the obligations of the Owner Trustee relevant provisions of the related Lease, including provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default, will be incorporated into the Indenture. Also, the Leased Aircraft Notes issued under that Indenture will not be redeemed and will continue to be secured by the Aircraft. It is a condition to our assumption that, if the related Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time

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of assumption. The opinion should substantially state that the related Loan
Trustee under the Indenture would, immediately following assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft and its engines. The opinion need not be delivered if the benefits of Section 1110 are not available to the Loan Trustee with respect to that Aircraft or any engine immediately prior to assumption.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

OUR RELATIONSHIP TO THE TRUSTEE

     The Bank of New York and certain of its affiliates are the trustees under a number of other indentures to which Delta is a party; some of these indentures relate to indebtedness which is secured by some of Delta's assets. If an event of default occurred under an indenture relating to the Equipment Notes or one of these other indentures, The Bank of New York may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as trustee.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. If different Classes of Equipment Notes are issued, the related prospectus supplement will describe:

     - The priority of distributions among those Equipment Notes, and any Liquidity Facilities for those Equipment Notes;

     - The ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft, and if the Equipment Notes are Leased Aircraft Notes, the related Lease; and

     - Other intercreditor terms and provisions.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, this summary describes the principal United States federal income tax consequences of owning the Certificates. This summary is the opinion of Sullivan & Cromwell, special tax counsel to Delta. It applies to you only if you acquire Certificates in the initial offering at the initial offering price and you own your Certificates as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - A dealer in securities or currencies;

     - A trader in securities that elects to use a mark-to-market method of accounting;

     - A bank;

     - A life insurance company;

     - A tax-exempt organization;

     - A person that owns Certificates that are a hedge or that are hedged against interest rate risks;

     - A person that owns Certificates as part of a straddle or conversion transaction for tax purposes; or

     - A person whose functional currency for tax purposes is not the U.S.
       dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE CERTIFICATES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND LAWS OF ANY OTHER TAXING JURISDICTION

U.S. CERTIFICATE HOLDERS

     This section describes the tax consequences to a U.S. Certificateholder. You are a U.S. Certificateholder if you are a beneficial owner of a Certificate and you are:

     - A citizen or resident of the United States;

     - A domestic corporation;

     - An estate whose income is subject to United States federal income tax regardless of its source; or

     - A trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Certificateholder, this section does not apply to you and you should refer to "U.S. Alien Certificateholders" on page 25.

TAX STATUS OF THE TRUSTS

     Each Trust will be classified as a grantor trust for United States federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     If you are a U.S. Certificateholder, you will be treated as owning your proportional undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, your share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility attributable to unpaid interest will be treated for United States federal income tax purposes as having the same characteristics as the payments they replace. If we were to assume an Owner Trust's obligations under Leased Aircraft Notes, that assumption would be treated for United States federal income tax purposes as a taxable exchange of those Leased Aircraft Notes, resulting in recognition of gain or loss by you.

     You will be entitled to deduct, consistent with your method of accounting, your proportional share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Some fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility, if applicable, will be borne by parties other than the Certificateholders. Certain of these fees and expenses will be treated as constructively received by the Trust, in which case a U.S. Certificateholder will be required to include in income and will be entitled to deduct its proportional share of those fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for the relevant holder's share of fees or expenses will be allowed only to the extent that all of that holder's miscellaneous itemized deductions, including that holder's share of such fees and expenses, exceed 2% of that holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions in the Code.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special United States federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include that OID in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to that income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, you will generally recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and your adjusted tax basis in the related Equipment Notes any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent that gain or loss is attributable to property held by the Trust for more than one year. Long-term capital gain of a noncorporate U.S. Certificateholder is generally taxed at a maximum rate of 20%.

U.S. ALIEN CERTIFICATEHOLDERS

     This section describes the tax consequences to a "U.S. Alien
Certificateholder". You are a U.S. Alien Certificateholder if you are the beneficial owner of a Certificate and are, for United States federal income tax purposes:

     - A nonresident alien individual;

     - A foreign corporation;

     - A foreign partnership; or

     - An estate or trust that is not subject to United States federal income tax on a net income basis on income or gain from a Certificate.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. Alien Certificateholder of a Certificate:

     - Payments of interest on the Equipment Notes to, or on behalf of, a U.S. Alien Certificateholder will not be subject to United States federal withholding tax if,

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

       - - you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote,

       - - you are not a controlled foreign corporation that is related to Delta or an Owner Participant through stock ownership, and

       - - you certify, to the Trustee or a U.S. payor, under penalties of perjury, that you are not a United States Certificateholder and provide your name and address, or

       - - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate certifies to the Trustee or a U.S. payor under penalties of perjury that a similar statement has been received from you by it or by a similar financial institution between it and you and furnishes the payor with a copy thereof; and

       - No deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Certificate.

Further, a Certificate held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - The decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote at the time of death; and

     - The income on the Equipment Note would not have been effectively connected with a United States trade or business of the decedent at the same time.

     If you receive a payment after December 31, 2000, recently finalized Treasury regulations will apply. Under these regulations, after December 31, 2000 you may use an alternative method to satisfy the certification requirement described above. Additionally, if you are a partner in a foreign partnership, after December 31, 2000, you (in addition to the foreign partnership) must provide the certification described above, and the partnership must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. CERTIFICATEHOLDERS

     In general, if you are a noncorporate U.S. Certificateholder, all payments on an Equipment Note will be reported to the Internal Revenue Service. In addition, the proceeds of the sale of your Certificate before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

U.S. ALIEN CERTIFICATEHOLDERS

     You are generally exempt from backup withholding and information reporting with respect to any payments on an Equipment Note provided that you provide the certification described under "U.S. Alien Certificateholders", and provided further that payor does not have actual knowledge that you are a U.S. person. See the discussion above with respect to the rules under the final withholding regulations.

     In general, payment of the proceeds from the sale of Certificates to or through a United States office of a broker is subject to both United States backup withholding and information reporting, unless you are a U.S. Alien Certificateholder and you certify as to your non-

United States status under penalties of perjury or otherwise establish an exemption. Payments of the proceeds from the sale by a U.S. Alien Certificateholder of a Certificate made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. Information reporting, but not backup withholding, however, may apply to a payment made outside of the United States of the proceeds of a sale of Certificate through an office outside the United States if the broker is:

     - A U.S. person;

     - A controlled foreign corporation for United States tax purposes;

     - A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     - With respect to payments made after December 31, 2000, a foreign partnership, if at any time during the tax year: (1) one or more of its partners are "U.S. persons" (as defined in the U.S. Treasury regulations) who in the aggregate own more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in a United States trade or business unless the broker has documentary evidence in its records that you are a non-U.S. person and does not have actual knowledge that you are a U.S. person, or you otherwise establish an exemption.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the Certificates may not be purchased by:

     - An employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

     - An individual retirement account or an employee benefit plan subject to section 4975 of the Code.

     Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Code and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents. The distribution of the Certificates may be effected from time to time in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices at the time of sale; or

     - Negotiated prices.

     In connection with the sale of Certificates, underwriters or agents may receive compensation from us or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from us, and any profit on the resale of Certificates by them, may be deemed to be underwriting discounts and commissions under the Securities Act. Any outright or deemed underwriter or agent will be identified, and any related compensation received from us will be described, in the applicable prospectus supplement.

     Under agreements which we may enter into, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

     If indicated in the applicable Prospectus Supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by specific institutions to purchase Certificates from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

     - Commercial and savings banks

     - Insurance companies

     - Pension funds

     - Investment companies

     - Educational and charitable institutions

     In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the Certificates is not, at the time of delivery, prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters relevant or other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in those Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in those Certificates, and any market-making that is done could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered Certificates will be passed upon for us by Robert S. Harkey, Senior Vice President --
General Counsel, and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

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                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     - Current Report on Form 8-K dated November 30, 1999; and

     - Current Report on Form 8-K dated January 31, 2000.

     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

     Delta Air Lines, Inc.
     Investor Relations Department
     (Dept. No. 829)
     P.O. Box 20706
     Atlanta, Georgia 30320
     (404) 715-2600

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                             (Delta Air Lines Logo)